                                                                     Exhibit 2.1


                                                                  EXECUTION COPY


                          SUPPLEMENTAL EDUCATION GROUP


                                 ---------------


                         REDEMPTION, STOCK PURCHASE AND
                           RECAPITALIZATION AGREEMENT


                                -----------------


                           DATED AS OF AUGUST 13, 1999

                               TABLE OF CONTENTS


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ARTICLE I.  REDEMPTION AND PURCHASE AND SALE OF THE SHARES...............................................3
1.01     Purchase and Sale of Shares; Recapitalization...................................................3
1.02     Closing Date Payments...........................................................................4
1.03     Working Capital Adjustment......................................................................4

ARTICLE II.  CLOSING.  ..................................................................................9
2.01     Date of Closing.................................................................................9

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF SELLER.................................................10
3.01     Organization of Seller and WRC.................................................................10
3.02     Capitalization of PRI, AGS and WRC and Title to Shares.........................................11
3.03     Subsidiaries...................................................................................14
3.04     Authorization of Agreement.....................................................................16
3.05     No Conflicts...................................................................................16
3.06     No Consents....................................................................................18
3.07     Compliance with Laws...........................................................................19
3.08     Litigation.....................................................................................19
3.09     No Brokers.....................................................................................19
3.10     Organization and Authority.....................................................................20
3.11     Financial Statements...........................................................................20
3.12     Undisclosed Liabilities........................................................................21
3.13     Intellectual Property..........................................................................21
3.14     Contracts and Commitments......................................................................23
3.15     Employee Benefits..............................................................................27
3.16     Absence of Certain Changes.....................................................................32
3.17     Taxes..........................................................................................33
3.18     Transactions with Affiliates...................................................................38
3.19     Insurance......................................................................................38
3.20     Environmental Matters..........................................................................38
3.21     Assets Other than Real Property Interests......................................................40
3.22     Real Property..................................................................................41
3.23     Accounts; Safe Deposit Boxes; Officers and Directors...........................................42
3.24     Permits........................................................................................42
3.25     Effect of Transaction..........................................................................43
3.26     Suppliers......................................................................................43
3.27     Year 2000......................................................................................43

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................44
4.01     Organization of Purchaser......................................................................44



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4.02     Authorization of Agreement.....................................................................44
4.03     No Conflicts...................................................................................45
4.04     No Consents....................................................................................46
4.05     Litigation.....................................................................................46
4.06     No Brokers.....................................................................................46
4.07     Investment Purpose.............................................................................46
4.08     Purchaser's Examination........................................................................47
4.09     Financial Ability..............................................................................47

ARTICLE V.  FURTHER AGREEMENTS OF THE PARTIES...........................................................47
5.01     Expenses.......................................................................................47
5.02     Resignations...................................................................................48
5.03     Employees......................................................................................48
5.04     Further Assurances.............................................................................51
5.05     Correspondence.................................................................................51
5.06     Record Retention...............................................................................51
5.07     Regulatory and Other Authorizations............................................................52
5.08     Conduct of Business Pending the Closing........................................................53
5.09     No Shop........................................................................................57
5.10     No Disclosure..................................................................................57
5.11     Bank Accounts..................................................................................58
5.12     Release of Guarantees..........................................................................58
5.13     Intercompany Accounts..........................................................................58
5.14     Transfer Taxes.................................................................................59
5.15     Covenant Not to Compete........................................................................59
5.16     Guarantees, Joint Obligations..................................................................61
5.17     Reasonable Best Efforts to Close...............................................................61
5.18     Location of AGS................................................................................62
5.19     Access to the Companies........................................................................63
5.20     Assumption of Liabilities......................................................................64
5.21     Confidentiality................................................................................64
5.22     Financial Statements...........................................................................64
5.23     Supplemental Disclosure........................................................................66
5.24     Use of PRIMEDIA Name...........................................................................66
5.25     Post-Closing Access and Cooperation............................................................67
5.26     Pledge of Retained Shares......................................................................67
5.27     Reorganization.................................................................................67
5.28     Charter Amendment..............................................................................67
5.29     Bank Consent...................................................................................67

ARTICLE VI.  CONDITIONS TO CLOSING......................................................................68
6.01     Conditions to Closing..........................................................................68



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6.02     Documents to be Delivered by Seller............................................................72
6.03     Documents to be Delivered by WRC...............................................................73
6.04     Documents to be Delivered by Purchaser.........................................................73
6.05     Funds to be Delivered..........................................................................73
6.06     Frustration of Closing Conditions..............................................................73

ARTICLE VII.  INDEMNIFICATION...........................................................................73
7.01     Survival.......................................................................................73
7.02     Indemnification by Seller......................................................................74
7.03     Indemnification by Purchaser...................................................................77
7.04     Notice to the Indemnitor.......................................................................78
7.05     Right of Parties to Settle or Defend...........................................................79
7.06     Exclusive Remedy...............................................................................80
7.07     Certain Adjustments............................................................................80

ARTICLE VIII.   TAX MATTERS.............................................................................81
8.01     Taxable Periods Straddling Closing Date........................................................81
8.02     Preparation of Tax Returns and Payment of Taxes................................................82
8.03     Tax Audits of Pre-Closing Tax Periods..........................................................82
8.04     Refunds........................................................................................83
8.05     Cooperation....................................................................................84
8.06     Purchaser's Election...........................................................................85
8.07     Tax Covenants..................................................................................86

ARTICLE IX.  TERMINATION................................................................................87
9.01     Termination....................................................................................87
9.02     No Liabilities in Event of Termination.........................................................88

ARTICLE X.  MISCELLANEOUS...............................................................................89
10.01    Entire Agreement...............................................................................89
10.02    Governing Law; Jurisdiction....................................................................89
10.03    Amendment; Waiver..............................................................................89
10.04    Notices........................................................................................90
10.05    Separability...................................................................................91
10.06    Assignment and Binding Effect..................................................................91
10.07    No Benefit to Others...........................................................................91
10.08    Counterparts...................................................................................92
10.09    Interpretation.................................................................................92
10.10    Disclosure.....................................................................................93
10.11    No Presumption.................................................................................93


Exhibits
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Exhibit A         Form of Services Agreement
Exhibit B         Form of Shareholder Agreement
Exhibit C         Form of Opinion of Counsel to Seller
Exhibit D         Form of Opinion of Counsel to Purchaser


Schedules
---------

Schedule 1.03 (a)(iii)    Working Capital Adjustment
Schedule 3.02             Capitalization of PRI. AGS and WRC and Title to Shares
Schedule 3.03             Subsidiaries
Schedule 3.05             No Conflicts (Seller)
Schedule 3.07             Compliance with Laws
Schedule 3.08             Litigation
Schedule 3.10             Organization and Authority
Schedule 3.11             Financial Statements
Schedule 3.12             Undisclosed Liabilities
Schedule 3.13             Intellectual Property
Schedule 3.14             Contracts and Commitments
Schedule 3.15             Employee Benefits
Schedule 3.16             Absence of Certain Changes
Schedule 3.17             Taxes
Schedule 3.18             Transactions with Affiliates
Schedule 3.19             Insurance
Schedule 3.20             Environmental Matters
Schedule 3.21             Assets Other Than Real Property Interests
Schedule 3.22             Real Property
Schedule 3.23             Accounts; Safe Deposit Boxes; Office and Directors
Schedule 3.24             Permits
Schedule 3.25             Effect of Transaction
Schedule 3.26             Supplies
Schedule 3.27             Year 2000
Schedule 4.03             No Conflicts (Purchaser)
Schedule 5.03             Employees
Schedule 5.08             Conduct of Business Pending the Closing
Schedule 5.13             Intercompany Amounts
Schedule 5.16             Guarantees, Joint Obligations
Schedule 5.20             Assumption of Liabilities
Schedule 5.22             Financial Statements
Schedule 8.06             Purchaser's Election
Schedule 10.10            Disclosure


                             TABLE OF DEFINED TERMS

401(K) Plan..................................................................28
AAA...........................................................................9
Accounts Payable..............................................................5
Accounts Receivable...........................................................5
Accrued Taxes.................................................................6
Additional Agreements........................................................47
adjusted grossed-up basis....................................................86
Affiliated Group.............................................................37
Agreement.....................................................................1
AGS...........................................................................1
AGS Shares....................................................................1
Applicable Law...............................................................18
Arbitrator....................................................................8
Article......................................................................93
Balance Sheet................................................................20
Cash..........................................................................4
CERCLA.......................................................................39
Charter Amendment.............................................................1
Circle Pines Area............................................................62
Closing.......................................................................9
Closing Date.................................................................10
Closing Date Assets...........................................................4
Closing Date Liabilities......................................................5
Closing Date Purchase Price...................................................4
Closing Date Statement........................................................4
Closing Payment...............................................................4
Code.........................................................................28
Company.......................................................................4
Company Employee.............................................................48
Company Property.............................................................42
Competing Entity.............................................................59
Competing Publication........................................................59
Confidentiality Agreement....................................................64
Contract.....................................................................11
Controlled Affiliates........................................................59
Copyrights...................................................................22
D&T...........................................................................8
Deficiency....................................................................6
Defined Benefit Plan.........................................................31
Disputed Item.................................................................7
Domain Names.................................................................22
EICP..........................................................................5



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Employee Agreements..........................................................28
Employee Benefit Program.....................................................28
Environmental Laws...........................................................40
Environmental Losses.........................................................76
Environmental Permits........................................................39
Environmental Tests..........................................................77
ERISA........................................................................28
Estimated Deficiency..........................................................7
Estimated Excess..............................................................7
Estimated Working Capital Amount..............................................6
Excess........................................................................6
Exchange Act.................................................................18
Financial Statements.........................................................21
Financing....................................................................47
Fiscal 1998..................................................................62
Form 8023....................................................................85
GAAP.........................................................................21
Generally accepted accounting principles.....................................93
Governmental Entity..........................................................17
Hazardous Materials..........................................................40
HSR..........................................................................16
Income Taxes.................................................................37
Indebtedness.................................................................27
Indemnitee...................................................................78
Indemnitor...................................................................78
Intellectual Property........................................................22
Inventory....................................................................66
IRS..........................................................................29
ISRA.........................................................................18
Judgment.....................................................................17
Leased Property..............................................................41
Liens........................................................................41
Losses.......................................................................74
Marks........................................................................22
Material Adverse Effect......................................................18
Material Contracts...........................................................26
Multiemployer Plan...........................................................29
Non-Compete Period...........................................................59
Note Purchase.................................................................3
Note Purchase Price...........................................................3
Notice........................................................................7
Old WRC Shares................................................................1



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Owned Property...............................................................41
Pension Plan.................................................................30
Permits......................................................................42
Permitted Liens..............................................................41
Plan.........................................................................28
PR............................................................................8
Pre-Closing Tax Period.......................................................75
Preferred Purchase Price......................................................3
Preferred Stock Purchase......................................................3
PRI...........................................................................1
PRI Shares....................................................................1
PRIMEDIA Benefits.............................................................6
Prior Service................................................................48
Proceedings..................................................................19
Product Line.................................................................59
Project......................................................................43
Purchase......................................................................4
Purchase Price................................................................4
Purchased Common Shares.......................................................2
Purchased Preferred Shares....................................................2
Purchaser.....................................................................1
Purchaser Indemnified Parties................................................74
Purchaser's Additional Agreements............................................44
Records......................................................................51
Redeemed Shares...............................................................2
Redemption....................................................................3
Redemption Price..............................................................3
Release......................................................................40
Relevant Calendar Year.......................................................62
Relevant Period..............................................................62
Remedial Activities..........................................................76
Reorganization................................................................1
Retained Shares...............................................................2
Section 338(h)(10) Election..................................................85
SEG Plans....................................................................28
Seller........................................................................1
Seller's Additional Agreements...............................................11
Services Agreement...........................................................72
Shareholder Agreement........................................................72
Straddle Period..............................................................81
Subsidiaries.................................................................14
Subsidiary...................................................................14



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Subsidiary Shares............................................................14
Subsidiary Voting Debt.......................................................15
Taxes........................................................................37
Taxing Authority.............................................................37
Trademarks...................................................................22
Transaction Costs............................................................86
Transactions.................................................................16
Voting Debt..................................................................12
Welfare Plan.................................................................31
Working Capital Amount........................................................6
WRC...........................................................................1
WRC Additional Agreements....................................................11
WRC Common Stock..............................................................1
WRC Note......................................................................2
WRC Preferred Stock...........................................................1
Year 2000 Compliant..........................................................44


                         REDEMPTION, STOCK PURCHASE AND
                           RECAPITALIZATION AGREEMENT

                  AGREEMENT, dated as of August 13, 1999 (this "Agreement") between PRIMEDIA Inc., a Delaware corporation ("Seller"), and EAC II Inc., a Delaware corporation ("Purchaser").

                  WHEREAS, Seller owns all the issued and outstanding capital stock of PRIMEDIA Reference Inc., a Delaware corporation ("PRI"), American Guidance Service Inc., a Minnesota corporation ("AGS"), and Weekly Reader Corporation, a Delaware corporation ("WRC"), consisting of (a) 1,000 shares of Common Stock, par value $.01 per share, of PRI (the "PRI Shares"), (b) 2,137,591 shares of Class A Common Stock, par value $.01 per share, of AGS (the "AGS Shares") and (c) 1,000 shares of Common Stock, par value $.01 per share, of WRC (the "Old WRC Shares"), which together with their Subsidiaries constitute the portion of Seller's business known as the Supplemental Education Group;

                  WHEREAS, Seller desires to make a capital contribution to WRC of (i) all the AGS Shares and (ii) all the PRI Shares (collectively, the "Reorganization");

                  WHEREAS, Seller desires to cause WRC to amend its certificate of incorporation (a) to provide that immediately prior to the Closing (as hereinafter defined) the authorized capital stock of WRC shall be amended to consist of (i) 20,000,000 shares of Common Stock, par value $.01 per share (the "WRC Common Stock"), and (ii) 5,000,000 shares, of preferred stock having terms designated by Purchaser (the "WRC

Preferred Stock") and (b) to provide that, upon such change in the authorized capital stock, each outstanding Old WRC Share shall be converted into 10,000 shares of WRC Common Stock (the "Charter Amendment");

                  WHEREAS, Seller desires to cause WRC to issue to Purchaser, and Purchaser desires to purchase from WRC, a promissory note of WRC in the principal amount of $138,400,000 and having such terms as may be designated by Purchaser (the "WRC Note") on the terms and subject to the conditions set forth herein;

                  WHEREAS, Seller desires to cause WRC to enter into (i) a term loan facility (the "Term Facility") under which WRC will receive the principal amount of $94,000,000 (the "Term Borrowing") and (ii) a revolving credit facility (the "Revolving Facility"), in each case with certain providers of financing arranged by Purchaser and on such terms as may be designated by Purchaser;

                  WHEREAS, Seller desires to cause WRC to issue to Purchaser, and Purchaser desires to purchase from WRC, 1,000,000 shares of WRC Preferred Stock (the "Purchased Preferred Shares") on the terms and subject to the conditions set forth herein;

                  WHEREAS, the proceeds from the issuance of the WRC Note and the WRC Preferred Stock to Purchaser and the Borrowing shall be used by WRC to redeem from Seller 7,170,000 shares of WRC Common Stock (the "Redeemed Shares"), as a result of which Seller shall continue to hold 2,830,000 shares of WRC Common Stock immediately after such redemption; and

                  WHEREAS, immediately after the redemption of the Redeemed Shares, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, 2,685,670 shares of WRC Common Stock (the "Purchased Common Shares") on the terms and subject to the conditions set forth herein, as a result of which Seller shall continue to hold 144,330 shares of WRC Common Stock (the "Retained Shares").

                  NOW, THEREFORE in consideration of the mutual covenants and the respective representations and warranties contained herein, the parties hereby agree as follows:

           ARTICLE I. REDEMPTION AND PURCHASE AND SALE OF THE SHARES.

                  1.01. PURCHASE AND SALE OF SHARES; RECAPITALIZATION. At the Closing, and upon the terms and subject to the conditions set forth herein, the following transactions shall be effected:

                  (a) WRC shall issue, sell and deliver to Purchaser, and Purchaser shall purchase, accept and acquire from WRC, the WRC Note (the "Note Purchase"), in consideration for an aggregate purchase price of $138,400,000 (the "Note Purchase Price"), payable as set forth in Section 1.02;

                  (b) WRC shall make the Term Borrowing and enter into the Revolving Facility;

                  (c) WRC shall issue, deliver and sell to Purchaser, and Purchaser shall purchase, accept and acquire from WRC, the Purchased Preferred Shares (the "Preferred

Stock Purchase"), in consideration for an aggregate purchase price of $65,000,000 (the "Preferred Purchase Price"), payable as set forth in Section 1.02;

                  (d) WRC shall redeem all the Redeemed Shares (the "Redemption") for $297,400,000 (the "Redemption Price"), payable as set forth in
Section 1.02. The Redeemed Shares shall be assigned, transferred and delivered by Seller to WRC upon redemption free and clear of all liens, claims, pledges, options, security interests, encumbrances and restrictions of any kind; and

                  (e) Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, accept and acquire from Seller, the Purchased Common Shares (the "Purchase"), in consideration for an aggregate purchase price of $111,600,000 (the "Closing Date Purchase Price") plus 75% of the Estimated Excess (as hereinafter defined) or minus 75% of the Estimated Deficiency (as hereinafter defined), as the case may be (the "Closing Payment"), payable as set forth in Section 1.02 and subject to further adjustment as provided in Section 1.03 (as so adjusted, the "Purchase Price").

                  1.02. CLOSING DATE PAYMENTS. All payments to be made to Seller and WRC on the Closing Date shall be made by wire transfer of immediately available funds in New York City to the accounts specified in writing by Seller (such specification to be made at least two business days prior to the Closing
Date).

                  1.03. WORKING CAPITAL ADJUSTMENT.

                  (a) DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following respective meanings:

                           (i) "Companies" shall mean PRI, AGS, WRC and each of
                  their respective Subsidiaries (as hereinafter defined), taken as a whole. Any reference to "Company" shall mean any of PRI, AGS, WRC or one of their respective Subsidiaries, individually.

                           (ii) "Closing Date Statement" shall mean the final
                  statement of Closing Date Assets and Closing Date Liabilities.

                           (iii) "Closing Date Assets" shall mean the net amount
                  of those assets of the Companies on the Closing Date under the captions "Cash," "Accounts Receivable - Net," "Inventories - Net," "Prepaid Expenses" and "Other Assets" as determined in a manner consistent with the accounting practices used in the preparation of the combined statement of assets and liabilities of the Companies attached hereto as SCHEDULE 1.03(A)(III), except that (A) obsolescence policies for "Inventories - Net" shall be determined in accordance with
                  SCHEDULE 1.03(A)(III), (B) credit balances in "Accounts Receivables" shall be reclassified to "Accounts Payable Trade", (C) "Cash" shall include cash in bank accounts of the Companies (after giving effect to any sweep of cash pursuant to Section 5.11), any deposits in transit including amounts in transit from the Companies to the

                  Companies' banks and any cash or checks in the possession of the Companies on the Closing Date, (D) uncleared checks shall be reclassified to "Accounts Payable - Trade" and (E) no amounts shall be included in respect of prepaid insurance.

                           (iv) "Closing Date Liabilities" shall mean the net
                  amount of those liabilities of the Companies on the Closing Date under the captions "Accounts Payable - Trade," "Deferred Revenue," "Accrued Payroll and Benefits," "Accrued Taxes," and "Other Accrued Liabilities," as determined in a manner consistent with the accounting practices used in the preparation of the combined statement of assets and liabilities of the Companies attached hereto as SCHEDULE 1.03(a)(iii), except that (A) no amounts shall be accrued in respect of acquisition reserves (other than any increases in acquisition reserves between May 31, 1999 and the Closing
                  Date), (B) credit balances in "Accounts Receivable" shall be reclassified to "Accounts Payable - Trade," (C) no amounts shall be accrued in respect of the AGS Pension Plan, (D) amounts payable to eligible employees of the Companies under the Short Term Incentive Compensation Plan ("EICP") of the Companies shall be accrued pro-rata based upon the "target" (to be adjusted in the ordinary course based on the relevant Company's estimated financial performance) for each such employee as set forth in such employees' EICP letters, (E) no amounts shall be included for amounts payable to employees of the Companies in the form of stay bonuses or commission payments pursuant to agreements entered into in connection with the sale of the Companies (the "PRIMEDIA Benefits"), which amounts shall be paid by Seller, (F) no amounts shall be included in respect of liabilities retained by Seller or for which Seller indemnifies Purchaser including, without limitation, the expenses of brokers, accountants and other advisers retained by Seller in connection with the transactions contemplated hereby, (G) "Accrued Taxes" shall exclude all Federal, state and local income taxes, (H) uncleared checks shall be reclassified to "Accounts Payable - Trade," (I) no amounts shall be accrued in respect of any litigation of the Companies and (J) no amounts shall be accrued for incurred but not reported claims associated with any medical or dental plans sponsored by Seller, as identified on SCHEDULE 3.15 attached hereto.

                           (v) "Working Capital Amount" shall mean the Closing
                  Date Assets less the Closing Date Liabilities. The Working Capital Amount can be represented by a positive or negative number.

                           (vi) "Deficiency" shall mean the amount, if any, by
                  which the Working Capital Amount is less than Six Million Eight Hundred Twenty-One Thousand Dollars ($6,821,000), as set forth on the Closing

                  Date Statement as modified as a result of the resolution of any Disputed Items (as hereinafter defined).

                           (vii) "Excess" shall mean the amount, if any, by
                  which the Working Capital Amount is more than Six Million Eight Hundred Twenty-One Thousand Dollars ($6,821,000), as set forth on the Closing Date Statement as modified as a result of the resolution of any Disputed Items.

                           (viii) "Estimated Working Capital Amount" shall mean
                  the Closing Date Assets less the Closing Date Liabilities as estimated by Seller in good faith three business days before the Closing. The Estimated Working Capital Amount can be represented by a positive or negative number.

                           (ix) "Estimated Deficiency" shall mean the amount, if
                  any, by which the Estimated Working Capital Amount is less than Six Million Eight Hundred Twenty-One Thousand Dollars ($6,821,000).

                           (x) "Estimated Excess" shall mean the amount, if any,
                  by which the Estimated Working Capital Amount is more than Six Million Eight Hundred Twenty-One Thousand Dollars ($6,821,000).

                  (b) EFFECT OF DEFICIENCY/EXCESS. The Closing Date Purchase Price shall be reduced dollar-for-dollar by the amount of the Deficiency, if any, or increased dollar-for-dollar by the amount of the Excess, if any.

                  (c) DELIVERY OF CLOSING DATE BALANCE SHEET.

                           (i) No later than ninety (90) days after the Closing
                  Date, Purchaser shall deliver to Seller the Closing Date Statement setting forth the Closing Date Assets and Closing Date Liabilities.

                           (ii) Seller shall have thirty (30) days from its
                  receipt of such statement to notify Purchaser in writing (a "Notice") of any objections to any item or items on the Closing Date Statement. Any such Notice shall specify the item or items in dispute (a "Disputed Item" or "Disputed Items"). Any Disputed Item shall be resolved in the manner set forth in
                  Section 1.03(d) below.

                           (iii) If either (A) Seller does not deliver to
                  Purchaser a Notice of Disputed Items within thirty (30) days of its receipt of the Closing Date Statement, (B) Seller acknowledges in writing that the Closing Date Statement is accurate or (C) Purchaser and Seller resolve all Disputed Items in accordance with Section 1.03(d) below, then the Closing Date Statement (in the case of clause (C) above, as adjusted for the resolution of any Disputed Items) shall be final, binding and conclusive on all parties.

                  (d) ARBITRATION. If Purchaser and Seller shall be unable to resolve any Disputed Items within thirty (30) days after Notice from Seller to Purchaser of the Disputed Items, then Seller's independent accounting representative, Deloitte & Touche

("D&T"), and Arthur Andersen, Purchaser's independent accounting representative ("PR"), shall endeavor in good faith to resolve any Disputed Item(s). Either party may change its representative to any "big five" accounting firm other than D&T or PR at any time prior to the thirtieth (30th) day after any notice as set forth in the preceding sentence has been given, by notice in writing to the other party in which event the references in this Agreement shall be to such substitute representative. In the event that D&T and PR are unable to resolve the Disputed Item(s) within thirty (30) days, D&T and PR shall together, within ten (10) business days thereafter, appoint a representative from a "big five" accounting firm (other than D&T or PR or any substitute representative referred to in the preceding sentence) to arbitrate the dispute (the "Arbitrator"). Seller and Purchaser shall, within the next twenty (20) days thereafter, present their positions with respect to the Disputed Item(s) to the Arbitrator together with such other materials as the Arbitrator deems appropriate. The Arbitrator shall, after the submission of the evidentiary materials, submit its written decision on each Disputed Item to Seller and Purchaser. Any determination by the Arbitrator with respect to any Disputed Item shall be final, binding and conclusive on each party to this Agreement. Except as specifically set forth to the contrary in this Section 1.03(d) or specifically agreed to by the parties in writing, the Arbitrator shall comply with, and the arbitration shall be conducted in New York, New York in accordance with, the commercial arbitration rules of the American Arbitration Association ("AAA") as in effect for commercial arbitrations conducted in Manhattan by the AAA. Seller and Purchaser agree that the cost of the Arbitrator shall be allocated as determined by the Arbitrator based on the extent to which the parties do not prevail.

                  (e) RESOLUTION OF DEFICIENCY/EXCESS. In the event that the Closing Payment is more than the result of the Closing Date Purchase Price plus the Excess or minus the Deficiency, as the case may be, then Seller shall pay to Purchaser the amount by which it is more. In the event that the Closing Payment is less than the result of the Closing Date Purchase Price plus the Excess or minus the Deficiency, as the case may be, then Purchaser shall pay to Seller the amount by which it is less.

                  (f) PAYMENT. All payments pursuant to clause (e) above shall be made by wire transfer of immediately available funds to the account or accounts designated by Purchaser or Seller, as the case may be, within ten (10) days after the final determination thereof and shall be accompanied by a payment of simple interest thereon calculated at the annual rate of seven percent (7%) (assuming a 360 day year) from the Closing Date to the actual date of payment.

                              ARTICLE II. CLOSING.

                  2.01. DATE OF CLOSING.

                  (a) The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Seller, 745 Fifth Avenue, New York, New York 10151, on the third business day following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Section 6.01(other than those conditions that by their terms are to be satisfied simultaneously with the Closing), or at such other place, time and date as shall be agreed between Seller and Purchaser. All actions that take place at the Closing shall be deemed to take place simultaneously and no such actions shall be effective unless (i) Purchaser shall have delivered to WRC the Note Purchase Price, (ii) WRC shall have delivered to Purchaser the WRC Note, (iii) WRC shall have executed the Term Facility and the Revolving Facility and received the proceeds of the Term Borrowing, (iv) Purchaser shall have delivered to WRC the Preferred Purchase Price, (v) WRC shall have delivered to Purchaser the Purchased Preferred Shares, (vi) WRC shall have delivered to Seller the Redemption Price, (vii) Seller shall have delivered to WRC the Redeemed Shares, (viii) Purchaser shall have delivered to Seller the Closing Payment and (ix) Seller shall have delivered to Purchaser the Purchased Common Shares. For purposes of this Agreement, all calculations to be made as of the Closing Date shall be made as of 11:59 p.m. on the Closing Date. The actual time and date of the Closing are referred to herein as the "Closing Date."

                  (b) At the Closing (i) the parties and WRC shall execute and deliver to each other the documents referred to in Sections 6.02, 6.03 and 6.04 hereof, (ii) Purchaser shall deliver to WRC the Note Purchase Price, payable as set forth in Section 1.02, (iii) WRC shall execute the Term Facility and the Revolving Facility and receive the proceeds of the Term Borrowing, (iv) Purchaser shall deliver to WRC the Preferred Purchase Price, payable as set forth in Section 1.02, (v) WRC shall deliver to Seller the Redemption Price, payable as set forth in Section 1.02, and (vi) Purchaser shall deliver to Seller the Closing Payment, payable as set forth in Section 1.02.

             ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER.

                  Seller represents and warrants to Purchaser as follows:

                  3.01. ORGANIZATION OF SELLER AND WRC. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power and authority to enter into this Agreement and the other agreements and instruments referred to in this Agreement that Seller is executing and delivering (the "Seller's Additional Agreements") and to consummate, or cause the consummation of, the transactions contemplated hereby and thereby (including the Reorganization, the Charter Amendment, the Note Purchase, the Term Borrowing, the entering into of the Revolving Facility, the Preferred Stock Purchase, the Redemption and the Purchase). WRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power and authority to enter into the agreements and instruments referred to in this Agreement that WRC is executing and delivering (the "WRC Additional Agreements") and to consummate the transactions contemplated hereby and thereby (including the Reorganization, the Charter Amendment, the Note Purchase, the Term Borrowing, the entering into of the Revolving Facility, the Preferred Stock Purchase, the Redemption and the Purchase).

                  3.02. CAPITALIZATION OF PRI, AGS AND WRC AND TITLE TO SHARES.

                  (a) The authorized capitalization of PRI, AGS and, as of the date hereof, WRC consists of the amounts set forth on SCHEDULE 3.02 attached hereto, of which the PRI Shares, the AGS Shares and the Old WRC Shares are the only securities issued, reserved for issuance or outstanding as of the date of hereof. The PRI Shares, the AGS Shares and, as of the date hereof, the Old WRC Shares have been duly and validly authorized and issued, are fully paid and non-assessable and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Minnesota Business Corporation Act or the Minnesota Old General Corporation Law, the certificate of incorporation or by-laws of PRI, AGS or WRC or any note, bond, mortgage, instrument, contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a "Contract") to which any Company is a party or by which any Company is otherwise bound. As of the Closing, except for the Purchased Preferred Shares, the Purchased Common Shares and the Retained Shares, WRC will not have any other shares of capital stock or other equity securities issued, reserved for issuance or outstanding. As of the Closing, except for the PRI Shares and the AGS Shares, PRI and AGS will not have any other shares of capital stock or other equity securities issued, reserved for issuance or outstanding. As of the Closing, the Purchased Preferred Shares, the Purchased Common Shares and the Retained Shares will be duly and validly authorized and issued, fully paid and non-assessable and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the certificate of incorporation or by-laws of WRC or any Contract to which WRC is a party or by which WRC is otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of PRI, AGS or WRC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the PRI Shares, the AGS Shares, the Old WRC Shares, shares of WRC Preferred Stock or shares of WRC Common Stock may vote ("Voting Debt"). Except for this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, Contracts or undertakings of any kind to which any Company is a party or by which any Company is bound (i) obligating PRI, AGS or WRC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, PRI, AGS or WRC or any Voting Debt, (ii) obligating PRI, AGS or WRC to issue, grant, extend or enter into any such option, warrant, call, right, security, Contract or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the PRI Shares, the AGS Shares, the Old WRC Shares, shares of WRC Preferred Stock or shares of WRC Common Stock. Except for this Agreement, there are not any outstanding contractual obligations of any Company to repurchase, redeem or otherwise acquire any shares of capital stock of PRI, AGS or WRC.

                  (b) As of the date hereof, Seller is the owner, beneficially and of record, of all the PRI Shares, the AGS Shares and the Old WRC Shares. As of the date hereof, Seller has good and valid title to the PRI Shares, the AGS Shares and the Old WRC Shares free and clear of any Liens (as defined in Section 3.21) (other than Liens described in Section 3.21(a)(iv)), and free and clear of any covenant, condition, restriction, voting trust arrangement or adverse claims. Immediately prior to the Closing, Seller will be the owner, beneficially and of record, of all the Redeemed Shares, the Purchased Common Shares and the Retained Shares. As of the Closing, Seller will be the owner, beneficially and of record, of all the Retained Shares. As of the Closing, WRC will be the owner, beneficially and of record, of all the PRI Shares and the AGS Shares. Immediately prior to the Closing, Seller will have good and valid title to the Redeemed Shares, the Purchased Common Shares and the Retained Shares and, as of the Closing, Seller will have good and valid title to all the Retained Shares and WRC will have good and valid title to all the PRI Shares and the AGS Shares, in each case free and clear of any covenant, condition, restriction, voting trust arrangement or adverse claims (other than Liens described in Section 3.21(a)(iv). The Purchased Preferred Shares, when issued and delivered at the Closing in accordance herewith, shall be duly authorized, validly issued, fully paid and non-assessable. The delivery of the certificates representing the Purchased Preferred Shares will transfer to Purchaser good and valid title to the Purchased Preferred Shares, free and clear of any Liens. Assuming Purchaser has the requisite power and authority to be the lawful owner of the Purchased Common

Shares, upon delivery to Purchaser at the Closing of certificates representing the Purchased Common Shares, duly endorsed by Seller for transfer to Purchaser, and upon Seller's receipt of the Closing Payment payable at the Closing, good and valid title to the Purchased Common Shares will pass to Purchaser, free and clear of any Liens, other than those arising from acts of Purchaser or its affiliates.

                  3.03. SUBSIDIARIES.

                  (a) Each of PRI, AGS and, as of the date hereof, WRC does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company or other entity except as set forth on SCHEDULE 3.03. As of the Closing Date, WRC will not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company or other entity except for the PRI Shares, the AGS Shares and the Subsidiary Shares (as defined in Section 3.03(b)). The term "Subsidiary" shall mean each corporation, partnership, limited liability company or other entity required to be set forth on SCHEDULE 3.03, including, as of the Closing Date, PRI and AGS. The term "Subsidiaries" shall mean all such entities collectively.

                  (b) The authorized capital stock and issued and outstanding shares of each of the Subsidiaries (other than PRI and AGS) is as set forth on
SCHEDULE 3.03. One of PRI, AGS and WRC is the owner, beneficially and of record, of all the issued and outstanding shares of each of the other Subsidiaries (collectively, the "Subsidiary Shares"). Except as set forth on SCHEDULE 3.03, there are no shares of capital stock or other equity securities of any Subsidiary issued, reserved for issuance or outstanding. Except as set forth on SCHEDULE 3.03, the Subsidiary Shares have been duly and validly authorized and issued, are fully paid and non-assessable and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Minnesota Business Corporation Act, the Minnesota Old General Corporation Law or the Wisconsin Business Corporation Law, the certificate of incorporation or by-laws of any Subsidiary or any Contract to which any Company is a party or by which any Company is otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Subsidiary Shares may vote ("Subsidiary Voting Debt"). Except as set forth above, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, Contracts or undertakings of any kind to which any Company is a party or by which any Company is bound (i) obligating any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, any Subsidiary or any Subsidiary Voting Debt, (ii) obligating any Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, Contract or undertaking or
(iii) that give any person the
right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Subsidiary Shares. Except for this Agreement, there are not any outstanding contractual obligations of any Company to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary.

                  (c) As of the date hereof, each of PRI, AGS and WRC has, and, as of the Closing, each of PRI, AGS and WRC will have, good and valid title to its respective Subsidiary Shares free and clear of any Liens (other than Liens described in Section 3.21(a)(iv)) and free and clear of any covenant, condition, restriction, voting trust arrangement or adverse claims.

                  3.04. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance by Seller of this Agreement and Seller's Additional Agreements, the execution, delivery and performance by WRC of the WRC Note, the Term Facility, the Revolving Facility and the WRC Additional Agreements and the consummation by Seller and the Companies of the transactions contemplated hereby and thereby, including the Reorganization, the Charter Amendment, the Note Purchase, the Term Borrowing, the entering into of the Revolving Facility, the Preferred Stock Purchase, the Redemption and the Purchase (the "Transactions"), have been duly authorized by all necessary corporate and stockholder action of Seller and the Companies. Seller has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each of Seller's Additional Agreements, and this Agreement constitutes, and each of Seller's Additional Agreements when executed will constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Immediately prior to the Closing, WRC will have duly filed the Charter Amendment with the Secretary of State of the State of Delaware and duly executed the WRC Note, the Term Facility, the Revolving Facility and each WRC Additional Agreement.

                  3.05. NO CONFLICTS. Except as provided on SCHEDULE 3.05, assuming compliance with the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR"), (a) the execution, delivery and performance of this Agreement do not, the execution, delivery and performance of the WRC Note, the Term Facility, the Revolving Facility, each WRC Additional Agreement and each Seller Additional Agreement will not, and the consummation by Seller and the Companies of the Transactions, and compliance by Seller and the Companies with the terms and provisions hereof and thereof, will not (i) conflict with the certificate of incorporation or by-laws of Seller or any of the Companies (in the case of WRC, as amended by the Charter Amendment), (ii) conflict with, or result in the breach or termination of, or constitute a default (or with notice or lapse of time or both, constitute a default) under or result in the termination or suspension of any obligation or in loss of a material benefit under, or in increased, additional, accelerated or guaranteed rights or entitlements of any person under, or accelerate the performance required by the terms, conditions or provisions of, any Contract to which Seller or any of the Companies is a party or by which any of the foregoing is bound; (iii) constitute a violation by Seller or any of the Companies of any judgment, order or decree ("Judgment") of any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), applicable to any of the foregoing, the Old WRC Shares, the Purchased Preferred Shares, the Purchased Common Shares, the Redeemed Shares, the PRI Shares, the AGS Shares or the Subsidiary Shares or any of the properties of any Company; or (iv) result in the creation of any Lien upon any of the Old WRC Shares, the Purchased Preferred Shares, the Purchased Common Shares, the Redeemed Shares, the PRI Shares, the AGS Shares or the Subsidiary Shares or any of the properties of any Company; except, in the case of clause (ii) above, for such conflicts, defaults, breaches, terminations, suspensions or acceleration of performance which, individually or in the aggregate, would not have a material adverse effect (A) on the business, assets, condition (financial or otherwise), results of operations or prospects of the Companies, taken as a whole, other than changes relating to United States or foreign economies in general or the Companies' industries in general and not specifically relating to a Company, or
(B) on the ability of Seller and the Companies to consummate the Transactions (a "Material

Adverse Effect") and (b) the execution, delivery and performance (other than the consummation of the Reorganization, the Charter Amendment, the Note Purchase, the Term Borrowing, the entering into of the Revolving Facility, the Preferred Stock Purchase and the Redemption) of this Agreement do not constitute a violation by Seller or any of the Companies of any statute, law, ordinance, rule or regulation ("Applicable Law") of any Governmental Entity. Notwithstanding anything in this Agreement to the contrary, the Companies' inability to meet the projections provided to Purchaser prior to the date hereof shall not, in and of itself, constitute a material adverse effect on the "prospects" of the Companies
 .

                  3.06. NO CONSENTS. No order, permission, consent, approval, license, authorization, registration, or validation of, or filing with, or notice to, or exemption by, any Governmental Entity is required to be obtained or made by or with respect to Seller or any Company to authorize, or in connection with the execution, delivery or performance by Seller or any Company of, this Agreement or Seller's Additional Agreements or the consummation of the Transactions (other than the Reorganization, the Charter Amendment, the Note Purchase, the Term Borrowing, the entering into of the Revolving Facility, the Preferred Stock Purchase and the Redemption), other than the filing of the Charter Amendment, filings required under HSR or the New Jersey Industrial Site Recovery Act ("ISRA"), filings under Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and filings required solely by reason of Purchaser's (as opposed to any other third party's) participation in the Transactions.

                  3.07. COMPLIANCE WITH LAWS. The Companies are and have been in compliance with all Applicable Laws as such Applicable Laws apply to the Companies except for possible instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on SCHEDULE 3.07, none of Seller and the Companies has received any written communication during the three years preceding the date hereof from any person that alleges that any Company is not in material compliance with any Applicable Law. This Section 3.07 shall not be applicable to environmental matters or employee benefit matters.

                  3.08. LITIGATION. Except as set forth on SCHEDULE 3.08 attached hereto, on the date hereof, there are no actions, suits, inquiries, proceedings or investigations ("Proceedings") pending or, to Seller's knowledge, threatened before any Governmental Entity (a) against or affecting the Companies
(i) in which the aggregate amount claimed, or if no amount is claimed, the aggregate amount reasonably estimated to be payable, is more than $100,000, (ii) which seeks any material injunctive relief or (iii) which relates to the Transactions, or (b) against Seller relating to the Transactions. Except as set forth on SCHEDULE 3.08, neither the Company nor any Subsidiary is a party or subject to or in default in any material respect under any Judgment. Except as set forth on SCHEDULE 3.08, as of the date hereof there is no material Proceeding or material claim by any Company pending, or which any Company intends to initiate, against any other person. This Section 3.08 shall not be applicable to environmental matters or employee benefit matters.

                  3.09. NO BROKERS. Seller has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the Transactions for which the Companies are liable.

                  3.10. ORGANIZATION AND AUTHORITY. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as listed on SCHEDULE 3.10 attached hereto and has the full corporate power and authority to carry on its business as currently conducted. Each of the Companies possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as currently conducted except such as would not have a Material Adverse Effect. Each Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect. A list of the jurisdictions in which each Company is so qualified on the date hereof is set forth on SCHEDULE 3.10. No Company is subject to or bound by any charter or other corporate restriction, which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. True and complete copies of the certificate of incorporation and by-laws of each of the Companies, each as amended to date, have been made available to Purchaser prior to the execution of this Agreement. Seller has made available for inspection by Purchaser true and correct copies of the stock certificate and transfer books and the minute books of each Company.

                  3.11. FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 3.11 are (a) the unaudited combined statements of income for the Companies for each of the years ended December 31, 1997 and December 31, 1998 and for the five month period ended May 31, 1999; and (b) the unaudited combined balance sheets of the Companies as at December 31, 1997 and December 31, 1998 and the unaudited combined balance sheet of the Company (the "Balance Sheet") as at May 31, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared from books and records maintained by the Companies consistent with past practice. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that (i) the Financial Statements do not include footnotes, (ii) any of the Financial Statements for the five month period ended or as at May 31, 1999 do not include normal year end adjustments, (iii) any intercompany amounts between Seller or any of its affiliates on the one hand and any Company on the other hand are excluded from the balance sheets referred to in clause (b) above and
(iv) as set forth on SCHEDULE 3.11. The Financial Statements fairly present, in all material respects, the financial condition and results of operations of the Companies, taken as a whole, for the periods and as of the dates indicated.

                  3.12. UNDISCLOSED LIABILITIES. Except for liabilities (a) set forth on the Financial Statements; (b) set forth on SCHEDULE 3.12 attached hereto; (c) of a type which are the subject matter of any other representation (without regard to any specific exclusions from such representation) in this Article III (other than the representation and warranty in Section 3.16); (d) specifically disclosed pursuant to any schedule modifying any of the representations and warranties set forth in this Article III; or (e) incurred in the ordinary course of business consistent with past practice since May 31, 1999 and not prohibited by the terms of this Agreement, none of the Companies is subject to any liability, whether absolute, accrued, contingent, unasserted or otherwise and whether due or to become due, which would have a Material Adverse Effect.

                  3.13. INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 3.13 attached hereto contains an accurate and complete list and description, as of the date hereof, of all registered trademarks and service marks owned by the Companies and all existing and pending Federal, state and foreign registrations and applications therefor (the "Trademarks") and all material Internet domain names owned by the Companies (the "Domain Names", and, together with the Trademarks, the "Marks"). Except as set forth on SCHEDULE 3.13, to the knowledge of Seller, neither the Marks nor the copyrights owned, used or licensed by the Companies (the "Copyrights" and, together with the Marks, the "Intellectual Property") infringe, dilute, or misappropriate any trademarks, service marks, trade names, Internet domain names, patents, trade secrets, copyrights, privacy rights, publicity rights or any other rights of any person or entity, which infringement, dilution or misappropriation, if decided adversely to any of the Companies in connection with any claim or charge of infringement, dilution or misappropriation, would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on SCHEDULE 3.13, since January 1, 1998, no suits or claims have been asserted in writing by any third party based on or challenging the ownership, use, exploitation or distribution by the Companies of any Intellectual Property. Except as set forth on SCHEDULE 3.13, all Trademarks which are registered and the registrations therefor are valid and subsisting and in full force and effect and all affidavits or declarations of continuing use, affidavits or declarations of incontestability, renewals and all other maintenance actions have been filed on a timely basis with respect to the Trademarks. Except as set forth on SCHEDULE 3.13, Trademarks which are registered on the Principal Register are enforceable in the United States against the unauthorized use of the same trademark by third parties for the goods and/or services for which such Trademarks are registered. Except as set forth on SCHEDULE 3.13, all Copyrights owned by the Companies which are material to the business as currently conducted by the Companies, taken as a whole, are valid and subsisting and in full force and effect and enforceable against the unauthorized exploitation in the United States by third parties of the Companies' exclusive rights under 17 U.S.C. Section 106 to the Copyrights except to the extent such rights are elsewhere limited under the Copyright Law of the United States. Except as set forth on SCHEDULE 3.13, none of the material Trademarks have been abandoned by the Companies and none of the Marks or copyrights owned by the Companies is subject to any outstanding Judgment restricting the scope of use thereof, in either case which would, individually or in the aggregate, have a Material

Adverse Effect. Except as set forth on SCHEDULE 3.13, none of the Marks or the Companies' rights in the Copyrights are subject to any Liens; all works published by the Companies or any licensees of the Companies have displayed copyright notices as provided under the U.S. Copyright Act, except where such failure, individually or in the aggregate, would not have a Material Adverse Effect; and there are no patents owned by any of the Companies. Except as set forth on SCHEDULE 3.13, to the knowledge of Seller, there are no infringing, diluting, or misappropriating uses of any of the Intellectual Property which would, individually or in the aggregate, have a Material Adverse Effect. None of Seller and the Companies has granted any right (other than licenses and permissions for one time or limited use granted in the ordinary course of business) to any person or entity to use any of the Marks, except as listed on
SCHEDULE 3.14.

                  (b) Except as set forth on SCHEDULE 3.13, with respect to each book, publication, software program, audio or video product or other multimedia product, or other product or material published or distributed by a Company, each Company owns or has acquired sufficient rights to use or otherwise exploit same, as currently exploited, except where the failure to own or acquire such rights, individually or in the aggregate, would not have a Material Adverse Effect.

                  3.14. CONTRACTS AND COMMITMENTS.

                  (a) SCHEDULE 3.14 attached hereto lists:

                           (i) all Contracts that require the expenditure of or
                  have an aggregate future liability in excess of, or involve the receipt of, more than

                  One Hundred Fifty Thousand Dollars ($150,000) in any consecutive twelve month period after the date hereof by any Company, other than those terminable by such Company on not more than sixty (60) days notice without penalty or payment;

                           (ii) all Contracts under which (A) any Company has
                  borrowed any money from, or issued any note, bond, debenture or other evidence of Indebtedness (as hereinafter defined) to, any person (other than a Company) and all other notes, bonds, debentures and other evidences of Indebtedness of any Company (other than in favor of a Company) and (B) any person (other than a Company) has directly or indirectly guaranteed Indebtedness, liabilities or obligations of a Company or a Company has directly or indirectly guaranteed Indebtedness, liabilities or obligations of any person;

                           (iii) all material licensing agreements with third
                  parties to which any Company is a party and all material license, sublicense, option and other agreements relating in whole or in part to the Intellectual Property (including any material license and other agreements under which a Company is licensee or licensor of any Intellectual Property);

                           (iv) all real property leases and subleases to which
                  any Company is a party;

                           (v) each employment agreement that a Company is party
                  to or bound by that has an aggregate future liability in excess of $150,000;

                           (vi) each collective bargaining agreement and other
                  contract with any labor organization, union or association that a Company is party to or bound by;

                           (vii) each covenant not to compete or other
                  contractual restriction prohibiting the distribution of products in any jurisdiction (other than those arising out of the limitation of the scope of a license of Intellectual Property) that a Company is party to or bound by;

                           (viii) each Contract (other than this Agreement) that
                  a Company is party to or bound by with (A) Seller or any affiliate of Seller (other than a Company) or (B) any current or former officer, director or employee of a Company, Seller or any affiliate of Seller (other than employment agreements covered by clause (v) above);

                           (ix) each Contract under which a Company has,
                  directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than a Company and other than extensions of trade credit in the ordinary course of business);

                           (x) each Contract granting a Lien upon any Company
                  Property (as defined in Section 3.22) or any other asset (other than Liens relating to leased equipment);

                           (xi) each Contract providing for indemnification of
                  any person with respect to material liabilities (other than pursuant to license agreements, leases and other agreements entered into in the ordinary course of business) and each Contract regarding the sale of any business providing for indemnification of any person;

                           (xii) each power of attorney (other than a power of
                  attorney given in the ordinary course of business with respect to routine tax matters or the registration of trademarks) that a Company is party to or bound by;

                           (xiii) each confidentiality agreement that a Company
                  is party to or bound by;

                           (xiv) each Contract for the sale of any asset of a
                  Company (other than inventory sales in the ordinary course of business) or the grant of any preferential rights to purchase any such asset or requiring the consent of any party to the transfer thereof, other than any such Contract entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement;

                           (xv) each currency exchange, interest rate exchange,
                  commodity exchange or similar Contract that a Company is party to or bound by; and

                           (xvi) each Contract for any joint venture or
                  partnership that a Company is party to or bound by (collectively, "Material Contracts").

                  (b) None of the Companies has obtained any letter of credit that is outstanding or will be in effect on the Closing Date to any person, firm or corporation for any purpose whatsoever.

                  (c) None of the Companies is (with or without the lapse of time or the giving of notice, or both) in breach or default, nor to Seller's knowledge is there any basis for any claim of default, nor to Seller's knowledge is any other party to any Material Contract (with or without the lapse of time or the giving of notice, or both) in breach or default, under any of the Material Contracts, except for such breaches and defaults that, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of Seller, all the Material Contracts are in full force and effect and are valid and binding and are enforceable by the Company that is a party thereto in accordance with their terms.

                  (d) As of the date hereof, none of Seller and the Companies has, except as set forth on SCHEDULE 3.14, received any notice of the intention of any party to terminate any Material Contract. Seller has delivered or made available to Purchaser prior to the execution of this Agreement true and correct copies of all the Material Contracts, together with all modifications and amendments thereto, in effect as of the date hereof.

                  (e) For purposes of this Agreement, "Indebtedness" shall mean
(i) all obligations for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or with respect to deposits or advances of any kind (other than pursuant to license agreements, leases and other agreements entered into in the ordinary course of business), (ii) any other obligation that is evidenced by a note, bond, debenture or similar instrument or on which interest charges are customarily paid, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any Lien on any property other than Permitted Liens and (vi) all guarantee obligations.

                  3.15. EMPLOYEE BENEFITS.

                  (a) SCHEDULE 3.15 hereto lists:

                           (i) all written employment or severance agreements
                  with any current or former employee of any of the Companies (other than the PRIMEDIA Benefits) and collective bargaining or other labor agreements covering any employees of any of the Companies under which any of the Companies has any on-going obligations (collectively, the "Employee Agreements");

                           (ii) Each "employee benefit plan" as such term is
                  defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or comparable provisions of foreign law, that is covered by ERISA and that is maintained for the benefit of any employee of any of the Companies (a "Plan"; collectively, the "Plans"); and

                           (iii) Each written plan or arrangement not subject to
                  ERISA maintained for the benefit of any employee of any of the Companies which provides for retirement benefits, termination bonuses, deferred compensation, bonuses and other compensation, stock options, stock purchases, other equity-based compensation, employee insurance coverage or any similar compensation or welfare benefit plan (individually, an "Employee Benefit Program"; collectively, the "Employee Benefit Programs") (other than the PRIMEDIA Benefits).

                  (b) Each Plan and Employee Benefit Program that is designated as a Plan or Employee Benefit Program sponsored by a Company on SCHEDULE 3.15 (collectively, the "SEG Plans") and the PRIMEDIA Thrift and Retirement Plan (the "401(K) Plan") has been maintained and administered at all times in material compliance with all Applicable Laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), applicable to such Plan and Employee Benefit Program.

                  (c) No "reportable event" (as such term is used in Section 4043 of ERISA), "prohibited transaction" (as such term is used in Section 406 of ERISA or Section 4975 of the Code) or "accumulated funded deficiency" (as such term is used in Section 412 or Section 4971 of the Code) has heretofore occurred with respect to any

SEG Plan and there exists no condition or set circumstances which could result in a "reportable event".

                  (d) None of the Companies has at any time contributed to (or been obligated to contribute) or participated in any pension plan which is a "multiemployer plan," as defined in Section 3(37) of ERISA ("Multiemployer Plan"), in respect of any current or former employees of the Companies and none of the Companies has any liability with respect to any Multiemployer Plan with respect to which Seller or any of its affiliates is or was a contributing employer.

                  (e) No litigation or administrative or other proceedings involving any SEG Plan or the 401(K) Plan have occurred or, to the knowledge of Seller, have been threatened in writing.

                  (f) Except for the PRIMEDIA Benefits or as set forth on
SCHEDULE 3.15 hereto, there are no written employment, stay bonus or severance agreements with any employee of any of the Companies.

                  (g) Complete and correct copies of all Employee Agreements, Plans and Employee Benefit Programs listed on SCHEDULE 3.15 hereto other than the PRIMEDIA Benefits have been delivered or otherwise been made available by Seller to Purchaser prior to the execution of this Agreement. Seller has delivered to Purchaser correct and complete copies of (i) the two most recent annual reports on Form 5500 (including all schedules and attachments thereto) filed with the Internal Revenue Service ("IRS") with respect to each Plan (if any such report was required by Applicable Law),

(ii) the most recent summary plan description (or similar document) for each Plan for which such a summary plan description is required by Applicable Law or was otherwise provided to plan participants or beneficiaries and (iii) each trust agreement and insurance or annuity contract or other funding or financing arrangement relating to any Plan. To the knowledge of Seller, each such Form 5500 and each such summary plan description (or similar document) was and is as of the date hereof correct and complete in all material respects.

                  (h) (i) All contributions to, and payments from, the Plans and Employee Benefit Programs that may have been required to be made in accordance with the terms of the Plans and Employee Benefit Programs, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made and (ii) there has been no application for waiver or waiver of the minimum funding standards imposed by
Section 412 of the Code with respect to any Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (hereinafter a "Pension Plan").

                  (i) Each Pension Plan that is intended to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plan and related trust is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of Seller, revocation has not been threatened; no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such Pension Plan. Each Pension Plan that is an SEG Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification, materially increase its cost or require security under Section 307 of ERISA. Seller has delivered to Purchaser a copy of the most recent determination letter received with respect to each Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. Seller has also provided to Purchaser a list of all amendments to each Pension Plan that is an SEG Plan as to which a favorable determination letter has not yet been received.

                  (j) None of the Companies or, to the knowledge of Seller, any trustee, administrator or other fiduciary of any Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject the Companies or any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other Applicable Law.

                  (k) As of the most recent valuation date for each Pension Plan that is a "defined benefit plan" as defined in Section 3(35) of ERISA (hereinafter a "Defined Benefit Plan"), plan assets exceeded the present value of accumulated benefits, and Seller is not aware of any facts or circumstances that would materially change the funded status of any such Defined Benefit Plan. Seller has furnished to Purchaser the most recent actuarial report or valuation with respect to each Defined Benefit Plan. The information supplied to the plan actuary by Seller, the Companies or any of their respective affiliates for use in preparing those reports or valuations was complete and accurate in all material respects and Seller has no reason to believe that the conclusions expressed in those reports or valuations are incorrect.

                  (l) No entity which is treated as being a single employer with any of the Companies by reason of Section 414(b), (c), (m) or (o) of the Code has incurred any liability to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due), which liability has not been fully paid as of the date hereof.

                  (m) The list of Plans which are "employee welfare benefit plans" within the meaning of Section 3(l) of ERISA (hereinafter a "Welfare Plan") on SCHEDULE 3.15 discloses whether each Welfare Plan is (i) unfunded,
(ii) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (iii) insured. Each such Welfare Plan may be amended or terminated without material liability to any of the Companies as of the Closing Date. The Companies comply with the applicable requirements of Section 4980B(f) of the Code with respect to each Welfare Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.

                  (n) Except for the PRIMEDIA Benefits and except as set forth on SCHEDULE 3.15, no employee of the Companies will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Plans, Employee Benefit Programs or Employee Agreements as a result of the transactions contemplated by this Agreement. No amount payable to any employee of any of the Companies as a result of the transactions contemplated by this Agreement will fail to be deductible by reason of Section 280G of the Code.

                  (o) Except as set forth on SCHEDULE 3.15, each of the Companies has no liability for nonqualified deferred compensation. SCHEDULE 3.15 sets forth the amount of funding, if any, by each of the Companies with respect to any such deferred compensation liability.

                  3.16. ABSENCE OF CERTAIN CHANGES. Except as set forth on
SCHEDULE 3.16, since May 31, 1999, there has not been any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Companies, taken as a whole, other than changes relating to United States or foreign economies in general or the Companies' industries in general and not specifically relating to a Company. Notwithstanding anything in this Agreement to the contrary, the Companies' inability to meet the projections provided to Purchaser prior to the date hereof shall not, in and of itself, constitute a material adverse change in the "prospects" of the Companies. Except for the Reorganization or as and to the extent set forth on SCHEDULE 3.16 attached hereto, since May 31, 1999, none of the Companies has:

                  (a) written off as uncollectible any notes or accounts receivable or any portion thereof, except in the ordinary course of business consistent with past practice;

                  (b) sold or transferred any properties or assets, real, personal, fixed, tangible or intangible that, individually or in the aggregate, are material to the

Companies, taken as a whole, except for sales of inventory in the ordinary course of business;

                  (c) made any commitments for capital expenditures or assets that continue in effect on or after the Closing Date, except in the ordinary course of business, consistent with past practice;

                  (d) made any change in any accounting practice, principle, policy or method, except as required by law or a change in GAAP;

                  (e) reduced insurance coverage in any manner that is material to the Companies, taken as a whole;

                  (f) (i) entered into any material written employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement), (ii) amended any of the Plans described on SCHEDULE 3.15 annexed hereto or (iii) granted any general increase in compensation, bonus or other benefits payable to any employee of any of the Companies except for annual merit raises in the ordinary course of business; or

                  (g) agreed, whether in writing or otherwise, to take any action referred to in this Section 3.16 in the future or taken any action that, if taken after the date of this Agreement, would constitute a breach of Section 5.08.

                  3.17. TAXES. Except as set forth on SCHEDULE 3.17:

                  (a) The Companies and any Affiliated Group of which any of the Companies are or have been a member have duly and timely filed (including extensions) with the appropriate Federal, state, local, foreign and other governmental agencies all material Tax returns and reports due on or before the date hereof, all such tax returns and reports have been prepared in accordance with Applicable Law in all material respects, and the Companies and any such Affiliated Group have timely paid all material Taxes due with respect to such returns and reports, other than any Taxes being contested in good faith for which an adequate reserve is maintained on the Balance Sheet (except to the extent accruing after the date of the Balance Sheet). No material liens exist for Taxes (other than liens for Taxes not yet due and payable or being contested in good faith and for which an adequate reserve is maintained on the Balance Sheet (except to the extent accruing after the date of the Balance Sheet)) with respect to any of the assets or properties of the Companies or any such Affiliated Group.

                  (b) Any material deficiency resulting from any audit or examination relating to Taxes of any Company or any Affiliated Group of which any of the Companies are or have been a member by any Taxing Authority (i) has been timely paid or (ii) is being contested in good faith and an adequate reserve is maintained on the Balance Sheet (except to the extent accruing after the date of the Balance Sheet) with respect to such deficiency. As of the date hereof, no issues relating to Taxes of any of the Companies have been raised in writing by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur as to the Companies in a taxable period ending after the Closing Date. As of the date hereof, no material Tax returns of the Companies or any Affiliated Group that includes any of the

Companies are currently under audit or examination by any Taxing Authority, and no written notice of any such audit or examination has been received by the Companies or any such Affiliated Group.

                  (c) As of the date hereof, neither the Companies nor any Affiliated Group of which any of the Companies are a member has outstanding any agreement or waivers extending, or having the effect of extending, the statute of limitations with respect to the assessment or collection of any Tax. The Tax returns of the Companies and any Affiliated Group of which any of the Companies are, or have been, a member with respect to Federal Income Taxes have been examined by the Internal Revenue Service, or the statute of limitations with respect to the assessment or collection of the relevant Tax liability has expired, for all taxable periods through and including the year ended December 31, 1994.

                  (d) None of the Companies is a party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes. None of the Companies is required to include in a taxable period ending after the Closing Date any material amount of taxable income attributable to income that economically accrued (not including any unrealized gains in the assets of the Companies) in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign Tax law or, with respect to AGS and its Subsidiaries and Gareth Stevens, Inc., for any other reason.

                  (e) Neither Seller nor any of its affiliates has made with respect to any of the Companies, or any property held by the Companies, any consent under Section 341 of the Code, no property of the Companies is "tax exempt use property" within the meaning of Section 168(h) of the Code, none of the Companies is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, and none of the assets of the Companies is subject to a lease under Section 7701(h) of the Code or under any predecessor section thereof.

                  (f) The Companies have complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign laws) and have, within the time and in the manner prescribed by Applicable Law, withheld from and paid over to the proper Taxing Authorities all material amounts required to be so withheld and paid over under Applicable Laws.

                  (g) As of the date hereof, there are no private letter rulings issued by, and no closing or similar agreements with, any Taxing Authority that would bind the Companies in a taxable period ending after the Closing Date, and there are no material revenue agent reports, notices of proposed adjustment or similar items relating to any pending proceeding relating to the Companies.

                  (h) The Federal Income Tax returns of the Companies and any Federal Affiliated Group of which any of the Companies is a member have disclosed any Tax positions of the Companies that, if not disclosed, could give rise to penalties under Section 6662 of the Code.

                  (i) Seller is not a "foreign person" within the meaning of
Section 1445 of the Code. No Company is a "United States real property holding corporation" within the meaning of Section 897 of the Code.

                  (j) On the Closing Date and immediately prior to the Reorganization, the Companies will be members of the consolidated group, within the meaning of Treasury Regulation Section 1.1502-1(h), of which Seller is the common parent, and such consolidated group will actually file a consolidated Federal Income Tax return for the taxable year including the Closing Date.

                  (k) To the knowledge of Seller, the Companies file Tax returns in all jurisdictions where they are required to file Tax returns except where failure to file would not have a Material Adverse Effect. SCHEDULE 3.17(K) includes a list of all state and local Tax jurisdictions in with the Companies file Income Tax returns.

                  (l) AGS properly elected to be treated, for Federal and applicable state income Tax purposes, as an "S Corporation" (as defined in Section 1361(a)(1) of the Code) for the taxable period from July 1, 1998, through October 21, 1998, and qualified as such for such period, provided that in no event shall a breach of this representation be taken into account for purposes of determining whether the condition set forth in Section 6.01(a)(i) is satisfied.

                  (m) For purposes of this Agreement, (i) "Taxes" shall mean all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, excise, withholding and other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts; (ii) "Income Taxes" shall mean all franchise Taxes and all Taxes imposed on or measured by net income or gross profits or gross receipts or capital (but excluding sales, use, value added and property Taxes), together with all interest, penalties and additions imposed with respect to such amounts; (iii) "Code" shall mean the Internal Revenue Code of 1986, as amended; (iv) "Affiliated Group" shall mean any consolidated, combined, unitary, affiliated, or aggregate group for Federal, state, local, or foreign Income Tax purposes; and (v) "Taxing Authority" shall mean any domestic, foreign, Federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

                  3.18. TRANSACTIONS WITH AFFILIATES. Except as described on
SCHEDULE 3.18, (a) there are no services currently being provided to the Companies by Seller or any affiliate of the Companies (other than the Companies) and (b) since January 1, 1997 there have been no transactions between any of the Companies, on the one hand, and Seller or any of its affiliates (other than the Companies), on the other hand. Except as set forth on

SCHEDULE 3.18, none of the Contracts set forth on SCHEDULE 3.18 between any Company, on the one hand, and Seller or any of its affiliates (other than the Companies), on the other hand, will continue in effect subsequent to the Closing. Except as set forth on SCHEDULE 3.18 and except for assets of Seller or its affiliates used in performing the Services Agreement (but not otherwise used in or pertaining to any Company's business), after the Closing none of Seller or its affiliates will have any interest in any property (real or personal, tangible or intangible) or Contract (other than the Retained Shares) (i) of any Company or (ii) used in or pertaining to any Company's business.

                  3.19. INSURANCE. SCHEDULE 3.19 hereto contains a list and brief description of all policies or binders of insurance held by or on behalf of the Companies, or providing coverage for any of the properties or assets used in connection with the business of any of the Companies (in each case specifying the insurer, the amount of coverage, the type of insurance).

                  3.20. ENVIRONMENTAL MATTERS.

                  (a) None of the Companies has engaged in any operation upon real property involving the handling, manufacture, treatment, storage, use, disposal or generation of any Hazardous Materials (as hereinafter defined), except (i) for such quantities handled, manufactured, treated, stored, used, disposed of or generated in compliance with all applicable Environmental Laws,
(ii) as set forth in Section 3.20 or (iii) as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as set forth on SCHEDULE 3.20, there are no pending or, to Seller's knowledge, threatened claims or Proceedings arising under Environmental Law relating to any of the Companies or their respective current or former subsidiaries, divisions, businesses, operations, facilities or properties, nor has any of the Companies received written notice of any allegation or investigation of the possibility, that it or any of its assets is subject to any liability, clean-up or other obligation arising under Environmental Law, including but not limited to any request for information pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), or analogous state law, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) Except as set forth on SCHEDULE 3.20, each of the Companies is and has been in compliance with all Environmental Laws (as hereinafter defined), except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on SCHEDULE 3.20, each of the Companies holds, and is in compliance with, all permits, licenses, authorizations, approvals and consents from Governmental Entities required to conduct their respective business operations under Environmental Laws ("Environmental Permits"), except as would not, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth on SCHEDULE 3.20, none of the Companies has received any written communication that any of the Companies is not in full compliance with all applicable Environmental Laws and all Environmental Permits and, to Seller's knowledge, there are no circumstances that are reasonably likely to prevent or interfere with such compliance in the future, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (d) Except as set forth on SCHEDULE 3.20, there have been no Releases or threatened Releases of Hazardous Materials on, at, under or from any property currently or formerly owned, operated or leased by any of the Companies or any of their Subsidiaries, and none of the Companies or their Subsidiaries has disposed or arranged for the disposal of Hazardous Materials at any off-site location, or is otherwise responsible for the off-site Release or threatened Release of Hazardous Materials, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

                  (e) "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, generation, transport or handling of Hazardous Materials.

                  (f) "Hazardous Materials" means any material defined as a "hazardous substance" under Section 101(14) of CERCLA, petroleum or petroleum products (including fractions thereof), asbestos or asbestos-containing materials, polychlorinated biphenyls, and any other substance or material regulated pursuant to any applicable Environmental Law.

                  (g) "Release" means any spilling, leaking, pumping, pouring, discharging, emitting, emptying, leaching, injecting, dumping, disposing or migrating into the environment.

                  3.21. ASSETS OTHER THAN REAL PROPERTY INTERESTS.

                  (a) A Company has good and valid title to all the material assets reflected on the Balance Sheet or thereafter acquired, other than (A) those set forth on SCHEDULE 3.21 or (B) as otherwise disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice, in each case free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, "Liens"), except (i) such Liens as are set forth on SCHEDULE 3.21 (all of which shall be discharged on or prior to the Closing), (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, (iii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iv) Liens for Taxes that are not due and payable or that may thereafter be paid without penalty or that are being contested in good faith in appropriate proceedings and for which an adequate reserve is maintained on the Balance Sheet (except to the extent accruing after the date of the Balance Sheet), (v) Liens that secure debt that is reflected as a liability on the Balance Sheet and (vi) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, do not materially impair, and could not reasonably be expected materially to impair, the continued use and operation of the assets to which they relate in the conduct of the business of the Companies as presently conducted (the Liens described in clauses (i) and (vi) above, together with the Liens referred to in clauses (ii) through (vi) of Section 3.22, are referred to collectively as "Permitted Liens").

                  (b) This Section 3.21 does not relate to real property or interests in real property, such items being the subject of Section 3.22.

                  3.22. REAL PROPERTY. SCHEDULE 3.22 sets forth a complete list of all real property and interests in real property owned in fee by any Company (individually, an "Owned Property"). SCHEDULE 3.22 sets forth a complete list of all real property and interests in real property leased by any Company (individually, a "Leased Property"). A Company has good and marketable fee title to all Owned Property and good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a "Company Property"), in each case free and clear of all Liens, except (i) Liens described in clauses (i) through (vi) of Section 3.21(a), (ii) such Liens as are set forth on SCHEDULE 3.22, (iii) leases, subleases and similar agreements set forth on SCHEDULE 3.14, (iv) easements, covenants, rights-of-way and other similar restrictions of record, (v) any conditions that may be shown by a current, accurate survey or physical inspection of any Company Property made prior to the Closing and (vi) (A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party on property over which any Company has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions. None of the items set forth in clauses (iv), (v) and (vi) above, individually or in the aggregate, materially impairs, or could reasonably be expected materially to impair, the value or continued use and operation of the Company Property to which they relate in the conduct of the business of the Companies as presently conducted.

                  3.23. ACCOUNTS; SAFE DEPOSIT BOXES; OFFICERS AND DIRECTORS.
SCHEDULE 3.23 sets forth (i) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Companies and those persons authorized to sign thereon and (ii) a true and correct list of all officers and directors of the Companies.

                  3.24. PERMITS. Except as set forth on SCHEDULE 3.24, all certificates, licenses, permits, authorizations and approvals ("Permits") used in connection with the Companies' business have been issued or granted to a Company, and none of such Permits that are material will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement, the WRC Note, the WRC Additional Agreements or Seller's Additional Agreements or the consummation of the Transactions.

                  3.25. EFFECT OF TRANSACTION. As of the date hereof, except as set forth on SCHEDULE 3.25, no creditor, employee, client, customer or other person having a material business relationship with any Company has changed, or informed Seller or any

Company in writing that such person intends to change, such relationship because of the purchase and sale of the Companies or the consummation by Seller and the Companies of the Transactions.

                  3.26. SUPPLIERS. Except for the suppliers named on SCHEDULE 3.26, there is no supplier (other than a Company) from whom the Companies taken as a whole have purchased more than 5% of the total amount of goods and services purchased by the Companies during the most recent full fiscal year.

                  3.27. YEAR 2000. Seller instituted a company-wide Year 2000 project (the "Project") beginning in early 1997. The Project has addressed issues regarding computer infrastructure, system software and third party vendors. Seller has communicated with key suppliers and business partners of the Companies as to whether they are Year 2000 Compliant (as hereinafter defined), and the responses to each of these companies has been provided to Purchaser. In addition, critical software systems and hardware have been upgraded in an effort to be Year 2000 Compliant and testing is scheduled to be completed by September 30, 1999. Except as set forth on SCHEDULE 3.27, Seller does not have any knowledge on the date hereof that any critical software systems and hardware owned by the Companies will not be Year 2000 Compliant by December
31, 1999. Notwithstanding the foregoing, Purchaser acknowledges that Seller is not representing and warranting that any software systems and hardware owned by the Companies or any suppliers and business partners to the Companies are Year 2000 Compliant. For the purposes hereof, the term "Year 2000 Compliant" shall mean, with respect to a computer system or software program, that such computer program or software program (a) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000; (b) has the ability to provide date recognition for any data element without limitation; (c) has the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (d) has the ability to interpret data, dates and time correctly into and beyond the year 2000; (e) has the ability not to produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the year 2000;
(f) has the ability to process correctly after January 1, 2000, data containing dates before that date; and (g) has the ability to recognize all "leap year" dates, including February 29, 2000.

            ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser represents and warrants to Seller as follows:

                  4.01. ORGANIZATION OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to enter into this Agreement and the other agreements and instruments referred to in this Agreement that Purchaser is executing and delivering to Seller or one of the Companies (the "Purchaser's Additional Agreements") and to consummate the transactions contemplated hereby and thereby.

                  4.02. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance by Purchaser of this Agreement and Purchaser's Additional Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and stockholder action of Purchaser. Purchaser has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each of Purchaser's Additional Agreements, and this Agreement constitutes, and each of Purchaser's Additional Agreements when executed will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                  4.03. NO CONFLICTS. Except as set forth on SCHEDULE 4.03, assuming compliance with the notification requirements of HSR, the execution, delivery and performance of this Agreement do not, the execution, delivery and performance of each Purchaser Additional Agreement will not, and the consummation by Purchaser of the transactions contemplated hereby and thereby, and compliance by Purchaser with the terms and provisions hereof and thereof will not (a) conflict with the certificate of incorporation or by-laws of Purchaser; (b) conflict with, or result in the breach or termination of, or constitute a default (or with notice or lapse of time or both, constitute a default) under or result in the termination or suspension of any obligation or in loss of a material benefit under, or in increased, additional, accelerated or guaranteed rights or entitlements of any person under, or accelerate the performance required by any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument to which Purchaser is a party or by which Purchaser is bound; or (c) constitute a violation by Purchaser of any Judgment or Applicable Law of any Governmental Entity applicable to Purchaser or any of its properties; except, in the case of clause (b) above, for such conflicts, defaults, breaches, terminations, suspensions or acceleration of performance which, individually or in the aggregate, would not have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby and by Purchaser's Additional Agreements.

                  4.04. NO CONSENTS. No order, permission, consent, approval, license, authorization, registration, or validation of, or filing with, or notice to, or exemption by, any Governmental Entity is required to be obtained or made by or with respect to Purchaser to authorize, or in connection with the execution, delivery or performance of this Agreement or any of Purchaser's Additional Agreements or the consummation of the transactions contemplated hereby and thereby other than filings required under HSR or ISRA and filings required solely by reason of Seller's or any Company's (as opposed to any other third party's) participation in the transactions contemplated hereby and by Purchaser's Additional Agreements.

                  4.05. LITIGATION. As of the date of this Agreement, there are no Proceedings pending, or, to Purchaser's knowledge, threatened before any Governmental Entity against Purchaser relating to the transactions contemplated by this Agreement or Purchaser's Additional Agreements.

                  4.06. NO BROKERS. Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement and Purchaser's Additional Agreements.

                  4.07. INVESTMENT PURPOSE.

                  (a) Purchaser is purchasing the Purchased Preferred Shares and the Purchased Common Shares for its own account for investment purposes and not with a view toward distribution or re-sale in violation of the Securities Act.

                  (b) Purchaser acknowledges that none of the Purchased Preferred Shares and the Purchased Common Shares have been registered under the Securities Act or qualified under state securities law, but rather have been offered for sale in accordance with certain exemptions under applicable securities law and that the Purchased Preferred Shares and the Purchased Common Shares may not be resold by it unless they are subsequently registered or qualified under Applicable Law, or an exemption from registration and qualification is then available.

                  4.08. PURCHASER'S EXAMINATION.

                  (a) Purchaser is not relying on any forecasted operating results or budgets of the Companies prepared by or on behalf of Seller; and

                  (b) Purchaser acknowledges and agrees that no representation or warranty has been or is being made by Seller except as expressly set forth in this Agreement.

                  4.09. FINANCIAL ABILITY. Purchaser has debt financing and equity commitments and a "highly confident" letter that, if the financing described therein is provided, are sufficient to enable (a) it to consummate the acquisition of the WRC Note, the Purchased Preferred Shares and the Purchased Common Shares as contemplated by this Agreement and (b) WRC to consummate the Term Borrowing and enter into the Revolving Facility. True and correct copies of any such debt financing and equity commitments and "highly confident" letter have been provided to Seller. The financing required to consummate the transactions contemplated by this Agreement is collectively referred to as the "Financing."

                  ARTICLE V. FURTHER AGREEMENTS OF THE PARTIES.

                  5.01. EXPENSES. Purchaser and Seller shall bear their own respective expenses (including, in the case of Seller, all the expenses of the Companies) incurred in connection with the negotiation and preparation of this Agreement and the WRC Note, the WRC Additional Agreements, Purchaser's Additional Agreements and Seller's Additional Agreements (collectively, the "Additional Agreements"), and the consummation and performance of the Transactions and in connection with all obligations required to be performed by each of them under this Agreement and the Additional Agreements, except as may otherwise be expressly provided herein.

                  5.02. RESIGNATIONS. On the Closing Date, Seller shall cause all directors of the Companies to resign and shall cause any officers that are not employees of the Companies to resign as officers of the foregoing, in each case effective immediately after the Closing, and shall deliver such resignations to Purchaser at the Closing.

                  5.03. EMPLOYEES.

                  (a) Immediately following the Closing, each employee of each of the Companies shall be employed at no less than the wage or salary, commission and bonus formula of that employee in effect on the Closing Date. For a period of one (1) year from the Closing, Purchaser shall provide to those employees employed by any of the Companies as of the Closing Date (including any employees on disability or other leave) ("Company Employees"; individually, a "Company Employee") compensation and employee benefits programs which, in the aggregate, are at least as beneficial as the compensation and employee benefit programs in effect prior to the Closing for such Company Employees.

                  (b) Purchaser shall, as to all Company Employees, cause its insurance carriers and benefit plan administrators or trustees to (i) recognize service with any of the Companies (and any predecessors or subsidiary of Seller) prior to the Closing ("Prior Service") for purposes of eligibility to enroll in its welfare plans (e.g. its life, medical, dental, accident, disability and similar benefit plans); and (ii) provide each Company Employee with credit under its medical and dental plans for payments made under the PRIMEDIA Medical and Dental Plans in satisfying any deductible or out-of-pocket limit requirements in respect of the calendar year in which the Closing Date occurs.

                  (c) Purchaser shall recognize Prior Service for all Company Employees for purposes of determining entitlement to vacation and sick leave as employees under its applicable vacation and sick leave policies. Purchaser shall recognize Prior Service for purposes of determining entitlement to and the amount of any severance benefits which may be payable by Purchaser to any Company Employee. Purchaser shall pay to any Company Employee who has a written agreement regarding severance (copies of which have been made available to Purchaser) the amount set forth therein or, in the absence of a written agreement with such Company Employee, for a period of one (1) year from the Closing Date, Purchaser shall pay to such Company Employee that is terminated "without cause", severance in an amount no less than one week of severance for each year of employment up to a maximum of 26 weeks.

                  (d) Purchaser shall recognize Prior Service for all Company Employees for purposes of eligibility and vesting, but not for benefit accrual, under each benefit program that provides pension, savings, or other deferred benefits which is adopted, maintained or contributed to by Purchaser or any of its affiliates to the extent Company Employees participate or are eligible for participation after the Closing.

                  (e) Purchaser agrees to assume the obligations to continue to offer to former employees of any of the Companies and their dependents, or dependents of employees of the Companies prior to the Closing, health care benefits in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (f) Seller agrees that it shall retain the obligation to pay any medical and dental expenses incurred by employees of the Companies and that are to be reimbursed by the Companies to the administrators of a medical or dental plan sponsored by Seller, as identified on SCHEDULE 3.15 attached hereto, under any self-insured arrangements in which the Companies participate, but have not been reimbursed to the administrators prior to the Closing Date.

                  (g) Purchaser agrees to assume the obligation to pay any medical and dental expenses incurred by employees of the Companies and that are to be reimbursed by the Companies to the administrators of a medical or dental plan sponsored by any of the Companies under any self-insured arrangements in which the Companies participate, but have not been reimbursed to the administrators prior to the Closing Date.

                  (h) Except as set forth on SCHEDULE 5.03, on or prior to the Closing Date, Seller shall fully vest all individuals employed by any of the Companies immediately prior to the Closing Date in their respective accrued benefits and account balances under the applicable tax-qualified and non-qualified pension benefit plans

(within the meaning of Section 3(2) of ERISA) in which they are participating prior to the Closing Date.

                  (i) Nothing herein shall be construed as (i) limiting Purchaser's ability to terminate the employment of any employee of the Companies on or following the Closing Date or (ii) requiring Purchaser to maintain any particular plan, policy, program or arrangement on or following the Closing Date.

                  (j) As soon as practicable following the later of (i) the Closing Date and (ii) receipt by Purchaser of a copy of a favorable determination letter from the Internal Revenue Service to the effect that the 401(K) Plan meets the requirements for qualification under Section 401(a) of the Code (or an opinion of Seller's counsel reasonably satisfactory to Purchaser to such effect), Seller shall cause to be transferred to Purchaser's 401(K) Plans cash or, if acceptable to Purchaser, marketable securities selected by Seller having a fair market value equal to the aggregate value of the account balances in Seller's 401(K) Plans as of the date of transfer for Company Employees and former Company Employees (such transfer to be in notes evidencing loans to employees and former Company Employees from their account balances and the balance in cash or marketable securities as provided above), and shall also transfer all qualified domestic relations orders within the meaning of Section 414(p) of the Code.

                  5.04. FURTHER ASSURANCES. Each of Purchaser and Seller shall execute such documents and other papers and take such further actions as the other party may reasonably request in order to carry out the provisions hereof and the Transactions, including without limitation using commercially reasonable efforts to obtain any consents from any party to any Contract which is required in connection with the Transactions, provided that such obligation shall not require more than a commercially reasonable expenditure of money by Seller or any expenditure of money or future commitment by Purchaser. The parties shall cooperate with each other in connection with any litigation relating to the Companies, including providing reasonable access to books and records and employees (current or former), provided that in no event shall either party be required to make more than a reasonable expenditure of money in connection therewith.

                  5.05. CORRESPONDENCE. Seller and the Companies will promptly remit to the Companies or Seller, respectively, any correspondence received by it which properly belongs to the Companies or Seller, respectively.

                  5.06. RECORD RETENTION. Each party shall maintain the agreements, documents, books, records and files relating to the Companies (collectively, "Records") for a period of six (6) years following the Closing Date. From and after the Closing Date, upon reasonable written notice, Purchaser and Seller shall furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours and upon reasonable prior written notice, to Records relating to periods prior to the Closing Date, and shall permit such persons to examine and copy, at such persons' sole cost and expense, such Records to the extent reasonably requested by the other party as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any returns, reports or forms or the defense of any claim or assessment. From and after the Closing Date, with respect to Records relating to periods prior to the Closing Date that the Companies do not possess, Seller shall furnish or cause to be furnished to Purchaser, upon reasonable written notice, such Records reasonably requested by Purchaser; provided that if such Records are intermingled with the records of any other subsidiaries of Seller and Seller is unable to redact such Records, Seller shall not be required to furnish such Records to Purchaser. The parties agree to cooperate so that such access does not unreasonably disrupt the normal operations of Purchaser, any of the Companies or Seller.

                  5.07. REGULATORY AND OTHER AUTHORIZATIONS. Each of Purchaser and Seller shall use its reasonable best efforts to obtain all governmental authorizations of all Governmental Entities that may be or become necessary for its respective execution and delivery of, and the respective performance of its obligations pursuant to, this Agreement. Not later than five (5) business days after the date hereof, Purchaser and Seller shall file their respective Notification and Report Forms under HSR with respect to the Transactions and shall request early termination of the waiting period applicable to such filings under HSR. Each of Purchaser and Seller agrees to respond as promptly as practicable to any request for additional information or documentary material made pursuant to HSR. Any such Notification and Report Form and additional information shall be in substantial compliance with the requirements of HSR. Each of Seller and Purchaser shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under HSR. Seller and Purchaser shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any governmental antitrust authorities. Each party shall use its reasonable best efforts to obtain any clearance required under HSR for the consummation of the Transactions. Each of Purchaser and Seller shall use its reasonable best efforts to oppose any motion or action for a temporary, preliminary or permanent injunction against the Transactions.

                  5.08. CONDUCT OF BUSINESS PENDING THE CLOSING.

                  (a) From the date hereof until the Closing, except as set forth on SCHEDULE 5.08 or otherwise expressly contemplated by this Agreement, Seller shall cause each of the Companies to operate its respective business in the usual, regular and ordinary course in substantially the same manner as previously conducted (including with respect to marketing, promotions, prepublication spending, capital expenditures and inventory levels) and use all reasonable efforts to keep intact its respective business, keep available the services of its current employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others with whom it deals except as otherwise expressly prohibited pursuant to the provisions hereof. In addition (and without limiting the generality of the foregoing), except as set forth on SCHEDULE 5.08 or as otherwise expressly permitted or required by the terms of this Agreement,

Seller shall not permit any Company to do any of the following without the prior written consent of Purchaser:

                           (i) except, in the case of WRC, as contemplated by
                  this Agreement with respect to the Charter Amendment, amend its certificate of incorporation or by-laws;

                           (ii) declare or pay any dividend or make any other
                  distribution to its stockholders whether or not upon or in respect of any shares of its capital stock; provided that (A) dividends and distributions may continue to be made by the Subsidiaries to PRI, AGS and WRC, (B) dividends and distributions payable in cash prior to the Closing may continue to be made by PRI, AGS and WRC to Seller and (C) WRC may make the distribution to Seller contemplated with respect to the Redemption;

                           (iii) except as contemplated by this Agreement with
                  respect to the Redemption and the Preferred Stock Purchase, redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

                           (iv) except as required by Applicable Law, enter
                  into, adopt or amend in any material respect or terminate any Plan, Employee Benefit Program, Employee Agreement or any other agreement, arrangement, plan or policy involving the Companies and one or more of their employees or directors, or change any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan, or change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined;

                           (v) increase the compensation of any key employee,
                  officer or director or, except to the extent that such obligation is solely that of Seller, pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement, or enter into any arrangement or commitment to do any of the foregoing, except for annual merit raises in the ordinary course of business;

                           (vi) except as contemplated by this Agreement with
                  respect to the Note Purchase, incur or assume any liabilities, obligations or Indebtedness or guarantee any such liabilities, obligations or Indebtedness, other than in the ordinary course of business and consistent with past practice; provided that in no event shall any Company incur or assume any long-term indebtedness for borrowed money other than pursuant to guarantees of Seller's Indebtedness which guarantees shall be released at the Closing;

                           (vii) permit, allow or suffer any of its assets to
                  become subjected to any Lien of any nature whatsoever that would have been required to be set forth on SCHEDULE 3.21 or SCHEDULE 3.22 if existing on the date of this Agreement;

                           (viii) cancel any material Indebtedness (individually
                  or in the aggregate) or waive any claims or rights of material value;

                           (ix) pay, loan or advance any amount to, or sell,
                  transfer or lease any of its assets to, or enter into any agreement or arrangement with, Seller or any of its affiliates, except for (A) transactions among the Companies,
                  (B) dividends and distributions permitted under clause (ii) above and (C) intercompany transactions with respect to the services described on SCHEDULE 3.18 in the ordinary course of business consistent with past practice;

                           (x) make any change in any method of accounting or
                  accounting practice or policy other than those required by law or GAAP;

                           (xi) acquire by merging or consolidating with, or by
                  purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory and intellectual property in the ordinary course of business and consistent with past practice) that are material;

                           (xii) commit to make any capital expenditure after
                  the Closing individually in excess of $75,000 or in the aggregate in excess of $200,000;

                           (xiii) sell, lease or otherwise dispose of any of its
                  material assets (other than pursuant to license), except inventory sold in the ordinary course of business and consistent with past practice;

                           (xiv) license any of its material assets, except in
                  the ordinary course of business and consistent with past practice;

                           (xv) enter into any lease of real property, except
                  the renewal of the Circle Pines lease and any other renewals of existing leases in the ordinary course of business and consistent with past practice, with respect to which Purchaser shall have the right to participate; or

                           (xvi) authorize any of, or commit or agree to take,
                  whether in writing or otherwise, to do any of, the foregoing actions.

                  (b) AFFIRMATIVE COVENANTS. Until the Closing, Seller shall cause the Companies to:

                           (i) maintain their respective assets in the ordinary
                  course of business in good operating order and condition, reasonable wear and tear excepted; and

                           (ii) upon any damage, destruction or loss to any
                  asset, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such asset before such event or, if required, to such other (better) condition as may be required by Applicable Law.

                  (c) REPORTING. Seller shall use reasonable efforts to cause the Companies to report to Purchaser the general status of ongoing operations no less than once a month.

                  (d) INSURANCE. Seller shall keep, or cause to be kept, all insurance policies set forth on SCHEDULE 3.19 or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. To the extent that any of the Companies' rights under such insurance policies covering claims relating to the period on or prior to the Closing Date for which Purchaser and/or the Companies are not indemnified by Seller cannot be asserted by the Companies, Seller shall prosecute such rights on behalf of Purchaser and the Companies.

                  (e) ACTIONS AFFECTING CONDITIONS. Each of Purchaser and Seller shall not, and Seller shall not permit any Company to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Closing set forth in Article VI not being satisfied.

                  5.09. NO SHOP. From the date hereof until the Closing or until the date that this Agreement is terminated pursuant to Section 9.01 below, Seller agrees that neither Seller nor its representatives, agents or parent corporation will entertain any proposal, negotiate or enter into any agreement, or take any steps, to consummate the sale or disposition of any capital stock of any of the Companies or any material portion of the assets of the Companies (except for inventory sold in the ordinary course of business) with any person other than Purchaser and its representatives.

                  5.10. NO DISCLOSURE. Each of Purchaser and Seller agree that it shall not make any public announcement or issue any press release in connection with the transactions consummated hereby, except as provided in this
Section 5.10 and except if Purchaser or Seller (a) is ordered to make such disclosure by a court of competent jurisdiction or (b) is advised by legal counsel that such disclosure is required under Applicable Laws or the rules and regulations of any stock exchange upon which Purchaser's or Seller's securities are traded, in which case the party making the required disclosure shall inform the other party as to the timing and contents of such disclosure prior to making such disclosure. Purchaser and Seller shall jointly agree upon and approve a press release to be issued on or about the date hereof and/or on or about the Closing Date, as mutually determined by the parties hereto. Any subsequent press release or public announcement made by either party hereto after approval of any such press release shall be consistent with (including in scope) the mutually agreed upon press release or releases.

                  5.11. BANK ACCOUNTS. On or prior to the Closing Date, Seller shall use reasonable efforts to withdraw from the bank accounts of the Companies substantially all cash deposited therein. On or prior to the Closing Date, Seller shall disengage all bank accounts of the Companies from those of Seller and its affiliates. Purchaser shall cause the Companies to honor and cause to be paid all checks written on such accounts of the Companies prior to the Closing Date.

                  5.12. RELEASE OF GUARANTEES. Effective as of the Closing Date, Seller shall obtain a release of (a) any guarantees entered into by any of the Companies of the Indebtedness of Seller or any of Seller's subsidiaries other than the Companies and (b) any security interests granted by any Company or with respect to the Purchased Preferred Shares, the Purchased Common Shares, the Subsidiary Shares or the assets of any Company which secure the Indebtedness of Seller or any of Seller's subsidiaries other than the Companies.

                  5.13. INTERCOMPANY ACCOUNTS. On or prior to the Closing Date, Seller shall cause each of the Companies to eliminate all intercompany accounts and liabilities with any of Seller or its subsidiaries (other than between any of the Companies), except as set forth on SCHEDULE 5.13. The elimination of any intercompany indebtedness shall be accomplished by debiting or crediting the intercompany account and inversely crediting or debiting stockholders' equity of the relevant Companies in such a way as to not create adverse consequences to any of the Companies.

                  5.14. TRANSFER TAXES. Seller shall pay up to $40,000 of any state or local sales, transfer, recording, ad valorem, stamp or like Taxes payable in connection with the transactions contemplated pursuant to this Agreement, and the remainder of such Taxes shall be paid one-half by each of Purchaser and Seller.

                  5.15. COVENANT NOT TO COMPETE.

                  (a) Seller agrees that for a period of two (2) years from and after the date hereof (the "Non-Compete Period"), Seller shall not and shall cause its subsidiaries or any affiliates over which Seller has the right to determine the kinds of business in which such affiliates are involved (the "Controlled Affiliates") not to (i) own, acquire, manage, operate, control or participate in the ownership, management, operation or control of any company or other entity (in each case, a "Competing Entity"), which engages in any of the following businesses, in each case, in the United States, (A) distributing books and reference materials in print that compete with those currently distributed by PRI for distribution to libraries and schools, (B) publishing books in print that compete with those currently published by Gareth Stevens, Inc. for distribution to school libraries, (C) publishing an annual general interest almanac for consumers, (D) publishing assessment test materials in print which are targeted to elementary and secondary school students who are in the lower fiftieth percentile of achievement, and which compete with the assessment test materials published by AGS and its Subsidiaries, or (E) publishing print periodicals and supplemental educational materials in print, in each case, sold on an annual subscription basis to teachers, schools, or school districts for in-school distribution to grades Kindergarten through 12, and which compete with those published by WRC and its Subsidiaries (any of the foregoing is hereinafter referred to as a "Competing Publication or Product Line"), (ii) solicit or hire any Company Employee (or any employee employed by any of the Companies as of the date hereof), except for

Company Employees (or any employees employed by any of the Companies as of the date hereof) who (A) are fired or otherwise involuntarily terminated by Purchaser or any Company or (B) respond to a general advertisement for employment, provided that in the case of clause (B) Seller shall not subsequently hire any such Company Employee (or any employee employed by any of the Companies as of the date hereof) if such Company Employee (or any employee employed by any of the Companies as of the date hereof) is other than a secretarial or administrative level employee unless such Company Employee (or any employee employed by any of the Companies as of the date hereof) is fired or otherwise involuntarily terminated by Purchaser or any Company and (iii) disclose or furnish to any other Person any confidential information relating to the Companies which Seller or its subsidiaries possess as of the Closing other than (A) as required by law or legal process or (B) if such information is generally available to the public prior to the Closing or thereafter (except as a result of a disclosure in violation of this clause (iii)).

                  (b) Notwithstanding the foregoing, nothing shall prohibit Seller or its subsidiaries or Controlled Affiliates from (i) owning less than ten percent (10%) of the equity or similar financial interest of such a Competing Entity so long as neither Seller nor its subsidiaries or Controlled Affiliates shall have the ability or right to direct or control the management of such Competing Entity; (ii) acquiring any corporation or entity that owns, acquires or participates in the business of owning and publishing
Competing Publications, provided that not greater than fifteen percent (15%) of the annual revenues of such entity in either the calendar year immediately preceding its acquisition by Seller or its subsidiaries or Controlled Affiliates or, as a result of a disposition or dispositions of certain publications or product lines, in the calendar year immediately succeeding such acquisition, are derived from the publication and sale of a Competing Publication or Product Line; or
(iii) the continued operation of the business of Channel One conducted by Channel One Communications Corporation substantially as conducted on the date hereof.

                  (c) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to
Article VII and other remedies at law would be inadequate in the case of any breach of the covenants contained in the first paragraph of this Section 5.15. Purchaser shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

                  5.16. GUARANTEES, JOINT OBLIGATIONS. To the extent that Seller or any of its subsidiaries other than the Companies is a guarantor of any obligations of any of the Companies to any third party under any lease listed on
SCHEDULE 5.16, Purchaser agrees that (i) prior to the Closing Date it shall use its reasonable commercial efforts (without any expenditure of monies) to have Seller or any of such subsidiaries released from all such guarantees and (ii) Purchaser shall be solely responsible for the breach of any such contract to the extent that such breach arises from the conduct of the business of any of the Companies from and after the Closing Date. Notwithstanding the foregoing, in the event that any of the leases guaranteed by Seller or any of its subsidiaries other than the Companies contains an option to renew, Purchaser shall not renew such lease without having Seller and/or its respective subsidiaries released from such guarantee.

                  5.17. REASONABLE BEST EFFORTS TO CLOSE. During the period commencing on the date of execution of this Agreement and continuing until the earlier of the Closing Date or the termination of this Agreement pursuant to
Section 9.01, Purchaser and Seller shall use their respective reasonable best efforts to consummate the Financing and the Transactions. Seller shall use its reasonable best efforts to make Company Employees available for the preparation of documentation and any roadshows in connection with the Financing and the Transactions, so long as such activities do not materially interfere with the day-to-day operations of Seller or any of the Companies. Seller shall cause WRC to execute and deliver, subject to the Closing, the agreements and instruments relating to the Term Borrowing and the Revolving Facility.

                  5.18. LOCATION OF AGS. Purchaser hereby agrees that through October 2, 2003 (the "Relevant Period"), it will cause AGS to maintain its operations and physical plant within a fifty (50) mile radius of Circle Pines, Minnesota (the "Circle Pines Area"); provided, however, that (a) Purchaser shall be entitled to move AGS from the Circle Pines Area in the event that (i) AGS' consolidated revenues in any calendar year during the Relevant Period (the "Relevant Calendar Year") increase to more than 150% of the consolidated revenues of AGS for the fiscal year ended June 30, 1998 ("Fiscal 1998") and Purchaser, after using commercially reasonable efforts to obtain additional space, is unable to do so at rental rates substantially equivalent to those being paid as of the date hereof, adjusted annually in accordance with the Revised Consumer's Price Index for All Urban Consumers, U.S. City Average, Subgroup "All-items" (1967=100) issued by the Bureau of Labor Statistics of the U.S. Department of Labor in the Current Labor Statistics Section of the Monthly Labor Review, (ii) AGS' consolidated revenues in a Relevant Calendar Year decrease to less than 50% of the consolidated revenues of AGS for Fiscal 1998, (iii) all of Messrs. Rutkowski and Adams and Ms. Herpers voluntarily terminate their employment with AGS and AGS is unable to obtain suitable replacements for such employees in the Circle Pines Area after using commercially reasonable efforts to do so, (iv) more than 25% of the development staff employed by AGS on October 2, 1998 have voluntarily terminated their employment with AGS and AGS is unable to obtain suitable replacements for such employees in the Circle Pines Area after using commercially reasonable efforts to do so, and (b) the provisions of this Section 5.18 shall not obligate Purchaser to relocate businesses acquired for AGS and/or its Subsidiary to the Circle Pines Area. In the event of a breach of the obligations arising under this Section 5.18, Purchaser (x) shall pay, as liquidated damages, to Seller an amount equal to Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000) multiplied by 100% if AGS is moved during the period commencing on the Closing Date and ending on October 2, 1999 and declining ratably by 20% each year to 20% in the event that AGS is moved during the period commencing on October 3, 2002 and ending on October 2, 2003, and (y) shall reimburse Seller for all reasonable legal fees and disbursements incurred in connection with (i) any litigation with a third party as to whether there is a breach by Purchaser of Section 5.17 of the Agreement dated as of September 15, 1998 between Seller and AGS and (ii) enforcing Purchaser's obligations in this Section 5.18, provided that, with respect to clause (ii), Seller is the prevailing party. Seller may participate in the defense of any litigation described in the preceding clause (y)(i), subject to entering into a joint defense agreement with Purchaser. The provisions of Sections 7.04, 7.05 and 7.07 shall apply to any indemnification pursuant to this Section 5.18 to the same extent as if it were included in
Section 7.03.

                  5.19. ACCESS TO THE COMPANIES. Prior to the Closing Date, Purchaser shall have access to and be entitled, through its employees, accountants, counsel and representatives, to make such reasonable investigation of the assets, properties, business, personnel, books, Contracts, commitments, tax returns, records and operations of the Companies as Purchaser may reasonably request. Prior to the Closing Date, Seller shall, and shall cause the Companies to, furnish promptly to Purchaser any information concerning the Companies as Purchaser may reasonably request. Any such investigation shall be conducted at reasonable times, on prior notice and under reasonable circumstances.

                  5.20. ASSUMPTION OF LIABILITIES. Purchaser agrees to assume and be liable for the obligations listed on SCHEDULE 5.20 attached hereto.

                  5.21. CONFIDENTIALITY.

                  (a) Purchaser acknowledges that the information being provided to it in connection with the consummation of the Transactions is subject to the terms of the confidentiality agreement between Purchaser and Seller (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Companies; provided that Purchaser acknowledges that any and all other information provided to it by Seller or Seller's representatives concerning Seller shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

                  (b) Seller hereby assigns, effective at the Closing, to Purchaser its rights under all confidentiality agreements entered into by or on behalf of Seller with any person in connection with the proposed sale of the Companies to the extent such rights relate to the Companies. Copies of such confidentiality agreements shall be provided to Purchaser on the Closing Date.

                  5.22. FINANCIAL STATEMENTS. No later than August 31, 1999, Seller shall cause to be delivered to Purchaser (a) the Companies' draft audited combined balance sheets as of December 31, 1997 and December 31, 1998, and the draft audited combined statements of income and cash flows of the Companies for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998, together with the notes to such financial statements and the report thereon of D&T, prepared by Seller in conformity with GAAP applied on a consistent basis (except, with respect to consistency, in each case as described in the notes thereto), which balance sheets and statements, in the case of the balance sheets as of and statements of income for the fiscal years ended December 31, 1997 and December 31, 1998, shall not be materially different (except for the inclusion of notes thereto, for adjustments related to and inclusion of any Companies or businesses prior to their acquisition by Seller or one of the Companies and as set forth on SCHEDULE 5.22) from the balance sheets as of and statements of income for the fiscal years ended December 31, 1997 and December 31, 1998 set forth on SCHEDULE 3.11,
(b) the Companies' unaudited combined balance sheets as of June 30, 1998 and June 30, 1999 and the related unaudited combined statements of income and cash flows of the Companies for the six months then ended, together with the notes thereto, prepared in conformity with GAAP applied on a consistent basis (except, with respect to consistency, in each case as described in the notes thereto),
(c) unaudited summary historical financial information as of and for the fiscal years ended December 31, 1994 and December 31, 1995 and (d) the draft audited historical financial statements of AGS for each of the three years ended June 30, 1996, 1997 and 1998, together with the notes to such financial statements and the report thereon of D&T, prepared in conformity with GAAP applied on a consistent basis (except, with respect to consistency, in each case as described in the notes thereto). Immediately prior to printing the preliminary offering memorandum or prospectus for the financing referred to in the "highly confident" letter referenced in Section 4.09, Seller shall cause to be delivered to Purchaser final versions of the financial statements previously delivered to Purchaser pursuant to this Section 5.22; provided that Purchaser has given D&T timely access to such memorandum or prospectus prior to printing. Such final versions shall not be materially different from the draft versions, except for subsequent events disclosure. Seller shall be responsible for and hold Purchaser harmless from up to $800,000 of the fees and expenses of D&T in connection with the foregoing and Purchaser shall be responsible for and hold Seller harmless from the remainder of the fees and expenses of D&T in connection with the foregoing.

                  5.23. SUPPLEMENTAL DISCLOSURE. Each of Purchaser and Seller shall have the continuing obligation until the Closing promptly to supplement or amend the Schedules relating to its respective representations and warranties with respect to any matter hereafter arising or discovered that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in such Schedules; provided that no supplement or amendment to such Schedules shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Sections 6.01(a) and (b) or for purposes of determining whether any person is entitled to indemnification pursuant to
Article VII.

                  5.24. USE OF PRIMEDIA NAME. After the Closing, Purchaser will have in inventory a quantity of preprinted stationery, invoices, receipts, forms, advertising and promotional materials, training and source literature, packaging materials and other supplies (collectively "Inventory") which bear the PRIMEDIA name. Seller hereby grants to Purchaser a paid-up license, to remain in effect until the exhaustion, but in any event no later than six months after the Closing, of such Inventory in the ordinary course of business, to use any trademarks, service marks, trade names, trade dress, copyrights or other proprietary rights of Seller associated with such Inventory. Purchaser agrees to exhaust such Inventory in the ordinary course of business as soon as reasonably practicable after the Closing, but in any event no later than six months after the Closing. Except as provided in this
Section 5.24, no interest in or right to use the name "PRIMEDIA" or any derivation thereof is being transferred to Purchaser pursuant hereto. Within thirty (30) days after the Closing, Purchaser shall amend the certificate of incorporation of PRI so as to remove the "PRIMEDIA" name therefrom and shall provide Seller with evidence thereof.

                  5.25. POST-CLOSING ACCESS AND COOPERATION. With respect to any third party claim for which Seller may be required to provide indemnification pursuant to this Agreement, Purchaser shall cause the Companies to give Seller, its employees, counsel and representatives access to the Companies' records relating to such claim and, to the extent set forth in Sections 7.04 and 7.05, to cooperate with Seller in the defense of such claim; provided that any such cooperation shall not require any expenditure of money not reimbursed by Seller. Any such access shall be provided only at reasonable times, on prior notice and under reasonable circumstances.

                  5.26. PLEDGE OF RETAINED SHARES. At the Closing, Seller shall pledge the Retained Shares as security for the Financing on a non-recourse basis as contemplated by the Shareholder Agreement (as hereinafter defined).

                  5.27. REORGANIZATION. Immediately prior to the Closing, Seller shall cause the Companies to consummate the Reorganization.

                  5.28. CHARTER AMENDMENT. Immediately prior to the Closing, Seller shall cause the Charter Amendment to be adopted, executed, acknowledged and filed in accordance with Subchapter VII of the Delaware General Corporation Law and any other applicable Delaware law.

                  5.29. BANK CONSENT. Within five (5) days after the date hereof, Seller shall request a consent from The Chase Manhattan Bank as agent to the lenders parties to the $1,500,000,000 Amended and Restated Credit Agreement, dated as of May 24, 1996, as amended and restated as of March 11, 1999, among Seller, Canadian Sailings Inc., various lending institutions, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent; the $250,000,000 Credit Agreement, dated as of May 24, 1996, among Seller, various lending institutions, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent; and the $150,000,000 Credit Agreement, dated as of March 11, 1999, among Seller, various lending institutions, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, with respect to Seller holding an interest in the capital stock of WRC after the Closing and the transactions required by the Reorganization.

                       ARTICLE VI. CONDITIONS TO CLOSING.

                          6.01. CONDITIONS TO CLOSING.

                  (a) The obligations of Purchaser to purchase and pay for the WRC Note, the Purchased Preferred Shares and the Purchased Common Shares are subject to the fulfillment or waiver by Purchaser, as of the Closing Date, of each of the following conditions:

                           (i) Each of the representations and warranties of
                  Seller in this Agreement that is qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

                           (ii) Seller shall have performed and complied in all
                  material respects with all covenants, obligations and undertakings required by this Agreement to be performed or complied with on or prior to the Closing Date;

                           (iii) The applicable waiting period, including any
                  extension thereof, under HSR shall have expired without action taken to prevent consummation of the transactions contemplated by this Agreement;

                           (iv) No Judgment shall have been rendered which has
                  the effect of enjoining the consummation of the transactions contemplated by this Agreement, and there shall be no pending Proceeding relating to the transactions contemplated by this Agreement which would materially adversely affect such transactions or Purchaser;

                           (v) Purchaser and WRC shall have obtained the funds
                  described in, and on the terms and conditions set forth in, the commitment letters and highly confident letter previously delivered to Seller or if such funds are not available on such terms, upon such other terms and conditions that are reasonably satisfactory to Purchaser;

                           (vi) Seller shall have received a consent from the
                  lenders parties to the $1,500,000,000 Amended and Restated Credit Agreement, dated as of May 24, 1996, as amended and restated as of March 11, 1999, among Seller, Canadian Sailings Inc., various lending institutions, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent; the $250,000,000 Credit Agreement, dated as of May 24, 1996, among Seller, various lending institutions, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent; and the $150,000,000 Credit Agreement, dated as of March 11, 1999, among Seller, various lending institutions, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, with respect to Seller holding an interest in the capital stock of WRC after the Closing and the transactions required by the Reorganization;

                           (vii) The Charter Amendment shall have been duly
                  adopted, executed, acknowledged and filed and shall have become effective in accordance with Subchapter VII of the Delaware General Corporation Law and any other applicable Delaware law, and Purchaser shall have received a copy of the Charter Amendment certified by the Secretary of State of the State of Delaware;

                           (viii) The Reorganization shall have been
                  consummated; and

                           (ix) Purchaser shall have received written consents
                  from the lessors of the Stamford property listed on SCHEDULE 3.05.

                  (b) The obligations of Seller to cause WRC to issue the WRC Note and the Purchased Preferred Shares and to sell the Purchased Common Shares are subject to the fulfillment or waiver by Seller, as of the Closing Date, of each of the following conditions:

                           (i) Each of the representations and warranties of
                  Purchaser in this Agreement that is qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

                           (ii) Purchaser shall have performed and complied in
                  all material respects with all covenants, obligations and undertakings required by this Agreement to be performed or complied with on or prior to the Closing Date;

                           (iii) The applicable waiting period, including any
                  extension thereof, under HSR shall have expired without action taken to prevent consummation of the transactions contemplated by this Agreement;

                           (iv) No Judgment shall have been rendered which has
                  the effect of enjoining the consummation of the transactions contemplated by this Agreement, and there shall be no pending Proceeding relating to the transactions contemplated by this Agreement which would materially adversely affect such transactions or Seller; and

                           (v) Seller shall have received a consent from the
                  lenders parties to the $1,500,000,000 Amended and Restated Credit Agreement, dated as of May 24, 1996, as amended and restated as of March 11, 1999, among Seller, Canadian Sailings Inc., various lending institutions, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent; the $250,000,000 Credit Agreement, dated as of May 24, 1996, among Seller, various lending institutions, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent; and the $150,000,000 Credit Agreement, dated as of March 11, 1999, among Seller, various lending institutions, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, with respect to Seller holding an interest in the capital stock of WRC after the Closing and the transactions required by the Reorganization;.

                  6.02. DOCUMENTS TO BE DELIVERED BY SELLER.

                  (a) At the Closing, Seller shall deliver to Purchaser the following:

                           (i) the certificates representing all the Purchased
                  Common Shares, PRI Shares, AGS Shares and other Subsidiary Shares, together, in the case of the Purchased Common Shares, with appropriate stock powers attached and duly endorsed in blank in proper form for transfer, with appropriate transfer tax stamps, if any;

                           (ii) the minute books, corporate seal, stock transfer
                  books and records for each of the Companies;

                           (iii) the resignations referred to in Section 5.02;

                           (iv) the releases referred to in Section 5.12;

                           (v) a certificate in the form prescribed by Treasury
                  Regulation Section 1.1445- (b)(2) certifying that Seller is a nonforeign person for purposes of Section 1445 of the Code;

                           (vi) certificates duly executed by an officer of
                  Seller with respect to the matters set forth in Section 6.01(a)(i) and (ii);

                           (vii) the Services Agreement among Seller, WRC and
                  Purchaser substantially in the form of Exhibit A hereto (the "Services Agreement");

                           (viii) the Shareholder Agreement among Seller, WRC
                  and Purchaser substantially in the form of Exhibit B hereto (the "Shareholder Agreement"); and

                           (ix) an opinion dated the Closing Date of Beverly
                  Chell, Esq. and/or Simpson Thacher & Bartlett, counsel to Seller, substantially in the form of Exhibit C hereto.

                  (b) At the Closing, Seller shall deliver to WRC the Redeemed Shares.

                  6.03. DOCUMENTS TO BE DELIVERED BY WRC. At the Closing, WRC shall deliver to Purchaser the WRC Note and certificates representing the Purchased Preferred Shares.

                  6.04. DOCUMENTS TO BE DELIVERED BY PURCHASER. At the Closing, Purchaser shall deliver to Seller the following:

                  (a) the releases, if any, referred to in Section 5.16;

                  (b) certificates duly executed by an officer of Purchaser with respect to the matters set forth in Section 6.01(b)(i) and (ii);

                  (c) the Services Agreement;

                  (d) the Shareholder Agreement; and

                  (e) an opinion dated the Closing Date of Cravath, Swaine & Moore, counsel to Purchaser, substantially in the form of Exhibit D hereto.

                  6.05. FUNDS TO BE DELIVERED. On the terms and subject to the conditions of this Agreement, Purchaser shall cause the wire or other transfers of funds referred to in Article I to be made on the Closing Date.

                  6.06. FRUSTRATION OF CLOSING CONDITIONS. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to consummate the transactions contemplated by this Agreement, as required by Section 5.17.

                          ARTICLE VII. INDEMNIFICATION.

                  7.01. SURVIVAL. The covenants to the extent to be performed prior to the Closing Date and the representations and warranties of Seller, on the one hand, and Purchaser, on the other, shall survive the Closing Date until March 31, 2001; provided that the representations and warranties contained in
Section 3.17 shall expire sixty (60) days after the expiration of the applicable statute of limitations. The expiration of any representation, warranty or covenant shall have no effect on the continued validity of any claim if written notice was given in accordance with this Article VII before the date of such expiration.

                  7.02.    INDEMNIFICATION BY SELLER.

                  (a) Seller shall indemnify Purchaser and hold Purchaser, Purchaser's subsidiaries (including, after the Closing, the Companies), affiliates and their respective officers, directors, stockholders, employees, members and partners ("Purchaser Indemnified Parties") harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable legal fees and expenses and amounts paid in settlement) ("Losses"), that arise from or relate or are attributable to

                           (i) any misrepresentation by Seller or breach of a
                  warranty made by Seller, in each case, under this Agreement or any certificate delivered at the Closing;

                           (ii) any breach of any (A) covenant or agreement to
                  the extent to be performed prior to the Closing Date or (B) covenant or agreement to the extent to be performed after the Closing Date, on the part of Seller set forth herein;

                           (iii) any liability or obligation to brokers,
                  financial advisors or comparable other persons retained by Seller or any of its subsidiaries (including the Companies) in connection with the transactions contemplated by this Agreement;

                           (iv) any liability, obligation or commitment arising
                  out of any third party Proceeding arising in connection with any action or omission by Seller or any of the Companies prior to the Closing Date including any Proceeding pending as of the Closing Date (other than as relates to any Tax claim or Environmental Losses (as hereinafter defined) which are governed by other provisions of this Agreement);

                           (v) any liability for Taxes of the Companies or any
                  Affiliated Group of which any of the Companies are, or have been, a member (other than Accrued Taxes on the Closing Statement) for any taxable period (or portion thereof) ending on or before the Closing Date (a "Pre-
Closing Tax Period");

                           (vi) the failure of Seller to comply with ISRA; or

                           (vii) subject to Section 7.02(d), any Environmental
                  Losses (as hereinafter defined).

                  (b) Seller shall not be required to indemnify any Purchaser Indemnified Party, and shall not have any liability

                           (i) under clause (i) of Section 7.02(a) unless the
                  aggregate of all Losses for which Seller would, but for this clause (i), be liable thereunder exceeds on a cumulative basis an amount equal to $5,000,000, and then only to the extent of any such excess;

                           (ii) under clause (i) and (ii) of Section 7.02(a) in
                  excess of $100,000,000 with respect to any breach under
                  Article III and Sections 5.02, 5.05, 5.06, 5.08, 5.10, 5.11,
                  5.17, 5.19, 5.22 (other than the last sentence thereof) and 5.23; or

                           (iii) for any breach of a representation, warranty,
                  covenant or agreement contained herein that was resolved by the parties pursuant to the working capital adjustment provided in Section 1.03 of this Agreement.

                  (c) Seller's obligations to indemnify and hold harmless any Purchaser Indemnified Party (i) pursuant to Section 7.02(a)(i) or 7.02(a)(ii)(A) shall terminate when the applicable covenant, representation or warranty terminates pursuant to Section 7.01, (ii) pursuant to Section 7.02(a)(v) shall terminate sixty (60) days after the expiration of the applicable statute of limitations and (iii) pursuant to the other clauses of Section 7.02 shall not terminate.

                  (d) For the purposes hereof, "Environmental Losses" shall mean Losses that arise from or relate to or are attributable to (i) any Hazardous Materials present in, on, under or above any Company Property prior to the Closing Date; (ii) any claims by any Governmental Entity or other third party in connection with any violation of, or other liability arising under, any Environmental Laws relating to any Company Property or the operations of the Companies prior to the Closing Date; (iii) the breach of any representation or warranty of Seller in Section 3.20; and (iv) all liabilities and obligations in connection with any sites to which any Hazardous Materials were transported or to which any Hazardous Materials migrated or were disposed of or arrangements were made for transportation to or disposal at such sites of any Hazardous Materials originating from or existing at any Company Property or the operations of the Companies prior to the Closing Date (any of the matters addressed in the preceding clauses (i), (ii), (iii) or (iv) are collectively "Environmental Losses"); provided, however, that Seller's obligations for Environmental Losses shall be subject to the following:

                  (A) with respect to any Hazardous Materials present in, on, under or above any Company Property, Seller's obligations under Section 7.02(a)(vii) shall only apply to Environmental Losses arising out of the investigation, sampling, monitoring, treatment, remediation, removal, closure, corrective action or cleanup ("Remedial Activities") of any Hazardous Materials existing prior to the Closing Date, (x) to the extent that such Remedial Activities are required by any Governmental Entity under any Environmental Law or (y) as is affirmatively required to be undertaken under applicable Environmental Laws, provided that Seller's obligations shall not include Environmental Losses in respect of voluntary Remedial Activities;

                  (B) with respect to any Company Property, Seller's obligations under Section 7.02(a)(vii) shall not include the cost of the Remedial Activities which are required under any applicable Environmental Law because of (i) a material change by Purchaser or the Companies on or after the Closing Date in the nature of the use of the Company Property from the use thereof at the time of the Closing Date or (ii) the physical alteration or modification of any Company Property on or after the Closing Date (other than any alteration or modification that is a Remedial Activity for which Seller is otherwise required to indemnify Purchaser pursuant to Section 7.02(a)(vii)), including, but not limited to, the remodeling or demolition of any structure located at any Company Property; and

                  (C) Purchaser shall not be entitled to indemnification under
Section 7.02(a)(vii) if the condition, event or circumstance that gave rise to the obligation to indemnify was discovered as a result of a Phase II or other intrusive environmental sampling, testing or investigation (collectively, "Environmental Tests") at any Company Property, except for Environmental Tests undertaken (1) to respond to, investigate or otherwise remediate environmental conditions that could reasonably be expected to create an imminent and substantial endangerment to the health, safety and welfare of the employees of Purchaser or the Companies, the public or the environment; (2) in response to an inquiry, request, claim or demand by a Governmental Entity; (3) in connection with a possible sale of all or part of Purchaser, the Companies or their respective assets; or (4) as affirmatively required under Environmental Laws.

                  7.03. INDEMNIFICATION BY PURCHASER.

                  (a) Purchaser shall indemnify Seller and hold Seller, Seller's subsidiaries (other than any of the Companies), affiliates and their respective officers, directors, stockholders, employees, members and partners harmless against and in respect of any and all Losses that arise from or relate or are attributable to (i) any misrepresentation by Purchaser or breach of a warranty made by Purchaser, in each case, under this Agreement or any certificate delivered at the Closing, (ii) any breach of any (A) covenant or agreement to the extent to be performed prior to the Closing Date or (B) covenant or agreement to the extent to be performed after the Closing Date on the part of Purchaser set forth herein or (iii) any liability or obligation to brokers, financial advisors or comparable other persons retained by Purchaser in connection with the transactions contemplated by this Agreement.

                  (b) Purchaser's obligations to indemnify and hold harmless any party (i) pursuant to Section 7.03(a)(i) or 7.03(a)(ii)(A) shall terminate when the applicable covenant, representation or warranty terminates pursuant to Section 7.01 and
(ii) pursuant to the other clauses of Section 7.03 shall not terminate.

                  7.04. NOTICE TO THE INDEMNITOR.

                  (a) In order for a person ("Indemnitee") to be entitled to any indemnification provided for under Section 7.02 or 7.03 in respect of, arising out of or involving a claim made by any person against the Indemnitee, the Indemnitee shall notify the indemnifying party (the "Indemnitor") in writing of such claim promptly following such Indemnitee's receipt of notice of such third party claim; provided that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been prejudiced as a result of such failure (except that the Indemnitor shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Promptly upon receipt of such notice, but in any event no later than thirty (30) days after such receipt, the Indemnitor shall advise the Indemnitee whether the Indemnitor chooses to assume the defense of such claim with counsel selected by the Indemnitor; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnitor so elect to assume the defense of such a claim, the Indemnitor shall not be liable to the Indemnitee for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The Indemnitor shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnitor has not assumed the defense thereof (other than during any period in which the Indemnitee shall have failed to give notice of the claim as provided above). Notwithstanding the foregoing, the Indemnitor shall not be entitled to assume the defense of any third party claim (and shall be liable for the reasonable fees and expenses of counsel (with selection of counsel to be approved by the Indemnitor which approval shall not be unreasonably withheld) incurred by the Indemnitee in defending such third party claim) if (i) such third party claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee,
(ii) such third party claim is not reasonably separable from a claim for money damages and (iii) Indemnitee elects to assume and is assuming the defense of such third party claim; provided that, if after the initial claim is brought, the claim for an order, injunction, other equitable relief or relief other than money damages is dismissed and the only claim that remains is for money damages, Indemnitor shall at such time be entitled to assume the defense of such claim. In no event shall the Indemnitor be responsible for the fees and expenses of more than one counsel in each jurisdiction for all Indemnitees.

                  (b) Notwithstanding anything to the contrary in the foregoing, Seller and Purchaser acknowledge that Seller shall be responsible for defending the proceedings set forth on SCHEDULE 3.08.

                  7.05. RIGHT OF PARTIES TO SETTLE OR DEFEND. If the Indemnitor determines to accept the defense of such third party claim, the Indemnitee shall have the right to be represented by its own counsel at its own expense, its participation to be subject to reasonable direction of the Indemnitor, and the Indemnitee shall provide all reasonably requested waivers and authorities for the Indemnitor to act on behalf of the Companies subject to a joint defense agreement. If the Indemnitor assumes the defense of a third party claim, the Indemnitee shall agree to any settlement, compromise or discharge of such third party claim that the Indemnitor may recommend and that by its terms obligates the Indemnitor to pay the full amount of the liability in connection with such third party claim, which releases the Indemnitee completely in connection with such third party claim. If the Indemnitor fails to undertake the defense of or settle or pay any such third party claim promptly or in any event within thirty (30) days after the Indemnitee has given written notice to the Indemnitor of the claim, or if the Indemnitor, after having given such notification to the Indemnitee, fails to defend, settle or pay such claim, then the Indemnitee may take any and all necessary action to dispose of such claim; provided, however, that in no event shall the Indemnitee settle such claim without the prior consent of the Indemnitor.

                  7.06. EXCLUSIVE REMEDY. Following the Closing, except as set forth in Section 5.15(c) or in the event of fraud, the indemnification obligations of this Article VII shall be the exclusive remedy for breaches of this Agreement and no other remedy shall be had in contract, tort or otherwise.

                  7.07. CERTAIN ADJUSTMENTS. The amount of any Losses for which indemnification is provided under this Article VII shall be net of any amounts actually recovered by the Indemnitee under insurance policies with respect to such Losses and shall be (a) to the extent an indemnity payment hereunder is not treated as an adjustment to purchase price for Federal Income Tax purposes, increased to take account of any net Tax cost incurred by the Indemnitee arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (b) reduced to take account of any net Tax benefit realized by the Indemnitee arising from the incurrence or payment of any such Losses. In computing the amount of any such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Losses. Any indemnity payment under this Agreement shall be treated as an adjustment to the purchase price for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnitee or any of its affiliates causes any such payment not to be treated as an adjustment to the purchase price for Federal Income Tax purposes.

                           ARTICLE VIII. TAX MATTERS.

                  8.01. TAXABLE PERIODS STRADDLING CLOSING DATE. Purchaser and Seller agree that if any of the Companies is permitted but not required under applicable Federal, state, local or foreign Tax laws to treat the Closing Date or the day before the Closing Date as the last day of a taxable period, Purchaser, Seller or any of the Companies, as the case may be, shall treat such day as the last day of a taxable period. For any taxable period of any of the Companies that includes (but does not end on) the Closing Date (a "Straddle Period"), Purchaser shall timely prepare and file with the appropriate authorities all Tax returns, reports and forms required to be filed, and will pay all Taxes due with respect to such returns, reports and forms except that Seller shall reimburse Purchaser for any amount owed by Seller pursuant to
Section 7.02(a)(v) with respect to any Straddle Period covered by such Returns. In the case of any Straddle Period:

                  (a) all property Taxes of the Companies for the Pre-Closing Tax Period shall equal the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

                  (b) all Income Taxes and other Taxes not described in clause
(a) above for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date. For the purposes of this Section, Seller has the first right to utilization of all Tax net operating loss carryforwards to the extent permitted by Applicable Law.

                  8.02. PREPARATION OF TAX RETURNS AND PAYMENT OF TAXES. Seller shall be responsible, at its sole cost and expense, for the preparation and timely filing of all Tax returns for any of the Companies for all taxable periods ending on or prior to the Closing Date; provided that any such Tax return (including any amended Tax return) shall be prepared on a basis consistent with the past practices of the Companies and any Affiliated Group that includes the Companies. Seller shall be responsible for the payment of all amounts due on such Tax returns; provided that Purchaser shall reimburse

Seller for amounts paid with respect to Accrued Taxes set forth on the Closing Statement. Purchaser and Seller shall cooperate in the filing of such Tax returns. Purchaser shall be responsible, at its sole cost and expense, for the preparation of all Tax returns for all taxable periods ending after the Closing Date. Purchaser shall be responsible for the payment of all amounts due with respect to such Tax returns. Seller shall reasonably cooperate with Purchaser in the preparation of such Tax returns.

                  8.03. TAX AUDITS OF PRE-CLOSING TAX PERIODS. Seller shall have responsibility, at its sole cost and expense, for the conduct of any audit of any taxable period ending on or prior to the Closing Date; provided, however, that in the event that Seller receives notice of any audit from the IRS or any other Taxing Authority with respect to the Companies, Seller shall promptly notify Purchaser of such audit and of any action taken or proposed to be taken and keep Purchaser fully informed with respect thereto; provided that Seller shall not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld), enter into any settlement or closing agreement or take any other action with respect to any audit of any such taxable period which could materially reduce any Tax attribute, or materially increase the Tax liability, of any Company for a post-Closing period. In the event Purchaser wishes to participate in such audit as it relates to the Companies it may do so, provided that any costs incurred by Purchaser shall be borne by Purchaser.

                  8.04. REFUNDS. Purchaser shall pay to Seller all refunds or credits of Income Taxes, and other Taxes received by Purchaser, or any of the Companies or any of their affiliates after the Closing Date and attributable to Taxes paid by or on behalf of the Companies (or any predecessor thereof) with respect to a Pre-Closing Tax Period; provided, however, that Purchaser shall not be obligated to make such payment if such refund or credit is attributable (determined on a marginal basis) to the carry-back of losses, deductions or credits from a taxable period other than a Pre-Closing Tax Period. Any refund or credit of Taxes of the Companies for any taxable period beginning after the Closing Date shall be for the account of Purchaser. Any refund or credit of Taxes of the Companies for any taxable period of any of the Companies that includes (but does not end on) the Closing Date shall be equitably apportioned in a manner consistent with Section 8.01 between Seller and Purchaser. Each such payment (which shall include any interest received or credited with respect to such refund or credit) shall be made to the other party promptly after receipt of any such refund from, or allowance of such credit by, the relevant Taxing Authority. Seller and Purchaser shall cooperate, and shall cause the Companies to cooperate, in obtaining any refund or credit of Taxes available from the relevant Taxing Authority.

                  8.05. COOPERATION. Seller and Purchaser agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Companies as is reasonably requested for the filing of any Tax returns (including, but not limited to, any Tax return relating to state or local real property transfer or gains Taxes), for the preparation of any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment; provided that in no event shall Purchaser be required to provide any Tax return to Seller for any taxable period beginning after the Closing Date. Seller and Purchaser shall reasonably cooperate with each other in the conduct of any audit or other proceeding involving or otherwise relating to the Companies (or its income or assets) with respect to any Tax and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section
8.05 and Section 8.03 of this Agreement. Purchaser shall promptly notify Seller of receipt of notice by Purchaser, any of the Companies or any affiliate of the foregoing of any audit or dispute with respect to any Taxes as to which Seller may be obligated to indemnify Purchaser Indemnified Parties pursuant to this Agreement and with respect to any issue raised in an audit of or dispute with respect to any taxable period (or any portion thereof) ending after the Closing Date if Purchaser reasonably believes that the disposition of such issue would affect the treatment of any Taxes as to which Seller may be obligated to indemnify Purchaser Indemnified Parties pursuant to this Agreement. Purchaser shall not and shall not permit any of the Companies or any affiliate of the foregoing to enter into any agreement or settlement with the relevant Taxing Authority with respect to any Tax as to which Seller is required to indemnify Purchaser Indemnified Parties pursuant to this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld.

                  8.06. PURCHASER'S ELECTION. At Purchaser's election in its sole discretion (the "Section 338(h)(10) Election"), Seller shall (a) join Purchaser in timely making an election under Section 338(h)(10) of the Code (and any comparable election available under applicable state or local Tax law) with respect to one or more of the Companies and/or their subsidiaries (as determined by Purchaser in its sole discretion); provided that no Section 338(h)(10) Election shall be made with respect to AGS and its Subsidiaries and Gareth Stevens, Inc. and (b) cooperate with Purchaser in the completion and timely filing of such elections in accordance with the provisions of Treasury Regulation Section 1.338(h)(10)-1 (or any comparable provisions of state or local Tax law). Seller and Purchaser agree that, for purposes of Section 338(h)(10) of the Code (and any comparable provisions of state or local tax law), the fair market value of each Company is as set forth on SCHEDULE 8.06 hereto. In the event Purchaser makes the Section 338(h)(10) Election, Purchaser and Seller shall endeavor in good faith to agree upon the fair market value of the assets of the Companies for purposes of
Section 338(h)(10) of the Code (and any comparable provisions of state or local Tax law) within 45 days after the date on which Purchaser notifies Seller of its final decision to make the Section 338(h)(10) Election. To facilitate such agreement, Purchaser shall initially prepare a completed set of Internal Revenue Service Forms 8023 and all attachments required to be filed therewith pursuant to applicable Treasury Regulations ("Form 8023") (and any comparable forms required to be filed under state or local Tax law) and, no later than 15 days before making the Section 338(h)(10) Election, deliver said forms to Seller for approval and execution, which approval and execution shall not be unreasonably delayed or withheld; provided that if Purchaser and Seller cannot agree upon the fair market value of the assets of the Companies, then Purchaser may finalize and file said forms (and Seller must execute said forms) after good faith consideration of the views of Seller as to the fair market value of the assets of the Companies; provided that the fair market value of the assets of the Companies shown thereon is consistent with SCHEDULE 8.06. None of the parties (nor any of their respective affiliates) shall take any position on any Tax return or with any Taxing Authority that is inconsistent with the fair market values set forth in such Form 8023 (and any such comparable forms). To the extent permissible under Applicable Law, for purposes of determining the "adjusted grossed-up basis" of the shares of the 338(h)(10) Companies, the respective investment banking, legal, accounting and other fees or costs incurred by each of Purchaser and Seller as a result of the transactions contemplated by this Agreement (collectively, "Transaction Costs") shall not be taken into account; provided, however, that Purchaser shall be entitled to add its Transaction Costs to the "adjusted grossed-up basis" for purposes of allocating among the assets and Seller will be entitled to subtract its Transaction Costs when calculating gain or loss on the sale of the shares of the 338(h)(10) Companies.

                  8.07. TAX COVENANTS.

                  (a) Seller shall cause the provisions of any Tax sharing agreement between Seller or any of its affiliates (other than the Companies) and any of the Companies to be terminated on or before the Closing Date. After the Closing Date, no party shall have any rights or obligations under any such Tax sharing agreement.

                  (b) Seller agrees that it shall not elect to reattribute to itself pursuant to Treasury Regulation Section 1.1502-20(g) any net operating loss carryovers or net capital loss carryovers of any of the Companies.

                  (c) After the date this Agreement is signed, none of Seller or any of the Companies or any Affiliated Group of which any of the Companies is a member shall, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld), make or change any Tax election, change an annual Tax Accounting period, adopt or change any Tax accounting method, file any amended Tax return, enter into any closing agreement, settle any Tax Claim or assessment, surrender any right to claim a refund of Taxes, take any other action or omit to take any action relating to Taxes, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of materially increasing the Tax liability of any of the Companies in a post-Closing period or materially reducing any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or tax basis or any other credit or tax attribute of any of the Companies which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of any of the Companies in a post-Closing period.

                  (d) On the Closing Date, Purchaser shall not permit any of the Companies to effect any extraordinary transactions (other than any such transactions expressly required by Applicable Law or by this Agreement) that could result in Tax liability to the Companies in excess of the Tax liability associated with the conduct of its business in the ordinary course.

                  (e) Notwithstanding any other provision of this Agreement, Seller shall be permitted to make the election under Treasury Regulation Section 1.1502-13(f)(5) with respect to the Companies.

                            ARTICLE IX. TERMINATION.

                  9.01. TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned prior to the Closing, (a) by mutual written agreement of the parties hereto, (b) by either party by written notice to the other party if the Closing Date shall not have occurred on or before October 31, 1999, (c) by Seller after sixty (60) days from the date hereof if Purchaser shall not have delivered a reconfirmation of the commitments and highly confident letter referred to in Section 4.09, which reconfirmation shall be dated no earlier than fifty-five (55) days from the date hereof, (d) by Seller if any of the conditions set forth in Section 6.01(b) shall have become incapable of fulfillment and shall not have been waived by Seller, (e) by Purchaser if any of the conditions set forth in Section 6.01(a) shall have become incapable of fulfillment and shall not have been waived by Purchaser or
(f) by Purchaser if the condition set forth in Section 6.01(b)(v) has not been fulfilled or waived by September 30, 1999 (unless such failure is as a result of a change in the structure of the Transactions requested by Purchaser); provided that the party seeking termination pursuant to clause (c), (d), (e) or (f) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

                  9.02. NO LIABILITIES IN EVENT OF TERMINATION. In the event of any termination of this Agreement as provided in Section 9.01 above, this Agreement shall forthwith become wholly void and of no further force and effect except for the provisions of Section 5.01, Section 5.10 and this Section 9.02 and the provisions of the Confidentiality Agreement which shall remain in full force and effect and there shall be no liability on the part of any of the parties hereto, except that such termination shall not preclude any party from pursuing its judicial remedies for damages and other relief as a result of the willful breach of any representation or warranty or the breach of any covenant or agreement contained herein prior to termination by the other party (it being understood that the mere failure to obtain a third party consent shall not be considered such a breach).

                            ARTICLE X. MISCELLANEOUS.

                  10.01. ENTIRE AGREEMENT. This Agreement (together with the Schedules and Exhibits hereto and the documents referred to herein), the WRC Note, the WRC Additional Agreements, Seller's Additional Agreements, Purchaser's Additional Agreements and the Confidentiality Agreement contain, and are intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for herein, and supersede any previous agreements and understandings between the parties with respect to those matters.

                  10.02. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the state of New York. Each party hereby irrevocably submits to the jurisdiction of any New York State or United States Federal Court sitting in New York City (and any appellate court therefrom) over any action or proceeding arising out of or relating to this Agreement, the WRC Note, the WRC Additional Agreements, Seller's Additional Agreements or Purchaser's Additional Agreements. Each party hereby irrevocably waives any objection it may have to venue and the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  10.03. AMENDMENT; WAIVER. No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Any party may waive compliance by another with any of the provisions of this Agreement. No waiver of any provision hereof shall be construed as a waiver of any other provision or subsequent breach. Any waiver must be in writing. The failure of any party hereto to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity hereof or any part hereof or the right of any party thereafter to enforce each and every such provision.

                  10.04. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by registered mail, return receipt requested, sent by documented overnight delivery service or, to the extent receipt is confirmed, by telecopy to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller, to it at:

                  PRIMEDIA Inc.
                  745 Fifth Avenue
                  New York, NY  10151
                  Attention: Mark Colodny
                  Phone: (212) 745-0100
                  Fax:   (212) 745-0645

With a copy to:

                  PRIMEDIA Inc.
                  745 Fifth Avenue
                  New York, NY 10151

                  Attention: Ann M. Riposanu, Esq.
                  Phone: (212) 745-0100
                  Fax:   (212) 745-0131

If to Purchaser, to it at:

                  Ripplewood Partners, L.P.
                  One Rockefeller Plaza
                  32nd Floor
                  New York, NY  10020
                  Attention:  Mr. Timothy C. Collins
                              Mr. Charles L. Laurey
                  Phone:      (212) 218-2719
                  Fax:        (212) 582-4110

With a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, NY  10019
                  Attention:  Peter S. Wilson, Esq.
                  Phone:      (212) 474-1767
                  Fax:        (212) 765-0978

                  10.05. SEPARABILITY. If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be of no force and effect, but the illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                  10.06. ASSIGNMENT AND BINDING EFFECT. None of the parties hereto may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties hereto. Notwithstanding the foregoing, (a) Purchaser may assign its right to purchase the WRC Note, Purchased Preferred Shares and Purchased Common Shares to an affiliate of Purchaser without the prior written consent of any other party and
(b) Purchaser may assign its rights hereunder by way of security and such secured party may assign such rights by way of exercise of remedies; provided that no assignment shall limit or affect the assignor's obligations hereunder. All the terms and provisions of this Agreement shall be binding on, and shall inure to the benefit of, the respective legal successors and permitted assigns of the parties. Any assignment or delegation in violation of this Section 10.06 shall be void.

                  10.07. NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and permitted assigns and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

                  10.08. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and each party thereto may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

                  10.09. INTERPRETATION. Article titles, headings to sections and the table of contents are inserted for convenience of reference only and are not intended to be a part or to affect the meaning or interpretation hereof. The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in any Schedule hereto is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party hereto shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a
Schedule is or is not material for purposes hereof. As used herein, "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "writing", "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; references to a person are also to its successors and permitted assigns; "hereof", "herein", "hereunder" and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or attachment hereto; references to any gender include references to other genders and references to the singular include references to the plural and vice versa; references to this Agreement or other documents are as amended or supplemented from time to time; references to "Article", "Section" or another subdivision or to an attachment or "Schedule" are to an article, section or subdivision hereof or an attachment or "Schedule" hereto; references to "generally accepted accounting principles" shall mean generally accepted accounting principles in the United States.

                  10.10. DISCLOSURE. For the purpose of this Agreement, any disclosure made on one Schedule to this Agreement shall be deemed to be a disclosure for the purposes of all Schedules (other than SCHEDULE 3.16) to this Agreement to the extent that such disclosure would be reasonably determinable from such Schedule. Any representation made "to Seller's knowledge" or "to the knowledge of Seller" shall mean to the knowledge of the persons listed on
SCHEDULE 10.10 attached hereto.

                  10.11. NO PRESUMPTION. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting.

                  IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the date first above written.


                                     EAC II INC.

                                     By: /s/ Charles Laurey
                                         ---------------------------------
                                         Name:  Charles Laurey
                                         Title: Secretary

                                     PRIMEDIA INC.

                                     By: /s/ Beverly C. Chell
                                         ---------------------------------
                                         Name:  Beverly C. Chell
                                         Title: Vice Chairman

                                                                       EXHIBIT A


                                    TRANSITIONAL SERVICES AGREEMENT ("SERVICES
                           AGREEMENT") dated as of [insert Closing Date], 1999, between PRIMEDIA INC., a Delaware corporation ("PRIMEDIA"), EAC II INC., a Delaware corporation ("PURCHASER"), and WEEKLY READER CORPORATION, a Delaware corporation ("WRC").

                  WHEREAS PRIMEDIA and Purchaser have entered into a Redemption, Stock Purchase and Recapitalization Agreement (the "PURCHASE AGREEMENT") dated as of August 13, 1999, relating to the purchase by Purchaser of 2,685,670 shares of Common Stock, par value $.01, of WRC from PRIMEDIA and certain other transactions; and

                  WHEREAS WRC is interested in purchasing certain services from PRIMEDIA during a transition period commencing on the date hereof.

                  NOW, THEREFORE, the parties, intending to become legally bound, hereby agree as follows:

                                    ARTICLE I

                       AGREEMENT TO BUY AND SELL SERVICES

                  SECTION 1.01.  DEFINITIONS.  Capitalized terms
used herein but not defined herein are used as defined in the Purchase Agreement. The words "include", "includes" and
"including" shall be deemed to be followed by the phrase
"without limitation".

                  SECTION 1.02. PROVISION OF SERVICES. (a) PRIMEDIA shall provide to the Companies the Services listed and described on Schedule A (the "SERVICES"). The Companies shall pay to PRIMEDIA the incremental costs reasonably incurred by PRIMEDIA in providing such Services. In every case, all the Services shall be provided in accordance with the terms, limitations and conditions set forth herein and on Schedule A.

                  (b) The Companies shall provide to PRIMEDIA the Company Services listed and described on Schedule B (the "Company Services"). PRIMEDIA shall pay to the applicable Companies the incremental costs reasonably incurred in providing such Company Services. In every case, all the Company Services shall be provided in accordance with the terms, limitations and conditions set forth on Schedule B and herein, PROVIDED that with respect to the Company Services, all provisions of this Services Agreement other than this Section 1.02(b), Section 7.01 and
Article IV shall be read and apply as if (i) "PRIMEDIA" is substituted for "WRC" and "the Companies", (ii) "WRC" or "the Companies", as applicable, is substituted for "PRIMEDIA" and (iii) "Company Services" is substituted for "Services".

                  SECTION 1.03. ACCESS. WRC shall, and shall cause the Companies to, make available on a timely basis to PRIMEDIA all information reasonably requested by PRIMEDIA to enable it to provide the Services. WRC shall, and shall cause the Companies to, give PRIMEDIA reasonable access, during regular business hours and at such other times as are reasonably required, to the Companies' premises for the purposes of providing Services.

                  SECTION 1.04. BOOKS AND RECORDS. PRIMEDIA shall keep books and records of the Services provided and reasonable supporting documentation of all charges incurred in connection with providing such Services and shall produce records that verify the Services were performed and when such Services were performed, and shall make such books and records available to Purchaser and the Companies, upon reasonable notice, during regular business hours.

                                   ARTICLE II

                    SERVICES; PAYMENT; INDEPENDENT CONTRACTOR

                  SECTION 2.01. SERVICES TO BE PROVIDED. (a) Unless otherwise agreed by the parties, the Services shall be performed by PRIMEDIA for the Companies in a manner that is substantially the same as the manner in which such Services were generally performed by PRIMEDIA for the Companies prior to the date of this Services Agreement and the Companies shall use such Services for substantially the same purposes and in substantially the same manner as the Companies had used such Services prior to the date hereof. PRIMEDIA shall act under this Services Agreement solely as an independent contractor and not as an agent of the Companies.

                  (b) PRIMEDIA shall not be obligated to pay any amounts to the Companies or any of their employees in respect of payroll, benefits or similar obligations unless PRIMEDIA has received such amounts from the Companies or any third party.

                  SECTION 2.02. PAYMENT. Statements will be rendered each month by PRIMEDIA to WRC for Services delivered during the preceding month, and each such statement shall set forth in reasonable detail a description of such Services and the amounts charged therefor and shall be payable net thirty (30) days after the date thereof.

                  SECTION 2.03. PRIORITIES. In providing Services, PRIMEDIA shall accord the Companies the same priority it accords it own operations.

                  SECTION 2.04. USE OF SERVICES. PRIMEDIA shall be required to provide Services only to the Companies in connection with the conduct by them of their businesses. The Companies shall not resell any Services to any person whatsoever or permit the use of the Services by any person other than in connection with the conduct of business in the ordinary course by the Companies.

                  SECTION 2.05. OBLIGATION TO REPERFORM. In the event of any breach of this Services Agreement by PRIMEDIA with respect to any error or defect in the provision of any Service, PRIMEDIA shall, at WRC's request, correct such error or defect or reperform such Services at the expense of PRIMEDIA.

                  SECTION 2.06. RELEASE AND INDEMNITY. Except as specifically set forth in this Services Agreement, WRC hereby releases PRIMEDIA, its subsidiaries, affiliates and their employees, agents, officers, directors, stockholders, members and partners ("PRIMEDIA INDEMNITEES") and agrees to indemnify and hold harmless the PRIMEDIA Indemnitees, from any and all claims, demands, complaints, liabilities, losses, damages (other than special, indirect, incidental or consequential damages of the PRIMEDIA Indemnitees) and all incremental costs arising from or relating to the use of any Service provided hereunder by WRC to the extent not arising from the gross negligence or willful misconduct of PRIMEDIA. PRIMEDIA represents and warrants that it has all necessary right and authority to provide the Services to the Companies hereunder.

                                   ARTICLE III

                           TERM OF PARTICULAR SERVICES

                  SECTION 3.01. TERM OF PARTICULAR SERVICES. (a) The provision of Services shall commence on the date hereof and shall terminate at the close of business on March 31, 2000; PROVIDED that WRC may cancel any Service upon thirty (30) days' written notice subject to the requirement that WRC pays to PRIMEDIA the out of pocket costs reasonably incurred by PRIMEDIA as a result of such cancellation, which costs shall be set forth in reasonable detail in a written statement provided to WRC.

                  (b) Upon the termination of a Service or Services with respect to which PRIMEDIA holds books, records or files, including current and archived copies of computer files, owned by a Company and used by PRIMEDIA in connection with the provision of a Service to the Companies, PRIMEDIA will return all of such books, records or files as soon as reasonably practicable. At its expense, PRIMEDIA may make a copy of such books, records or files for its legal files.

                                   ARTICLE IV

                            POST CLOSING COOPERATION

                  SECTION 4.01. POST CLOSING COOPERATION. (a) PRIMEDIA and Purchaser shall cooperate with each other, and shall cause their affiliates and their officers, employees, agents, auditors and representatives to cooperate with each other, for a period of six months after the Closing with a view to minimizing any disruption to the Companies and the other respective businesses of PRIMEDIA and Purchaser that might result from the change of control of the Companies contemplated by the Purchase Agreement.

                  (b) Each of PRIMEDIA and Purchaser shall reimburse the other for incremental costs reasonably incurred in assisting the other pursuant to this Section 4.01. Neither PRIMEDIA nor Purchaser shall be required by this
Section 4.01 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Purchaser, those of the Companies).

                                    ARTICLE V

                                  FORCE MAJEURE

                  SECTION 5.01. FORCE MAJEURE. PRIMEDIA shall not be liable for any interruption of Service, delay or failure to perform under this Services Agreement when such interruption, delay or failure results from causes beyond its reasonable control, including any strikes, lock-outs or other labor difficulties, acts of any government, riot, insurrection or other hostilities, embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays, or inability to obtain necessary labor, materials or utilities. In any such event, PRIMEDIA's obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. PRIMEDIA will promptly notify WRC in writing upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, PRIMEDIA will use reasonable efforts to resume its performance with the least possible delay.

                                   ARTICLE VI

                                   TERMINATION

                  SECTION 6.01. TERMINATION. This Services Agreement shall terminate on the earliest to occur of (a) the date on which the provision of all Services have terminated or been canceled pursuant to Section 3.01 and (b) the date on which this Services Agreement is terminated pursuant to Section 6.02.

                  SECTION 6.02. BREACH OF SERVICES AGREEMENT. If either party shall cause or suffer to exist any material breach of any of its obligations under this Services Agreement, including any failure to make payments when due, and said party does not cure such default within thirty (30) days after receiving written notice thereof from the non-breaching party, the non-breaching party may terminate this Services Agreement and the provision of Services pursuant hereto immediately by providing written notice of termination.

                  SECTION 6.03. SUMS DUE. In the event of a termination of this Services Agreement, PRIMEDIA shall be entitled to all outstanding amounts due from Purchaser and the Companies up to the date of termination.

                  SECTION 6.04. EFFECT OF TERMINATION. Section 2.05, 2.06, 3.01(b), 4.01, 5.01 and 6.03, Article VII and this Section 6.04 shall survive any termination of this Services Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. NOTICES. All the notices or other communications made in connection with this Services Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given (a) two business days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (b) one business day after it is sent by overnight courier, in every case, addressed as follows:

                  (i)      if to WRC, to it at:

                           Weekly Reader Corporation
                           c/o Ripplewood Holdings L.L.C.
                           One Rockefeller Plaza
                           32nd Floor
                           New York, NY 10020
                           Attention:  Mr. Timothy C. Collins
                                       Mr. Charles L. Laurey
                           Phone: (212) 218-2719
                           Fax:   (212) 582-4110

                           with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Attention:  Peter S. Wilson, Esq.
                           Phone: (212) 474-1767
                           Fax:   (212) 765-0978

                  (ii)     if to PRIMEDIA, to it at:

                           PRIMEDIA Inc.
                           745 Fifth Avenue
                           New York, NY 10151
                           Attention:  Mark Colodny
                           Phone:  (212) 745-0100
                           Fax:    (212) 745-0645

                           with a copy to:

                           PRIMEDIA Inc.
                           745 Fifth Avenue
                           New York, NY 10151
                           Attention:  Ann M. Riposanu, Esq.
                           Phone: (212) 745-0100
                           Fax:   (212) 745-0131

or, in each case, at such other address as may be specified by notice to the other parties hereto. Any party may give any notice or other communication in connection herewith using any other means (including personal delivery, messenger service, telecopy, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

                  SECTION 7.02. HEADINGS. The headings contained in this Services Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Services Agreement.

                  SECTION 7.03. ENTIRE AGREEMENT. This Services Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  SECTION 7.04. COUNTERPARTS. This Services Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                  SECTION 7.05. GOVERNING LAW. This Services Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York.

                  SECTION 7.06. BINDING EFFECT. This Services Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

                  SECTION 7.07. ASSIGNMENT. This Services Agreement shall not be assignable by any party without the prior written consent of the other parties; PROVIDED that (a) WRC may assign this Services Agreement to any Company, (b) Purchaser may assign its and WRC's rights hereunder by way of security and such secured party may assign such rights by way of exercise of remedies and (c) PRIMEDIA may delegate performance of all or any part of its obligations under this Services Agreement to (i) any subsidiary of PRIMEDIA or (ii) third parties to the extent such third parties are routinely used to provide such Services to other PRIMEDIA businesses; PROVIDED FURTHER that, in each case, no such delegation or assignment shall in any way affect any party's obligations under this Services Agreement. Any purported assignment in violation of this Section
7.07 shall be void.

                  SECTION 7.08. THIRD PARTY BENEFICIARIES. Nothing in this Services Agreement shall confer any rights upon any person or entity other that the parties and each such party's respective successors and permitted assigns.

                  SECTION 7.09. AMENDMENT; WAIVERS, ETC. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

                  SECTION 7.10 CONFIDENTIALITY; SECURITY; TITLE TO DATA. (a) Each of the parties agrees that any confidential information of the other party received in the course of performance under this Agreement shall be kept strictly confidential by the parties, except that PRIMEDIA may disclose such information for the purpose of providing Services pursuant to this Services Agreement to any subsidiary of PRIMEDIA or to third parties that provide such Services; PROVIDED that any such subsidiary or third party shall have agreed to be bound by this Section 7.10. Upon the termination of this Services Agreement, each party shall return to the other party all of such other party's confidential information to the extent that such information has not been previously returned pursuant to Section 3.01(b) of this Services Agreement.

                  (b) PRIMEDIA agrees that all records, data, files, input materials and other information received or computed for the benefit of the Companies and which relate to the conduct of the Companies' businesses are the property of the Companies.

                  IN WITNESS WHEREOF, the parties have executed this Services Agreement as of the date first written above.

                                             PRIMEDIA INC.,

                                               by ______________________________
                                                  Name:
                                                  Title:

                                             EAC II INC.,

                                               by ______________________________
                                                  Name:
                                                  Title:

                                             WEEKLY READER CORPORATION,

                                               by ______________________________
                                                  Name:
                                                  Title:

                               SERVICES AND TERMS

EMPLOYEE BENEFITS

                  During the period commencing as of the Closing and terminating on the earlier of December 31, 1999 or such date as Purchaser shall designate in writing to PRIMEDIA (provided that PRIMEDIA receives at least 10-days' notice of such designation and that the date so designated is the end of a calendar month), PRIMEDIA will continue to (i) make available to all employees (and their eligible dependents) of the Companies who are participating in the relevant plan on the Closing Date, participation in each of those employee benefit plans listed in Schedule 3.15 of the Purchase Agreement which are designated as sponsored by PRIMEDIA which Purchaser may request of PRIMEDIA in writing no later than 10 days prior to the Closing and (ii) provide administrative services in respect of those employee benefit plans listed in Schedule 3.15 which are maintained exclusively by the Companies for their respective employees which Purchaser may request of PRIMEDIA in writing no later than 10 days prior to the Closing. Purchaser will promptly reimburse PRIMEDIA, upon receipt by Purchaser of a written invoice from PRIMEDIA detailing the component costs and expenses, for all reasonable administrative costs and expenses directly related to the services provided by PRIMEDIA in respect of the Companies' employees including, as applicable, for all contributions made by PRIMEDIA, including both the employer and employee portions, all claims paid under self-insured welfare plans and all employer and employee (to the extent not received by PRIMEDIA from employee payroll withholding) premiums paid to insurance carriers. PRIMEDIA's obligations to provide administrative services in respect of any particular plan will be on substantially the same basis that it currently provides services in respect of such plan. Administrative services will include, but not be limited to, all administrative and management services provided by PRIMEDIA as of the date hereof with respect to each applicable employee benefit plan, including all administrative and management services (including recordkeeping, the provision of informational documentation to employees and human resources personnel and other services typically necessary for these types of benefit programs, consistent with past practice). PRIMEDIA's obligation to continue to make available any welfare plan under clause (i) of the first sentence of this paragraph shall be subject to any required consent of the applicable insurance carrier (if any) and the parties agree to cooperate to obtain such consent.

OFFICE SPACE-GROUP STAFF

PRIMEDIA will continue to make available office space currently occupied by the Companies' staff ([LeBrasseur,] Jackson, Schwartz, Slivken) and services related thereto (including security, cleaning, access to telephones, fax and copy machines, mail and delivery services, and other services consistent with those provided prior to the Closing) at a monthly rental of $8,500 [12,000 if LeBrasseur included] plus the incremental direct costs of telephone calls, telecopies, and any postage, overnight delivery or other courier charges.

                           COMPANY SERVICES AND TERMS

SERVICE REQUIREMENTS AND WRC ON BEHALF OF FILMS FOR THE HUMANITIES ("FFH")

WRC shall:

1. provide day to day maintenance of Computron Financial software and hardware systems ("Computron") and related databases (including emergency services, trouble shooting, upgrades, reports and uploads), consistent with current practice;

2. provide continued T-1 access from WRC to FFH, consistent with current practice;

3. perform uploads of data from Excel spreadsheets into Computron, consistent with current practice; and

4. assist FFH/FFH consultants in extraction/conversion of FFH data from Computron for purposes of transitioning to the FFH financial package and provide required access to WRC personnel, premises & systems for such extraction.

                                                                       EXHIBIT B


                                    SHAREHOLDER AGREEMENT dated as of [insert
                           Closing Date], 1999 (this "AGREEMENT"), among EAC II Inc., a Delaware corporation (the "RIPPLEWOOD SHAREHOLDER"), PRIMEDIA Inc., a Delaware corporation (the "PRIMEDIA SHAREHOLDER" and, together with the Ripplewood Shareholder and their respective Transferees, the "SHAREHOLDERS"), and Weekly Reader Corporation, a Delaware corporation (the "COMPANY").

                  WHEREAS each Shareholder owns the number of shares of Common Stock, par value $.01 per share ("COMPANY COMMON STOCK"), of the Company set forth opposite such Shareholder's name on Schedule I attached hereto.

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND USAGE

                  SECTION 1.01. DEFINED TERMS. The following terms shall have the following meanings:

                  "AFFILIATE" means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "COMPANY" has the meaning set forth in the preamble to this Agreement.

                  "COMPANY COMMON STOCK" has the meaning set forth in the recitals to this Agreement.

                  "DGCL" means the Delaware General Corporation Law (Title 8 of the Delaware Code Annotated), as amended from time to time and any successor statute thereto.

                  "DIRECT TRANSFER" means a Transfer (without giving effect to the second sentence of the definition of "Transfer").

                  "DRAG-ALONG NOTICE" has the meaning set forth in Section 2.01(f).

                  "EAC II SHARES" means shares of common stock, par value $.01 per share, of the Ripplewood Shareholder.

                  "EAC III" means EAC III L.L.C., a Delaware limited liability company, and the holder of a majority of the EAC II Shares.

                  "INVOLUNTARY TRANSFER" means any Transfer by any Shareholder of any Shares, or of any beneficial ownership thereof, upon death, appointment of a guardian, default, foreclosure, forfeit, bankruptcy (voluntary or involuntary), court order, levy of attachment, execution or otherwise than voluntarily by the Transferor; PROVIDED that a Transfer required pursuant to
Section 2.01(f) or (h) shall not be deemed an Involuntary Transfer.

                  "FAIR MARKET VALUE" means the fair market value of a Share, determined in accordance with Section 2.01(g).

                  "PERMITTED TRANSFEREE" means, (i) with respect to the Ripplewood Shareholder or EAC III, (A) an Affiliate of Ripplewood, (B) a shareholder, partner, member or employee of Ripplewood or any Affiliate of Ripplewood or (C) an employee of the Company or any of its subsidiaries and (ii) with respect to the PRIMEDIA Shareholder, any wholly owned subsidiary of the PRIMEDIA Shareholder (it being understood that, in the event such subsidiary ceases to be wholly owned by the PRIMEDIA Shareholder, any Shares held by such subsidiary shall be deemed to have been Transferred).

                  "PERSON" means any individual, corporation, partnership, trust, association, limited liability company, joint venture, joint-stock company or any other entity or organization, including a government or governmental agency.

                  "PLEDGE AGREEMENT" means the Pledge Agreement dated as of the date hereof, as amended, waived or modified from time to time, among the Ripplewood Shareholder, the PRIMEDIA Shareholder and [ ] (the "AGENT"). The Pledge Agreement shall provide that, if at any time all or any portion of the Ripplewood Shareholder's Shares (including any beneficial ownership thereof) which are pledged pursuant to the Pledge Agreement shall be released from such pledge (other than in connection with a Transfer of Shares Transferred to a Transferee following which such shares are immediately pledged by such Transferee pursuant to the Pledge Agreement) then the same proportion of the PRIMEDIA Shareholder's Shares shall be released from its pledge pursuant to the Pledge Agreement. The Pledge Agreement shall also provide for (i) the release of all the PRIMEDIA Shareholder's Shares on the third anniversary of this Agreement and (ii) the release of all Shares upon the termination of this Agreement pursuant to Section 4.10.

                  "REGISTRATION EXPENSES" means all (a) registration and filing fees of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and any securities exchanges, (b) fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications), (c) printing, messenger and delivery expenses, (d) fees and expenses incurred in connection with the listing of Shares on any securities exchange, (e) fees and disbursements of counsel for the Company and of its independent public accountants and (f) fees and expenses of any special experts retained in connection with a registration.

                  "RIPPLEWOOD" means Ripplewood Partners, L.P.

                  "RIPPLEWOOD SHAREHOLDER" has the meaning set forth in the preamble to this Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SHARES" means the shares of Company Common Stock held by a Shareholder.

                  "SHAREHOLDERS" has the meaning set forth in the preamble to this Agreement.

                  "TAG-ALONG NOTICE" has the meaning set forth in Section
2.01(e).

                  "THIRD PARTY PURCHASER" means, with respect to any proposed sale of Shares by a Shareholder, a Person, other than an Affiliate of such Shareholder, who offers to purchase from such Shareholder such Shares pursuant to a bona fide written offer.

                  "TRANSFER" means any transfer, sale, conveyance, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of a Share. Notwithstanding the foregoing, any transfer, sale, conveyance, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of any stock, partnership interest, membership interest or any other ownership interest in any entity that is a direct or indirect beneficial or record owner of any Share (including any disposition by means of a merger, consolidation or similar transaction) or any other transaction that has the economic effect of a Transfer of a Share (including the designation of any beneficiary of any trust that is a direct or indirect beneficial or record owner of any Share) shall be deemed to be a Transfer of such Share by the Shareholder directly owning such Share.

                  "TRANSFEREE" means the transferee in a Transfer.

                  "TRANSFEROR" means the transferor in a Transfer.

                  SECTION 1.02. OTHER DEFINITION PROVISIONS. Capitalized terms used but not defined herein shall have the meanings set forth in the Redemption, Stock Purchase and Recapitalization Agreement, dated as of August 13, 1999, between the Ripplewood Shareholder and the PRIMEDIA Shareholder (the "Purchase Agreement"). Wherever required by the context of this Agreement, the singular shall include the plural, and vice versa, and the masculine gender shall include the feminine and neuter genders, and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein, (i) the word "or" is not exclusive and (ii) the words "including," "includes," "included" and "include" are deemed to be followed by the words "without limitation."

                                   ARTICLE II
                        TRANSFERS OF SHARES; TRANSACTIONS
                 BETWEEN RIPPLEWOOD SHAREHOLDER AND THE COMPANY

                  SECTION 2.01. TRANSFERS OF THE COMPANY SHARES. (a) GENERALLY.
(i) No Shareholder may Transfer all or any portion of its Shares (or any beneficial ownership thereof) unless (A) such Transfer is in accordance with this Section 2.01, (B) in the case of a Direct Transfer (other than pursuant to Section 2.01(e), (f) or (g)), the Transferee executes and delivers a counterpart of the signature page of this Agreement (or other appropriate assumption agreement) and (C) except for a Transfer in accordance with Section 2.01(e), (f), (g) or (i), the Transferee executes and delivers any other agreements, documents or instruments reasonably specified by the Board of Directors. Any Transfer made in violation of this Section 2.01(a) shall be null and void and shall be subject to Section 2.01(d).

                  (ii) Whenever a Transfer (other than pursuant to Section 2.01(g)) is to be consummated by any Person on a specified date under this
Section 2.01, such Transfer shall take place at 10:00 a.m., Eastern Time, on such date (or, if such date is not a business day, the next following business day) at the New York offices of Cravath, Swaine & Moore, or at such other time, date and place as the Company and the parties to such Transfer may agree. Except for a Transfer in accordance with Section 2.01(e), (f), (g) or (i), such Transfer shall only be effective following due execution and delivery of the agreements, documents and instruments specified in Section 2.01(a)(i)(B) and of such other agreements, documents and instruments as the Board of Directors or the parties to such Transfer may reasonably require.

                  (iii) Upon compliance with the requirements of Section 2.01(a), in the case of a Direct Transfer (other than pursuant to Section 2.01(e), (f), (g) or (i)), each Transferee shall have all of the economic rights, and shall be subject to the restrictions and liabilities, of its Transferor hereunder. Immediately following any Direct Transfer in which the Transferor has Transferred all of its Shares pursuant to this Section 2.01, such Transferor shall cease to be a Shareholder.

                  (b) TRANSFERS BY THE RIPPLEWOOD SHAREHOLDER. Subject to
Section 2.01(a) and, with respect to a Transfer to any Person other than a Permitted Transferee of the Ripplewood Shareholder, Section 2.01(e), the Ripplewood Shareholder (and its Permitted Transferees) shall have the right to Transfer at any time all or any portion of its Shares (including any beneficial ownership thereof) to any Person without the prior consent of any Person.

                  (c) TRANSFERS BY THE PRIMEDIA SHAREHOLDER. (i) Subject to
Section 2.01(a), the PRIMEDIA Shareholder (and its Permitted Transferees) shall have the right to Transfer at any time all or any portion of its Shares (including any beneficial ownership thereof) to any of its Permitted Transferees without the prior consent of any Person.

                  (ii) The PRIMEDIA Shareholder (and its Permitted Transferees) shall not have the right to Transfer all or any portion of its Shares (including any beneficial ownership thereof) to any Person other than the Ripplewood Shareholder or the Company except in accordance with Section 2.01(a) and (A) pursuant to Section 2.01(c)(i), (e), (f), (g) or (i) or Section 2.03 or (B) with the prior written consent of the Board of Directors (which consent shall not be unreasonably withheld).

                  (d) INVOLUNTARY AND IMPERMISSIBLE TRANSFERS. If an Involuntary Transfer or a Transfer in violation of this Agreement shall occur with respect to the PRIMEDIA Shareholder and, in the case of a Transfer in violation of this Agreement, such violation has not been cured within 30 days after notice to the applicable Transferor or Transferee, the Company shall give notice to the Ripplewood Shareholder offering the Ripplewood Shareholder the right, exercisable by delivery of written notice to such Transferee within 90 days following the day on which such notice is given, to purchase all of the Shares acquired by such Transferee at a purchase price equal to, in the case of an Involuntary Transfer, 100% or, in the case of a Transfer in violation of this Agreement, 90% of the Fair Market Value thereof, determined in good faith by the Board of Directors as of the date of such Transfer (or, if lower, as of the date of such determination). The closing date of any purchase described in this
Section 2.01(d) shall be on the date specified by the Company that shall not be later than the 30th day after a determination of the Fair Market Value of the Shares to be purchased is made.

                  (e) TAG-ALONG RIGHTS. If the Ripplewood Shareholder desires to Transfer all (or any portion in excess of 35%) of its Shares to a prospective Transferee (or Transferees) other than to a Permitted Transferee of the Ripplewood Shareholder, the Ripplewood Shareholder shall, as a condition to such Transfer, (i) provide a notice to the PRIMEDIA Shareholder in writing (a "TAG-ALONG NOTICE") of the material terms of the proposed Transfer at least 10 days prior to such Transfer and (ii) permit the PRIMEDIA Shareholder (or cause the PRIMEDIA Shareholder to be permitted) to sell (either to the prospective Transferee of the Ripplewood Shareholder's Shares or to another financially reputable Transferee reasonably acceptable to the PRIMEDIA Shareholder) the same proportion of its Shares on the same terms and conditions, subject to the same agreements and at the same price as the sale by the Ripplewood Shareholder, which sale shall take place on the date the Ripplewood Shareholder's Shares (or such portion) are Transferred to such Transferee (or Transferees). The PRIMEDIA Shareholder shall have five days from the date of receipt of a Tag-Along Notice to exercise its right to sell pursuant to clause (ii) above by delivering written notice to the Ripplewood Shareholder of its intent to exercise such right. The right of the PRIMEDIA Shareholder to sell pursuant to the above shall terminate if not exercised within such five-day period; PROVIDED that if the terms and conditions of the proposed transfer materially differ from those set forth in the Tag- Along Notice then the Ripplewood Shareholder shall notify the PRIMEDIA Shareholder of such change and such five-day period shall be extended for a further five days from the date of such notification. If the PRIMEDIA Shareholder elects to exercise its right to sell pursuant to this Section 2.01(e), it shall share, on a pro rata basis, the legal, investment banking and other expenses of the Ripplewood Shareholder incurred in connection with such Transfer.

                  (f) DRAG-ALONG RIGHTS. If at any time the Ripplewood Shareholder desires to Transfer all (or any portion in excess of 35%) of its Shares to any Third Party Purchaser (or Purchasers), the Ripplewood Shareholder shall have the right to require that the PRIMEDIA Shareholder Transfer the same proportion of its Shares to such Third Party Purchaser (or Purchasers) on the same terms and conditions, subject to the same agreements and at the same price as the sale by the Ripplewood Shareholder. The Ripplewood Shareholder shall provide a notice to the PRIMEDIA Shareholder in writing (a "DRAG-ALONG NOTICE") of such sale at least 10 days prior to such Transfer, and the Drag-Along Notice shall identify such Third Party Purchaser (or Purchasers), all material terms of the sale and the date of closing. Upon the closing of any sale by the Ripplewood Shareholder of all (or such portion) of its Shares as described in a Drag-Along Notice, such Third Party Purchaser (or Purchasers) shall pay to the PRIMEDIA Shareholder the consideration payable to the PRIMEDIA Shareholder in connection with such sale of all (or such portion) of its Shares to such Purchaser (or Purchasers), net of the PRIMEDIA Shareholder's proportionate share of the legal, investment banking and other expenses of the Ripplewood Shareholder incurred in connection with such sale, and the Shares (or such portion) of the PRIMEDIA Shareholder shall be deemed Transferred to such Third Party Purchaser (or Purchasers).

                  (g) PIGGY-BACK REGISTRATION RIGHTS. If the Company proposes to file a registration statement under the Securities Act with respect to an initial public offering by the Company that includes all or any portion of the

Ripplewood Shareholder's Shares, then the Company shall give written notice of such proposed filing to the PRIMEDIA Shareholder at least 10 days before the filing date, and such notice shall offer the PRIMEDIA Shareholder the opportunity to register such number of Shares as the PRIMEDIA Shareholder may request up to a proportionate amount of the PRIMEDIA Shareholder's Shares. If such offer is accepted by written notice to the Company from the PRIMEDIA Shareholder within 5 days of the giving of the written notice provided for in the preceding sentence, the Company shall use its best efforts to cause the managing underwriter or underwriters thereof to permit the Shares the PRIMEDIA Shareholder requested to be included in such offering to be included in such offering on the same terms and conditions as the corresponding Shares of the Ripplewood Shareholder included therein; PROVIDED that (i) if, at any time after giving written notice of its intention to register any Shares and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration, the Company may, at its election, give written notice of such determination to the PRIMEDIA Shareholder and thereupon shall be relieved of its obligation to register any Shares in connection with such registration and (ii) the PRIMEDIA Shareholder must sell its Shares to underwriters who shall have been selected by the Company on the same terms and conditions as apply to the Ripplewood Shareholder. The PRIMEDIA Shareholder may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw its request and not to have its Shares registered in connection with such registration. If the managing underwriter or underwriters advise the Company in writing that, in their opinion, (i) the number of Shares which the PRIMEDIA Shareholder intends to include in such registration exceeds the largest number of such Shares which can be sold in such offering without having an adverse effect on such offering (including, but not limited to, the price at which such Shares can be sold) or (ii) the inclusion of the Shares in such registration would have an adverse effect on such offering, then the Company will include in such registration (A) first, 100% of the Shares proposed to be sold by the Company and any other shareholder whose shares the Company is obligated to include in such registration in priority to the Ripplewood Shareholder and the PRIMEDIA Shareholder and (B) second, to the extent that the number of Shares requested to be included in such registration can, in the opinion of such managing underwriter, be sold without having the adverse effect referred to above, the number of Shares which the Ripplewood Shareholder and the PRIMEDIA Shareholder have requested to be included in such registration, such amount to be allocated pro rata among the Ripplewood Shareholder and the PRIMEDIA Shareholder on the basis of the relative number of Shares the Ripplewood Shareholder and the PRIMEDIA Shareholder have requested for registration. The Company may require the PRIMEDIA Shareholder to furnish the Company with such information regarding the PRIMEDIA Shareholder and pertinent to the disclosure requirements relating to the registration and distribution of the PRIMEDIA Shareholder's Shares as the Company may from time to time reasonably request in writing. The Company shall pay all Registration Expenses in connection with registration of Shares subject to this Section 2.01(g). The PRIMEDIA Shareholder shall pay all (x) underwriting discounts and commissions and transfer taxes, if any, (y) internal administrative and similar costs of the PRIMEDIA Shareholder and (z) fees and disbursements of counsel for the PRIMEDIA Shareholder, in each case relating to the registration, sale or disposition of the PRIMEDIA Shareholder's Shares pursuant to a registration statement effected pursuant to this Section 2.01(g).

                  (h) FAIR MARKET VALUE. In determining the "FAIR MARKET VALUE" of any Shares (or any portion thereof) pursuant to this Section 2.01 or Section 2.03(b), the Board of Directors shall give due consideration to such factors as it deems appropriate, including the earnings and certain other financial and operating information of the Company and its subsidiaries in recent periods, its potential value and that of its subsidiaries as a whole, its future prospects and that of its subsidiaries and the industries in which they compete, its history and management and that of its subsidiaries, the general condition of the securities markets and the fair market value of securities of privately owned companies (with transfer restrictions) engaged in businesses similar to the Company and its subsidiaries. The Fair Market Value, as determined by the Board of Directors in good faith shall be binding and conclusive upon all parties hereto.

                  (i) TRANSFERS TO THE AGENT. Subject to Section 2.01(a), each Shareholder shall have the right to Transfer at any time all or any portion of its Shares to the Agent in accordance with the terms of the Pledge Agreement without the prior consent of any Person.

                  SECTION 2.02. AFFILIATE TRANSACTIONS. Except for the transactions contemplated by the management consulting and financial advisory services agreement to be dated as of the date hereof between the Company and Ripplewood Holdings L.L.C. (the "MANAGEMENT AGREEMENT"), attached hereto as
Exhibit I, unless otherwise agreed by the PRIMEDIA Shareholder in writing, the Ripplewood Shareholder will not enter into any agreement or engage in any business transaction with the Company or its subsidiaries after the date hereof which is not entered into on an arm's length commercially reasonable basis. Notwithstanding the foregoing, the PRIMEDIA Shareholder explicitly agrees that the Ripplewood Shareholder may at any time cause the Company to issue new shares of Company Common Stock and/or WRC Preferred Stock to the Ripplewood Shareholder in exchange for the contribution of assets (and the assumption of liabilities) of the Ripplewood Shareholder, such new shares to have a fair market value as determined in good faith by the Board of Directors equal to the net fair market value of such assets less such liabilities as determined in good faith by the Board of Directors, which assets and liabilities may include (a) any capital stock of JLC Learning Corporation, a Delaware corporation ("JLC"), owned by the Ripplewood Shareholder, (b) a promissory note of JLC dated the date hereof in the principal amount of $36,000,000 and bearing interest at the rate of [ ]%,
(c) any Company Common Stock and any WRC Preferred Stock owned by the Ripplewood Shareholder, (d) a promissory note of the Company dated the date hereof in the principal amount of $138,400,000 and bearing interest at the rate of [ ]% and
(e) subordinated debt securities of the Ripplewood Shareholder.

                  SECTION 2.03 SALE OF EAC II SHARES. (a) If EAC III desires to Transfer all (or any portion in excess of 35%) of its EAC II Shares to a prospective Transferee (or Transferees) other than to a Permitted Transferee of EAC III, the provisions of Section 2.01(e) and (f) shall apply to such Transfer in accordance with their terms, except that the percentage of the PRIMEDIA Shareholder's shares that it has the right or obligation, as the case may be, to sell and the price to be paid therefor shall be determined in good faith by the Board of Directors on a basis that shall, as nearly as reasonably practicable, provide the PRIMEDIA Shareholder economic treatment comparable to that which it would have been provided under Section 2.01(e) or (f), as the case may be, in the event of Transfer of an economically equivalent portion of the Shares.

                  (b) If an initial public offering of EAC II Shares shall occur, then the PRIMEDIA Shareholder shall have the right to, and the Ripplewood Shareholder shall, exchange all or any portion of the PRIMEDIA Shareholder's Shares for EAC II Shares having an aggregate fair market value equal to the aggregate Fair Market Value of the exchanged Shares.

                                   ARTICLE III

                           STOCK REGISTRATION; LEGEND

                  SECTION 3.01. STOCK REGISTRATION. (a) Each Shareholder hereby represents and warrants to the other Shareholder and the Company that such Shareholder understands that the Company Common Stock has not been registered under the Securities Act.

                  (b) Each Shareholder agrees that such Shareholder will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any shares of Company Common Stock except:

                  (i) pursuant to an exemption from registration under the Securities Act and in accordance with any applicable laws of any state of the United States governing the offer and sale of securities; or

                  (ii) pursuant to an effective registration statement under the Securities Act (it being understood that the Company, the other Shareholder and their Affiliates are under no obligation to effect such registration except, in the case of the Company, pursuant to Section 2.01(g)) and in accordance with any applicable state laws; or

                  (iii) pursuant to the Pledge Agreement.

                  SECTION 3.02. LEGEND. Each Shareholder agrees that any and all certificates representing such Shareholder's Shares will have inscribed conspicuously on the front or back of such certificates the following legend:
"THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF WEEKLY READER CORPORATION REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ONE OR MORE AGREEMENTS AMONG SHAREHOLDERS OR AGREEMENTS BETWEEN SHAREHOLDERS AND WEEKLY READER CORPORATION, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. COPIES OF ANY SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF WEEKLY READER CORPORATION."

                  SECTION 3.03 OTHER REGISTRATION-RELATED MATTERS. In the event of a registration of Shares of the PRIMEDIA Shareholder pursuant to Section 2.01(g):

                  (a) the Company will furnish to the PRIMEDIA Shareholder such number of copies of the applicable registration statement and of each amendment or supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as may reasonably be requested in order to facilitate the disposition of Shares by the PRIMEDIA Shareholder;

                  (b) the Company will notify the PRIMEDIA Shareholder at any time when a prospectus relating to its Shares is required to be delivered under the Securities Act promptly after the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the PRIMEDIA Shareholder, prepare and furnish to the PRIMEDIA Shareholder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (c) the Company will make available for inspection by the PRIMEDIA Shareholder and by any attorney, accountant or other agent retained by the PRIMEDIA Shareholder, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by the PRIMEDIA Shareholder, or any such attorney, accountant or agent in connection with such registration statement.

                  SECTION 3.04 INDEMNIFICATION. (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any Shares of the PRIMEDIA Shareholder under the Securities Act pursuant to Section 2.01(g), the Company hereby indemnifies and agrees to hold harmless, to the extent permitted by law, the PRIMEDIA Shareholder, each Affiliate of the PRIMEDIA Shareholder and their respective directors and officers or general and limited partners and members (and the directors, officers, affiliates and controlling Persons thereof) and each other Person, if any, who controls the PRIMEDIA Shareholder within the meaning of the Securities Act

(collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED that the Company will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the PRIMEDIA Shareholder or any Indemnified Party and will survive the Transfer of such securities by the PRIMEDIA Shareholder.

                  (b) INDEMNIFICATION BY THE HOLDERS AND UNDERWRITERS. The Company may require, as a condition to including any Shares of the PRIMEDIA Shareholder in any registration statement filed in accordance with Section 2.01(g), that the Company shall have received an undertaking reasonably satisfactory to it from the PRIMEDIA Shareholder to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.04(a)) the Company, all other shareholders participating in such offering or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers, general and limited partners and members (and the directors, officers, affiliates and controlling Persons thereof) and controlling Persons, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to the PRIMEDIA Shareholder furnished to the Company by the PRIMEDIA Shareholder expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the shareholders, or any of their respective affiliates, directors, officers, general and limited partners (and the directors, officers, affiliates and controlling Persons thereof) or controlling Persons and will survive the Transfer of such securities by the PRIMEDIA Shareholder.

                  (c) PROCEDURES. The procedures governing any indemnification pursuant to this Section 3.04 shall be as set forth in Sections 7.04 and 7.05 of the Purchase Agreement.

                  (d) CONTRIBUTION. If recovery is not available under the foregoing indemnification provisions of this Section 3.04 for any reason other than as expressly specified therein, the parties required to provide indemnification by the terms thereof will contribute to liabilities and expenses of the indemnified party except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, consideration will be given to the relative benefits received by each party from the offering of the Shares (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances.

                  (e) NON-EXCLUSIVITY. The obligations of the parties under this
Section 3.04 will be in addition to any liability which any party may otherwise have to any other party.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

                  SECTION 4.01. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding among the parties relating to the subject matter contained herein and merges all prior discussions among them. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  SECTION 4.02. AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  SECTION 4.03. NOTICES. All notices and other communications required or permitted by this Agreement shall be made in writing and any such notice or communication shall be deemed delivered when delivered in person, transmitted by telecopier, confirmation of transmission received, or one business day after it has been sent by a nationally recognized overnight courier, at the address or addresses for notices to the recipient designated on
Schedule II. Each Shareholder may from time to time change its address for notices under this Section 4.03 by giving at least five days' notice of such changed address to the other Shareholder.

                  SECTION 4.04. INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 4.05. SEVERABILITY. If any one or more of the provisions contained in this Agreement or in any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; PROVIDED that in such case the parties hereto shall endeavor to amend or modify this Agreement to achieve to the extent reasonably practicable the purpose of the invalid provision.

                  SECTION 4.06. GOVERNING LAW. This Agreement and all actions contemplated hereby shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, except to the extent that the provisions of the DGCL may be mandatorily applicable.

                  SECTION 4.07. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

                  SECTION 4.08. ASSIGNMENT. Except pursuant to Section 2.01(a), neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part by the Ripplewood Shareholder without the prior written consent of the PRIMEDIA Shareholder or by the PRIMEDIA Shareholder without the prior written consent of the Ripplewood Shareholder, and any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

                  SECTION 4.09. SPECIFIC PERFORMANCE. The parties hereby declare that irreparable damage would occur as a result of the failure of any party hereto to perform any of its obligations under this Agreement in accordance with the specific terms hereof. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any Person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law. The right to specific performance should be in addition to any other remedy to which a party hereto may be entitled at law or in equity.

                  SECTION 4.10. TERMINATION. This Agreement shall automatically terminate upon the closing of an initial public offering of shares of Company Common Stock or EAC II Shares.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                               EAC II INC.,

                                               by ______________________________
                                                  Name:
                                                  Title:


                                               PRIMEDIA INC.,
                                               by ______________________________
                                                  Name:
                                                  Title:

                                               WEEKLY READER CORPORATION,

                                               by ______________________________
                                                  Name:
                                                  Title:

                                   SCHEDULE I


                                                        Shares of Company
                                                        -----------------
Shareholder                                               Common Stock
-----------                                               ------------

EAC II Inc.                                                 2,685,670
PRIMEDIA Inc.                                                144,330


                                   SCHEDULE II



Shareholder                                  Address
-----------                                  -------

EAC II Inc.                                  c/o Ripplewood Holdings L.L.C.
                                             One Rockefeller Plaza, 32nd Floor
                                             New York, New York 10020

                                             Attn:  Mr. Timothy C. Collins
                                                    Mr. Charles L. Laurey

                                             Phone: (212) 218-2719
                                             Fax:   (212) 582-4110

                                             with a copy to:

                                             Cravath, Swaine & Moore
                                             Worldwide Plaza
                                             825 Eighth Avenue
                                             New York, New York  10019

                                             Attn:  Peter S. Wilson, Esq.
                                             Phone: (212) 474-1767
                                             Fax:   (212) 765-0978

PRIMEDIA Inc.                                745 Fifth Avenue
                                             New York, NY 10151

                                             Attn:  Mr. Mark Colodny
                                             Phone (212) 745-0100
                                             Fax:  (212) 745-0645

                                             with a copy to:

                                             745 Fifth Avenue
                                             New York, NY 10151

                                             Attn:  Ann M. Riposanu, Esq.
                                             Phone: (212) 745-0100
                                             Fax:   (212) 745-0131


                                                                       EXHIBIT C


                                 [Letterhead of]

                           Simpson Thacher & Bartlett


EAC II Inc.
c/o Ripplewood Partners, L.P.
One Rockefeller Plaza
32nd Floor
New York, NY 10020

                                                                 [       ], 1999


                         REDEMPTION, STOCK PURCHASE AND
                           RECAPITALIZATION AGREEMENT

Dear Sirs:

                  We have acted as counsel to PRIMEDIA Inc., a Delaware corporation ("Seller"), in connection with the Redemption, Stock Purchase and Recapitalization Agreement dated as of August [ ], 1999 (the "Agreement"), between Seller and EAC II Inc., a Delaware corporation ("Purchaser"), relating to, among other things, the purchase by Purchaser from Seller of 2,685,670 shares (the "Shares") of Common Stock, par value $.01 per share, of Weekly Reader Corporation, a Delaware corporation ("WRC"). Capitalized terms used but not otherwise defined herein are used as defined in the Agreement.

                  We have examined an executed copy of the Agreement, the Shareholder's Agreement and the Services Agreement (collectively, the "Agreements"). In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the Closing, and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Seller and the Companies, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. Seller is a corporation duly incorporated, and is validly existing and in good standing as a corporation under the laws of the State of Delaware, and has full corporate power and authority to enter into the Agreements and to consummate, or cause the consummation of, the transactions contemplated thereby (including the Reorganization, the Charter Amendment, the Note Purchase, the Preferred Stock Purchase, the Redemption and the Purchase). WRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power and authority to enter into the Agreements and to consummate the transactions contemplated thereby and by the Agreement (including the Reorganization, the Charter Amendment, the Note Purchase, the Preferred Stock Purchase, the Redemption and the Purchase).

                  2. Each of the Companies organized in the State of Delaware (the "Delaware Companies") is a corporation duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, and has full corporate power and authority to carry on its business as currently conducted.

                  3. The execution, delivery and performance by Seller of the Agreements, the execution, delivery and performance by WRC of the Agreements and the consummation by Seller and the Delaware Companies of the Transactions contemplated thereby have been duly authorized by all necessary corporate and stockholder action of Seller and the Delaware Companies. Seller has duly executed and delivered the Agreements and each of the Agreements constitutes valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms. WRC has duly executed the WRC Note and the Agreements.

                  4. Except as provided in the Schedules to the Agreement, assuming compliance with HSR, (a) the execution, delivery and performance of the Agreements by Seller and the consummation of the Transactions (other than the Reorganization, the Charter Amendment, the Note Purchase, the Preferred Stock Purchase and the Redemption) by Seller does not, the execution, delivery and performance of the WRC Note, and the Agreements by WRC do not, (A) constitute a breach or default under (or with or without notice or lapse of time, or both would not constitute a breach or default under) or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlement of any person under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of the Seller or the Companies under any provision of, to our knowledge, any Material Contract* and (B) violate (i) the Certificate of Incorporation or by-laws of Seller or any of the Delaware Companies (in the case of WRC, as amended by the Charter Amendment), (ii) any judgment, order or decree known to us issued by any court or government body* or (iii) any Federal or New York statute or the Delaware General Corporation Law, applicable to any of the foregoing.

                  5. Except as provided in the Schedules to the Agreement, assuming compliance with HSR, no consent, approval, authorization, order, registration, or qualification of, or filing with, or exemption by, any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law is required to be obtained or made by or with respect to Seller or any Delaware Company to authorize, or in connection with the execution, delivery or performance by Seller or any Delaware Company of, the Agreements or the consummation of the Transactions (other than the Reorganization, the Charter Amendment, the Note Purchase, the Preferred Stock Purchase and the Redemption), other than those that have been duly obtained or made and filings required solely by reason of Purchaser's (as opposed to any other third party's) participation in the Transactions.

                  6. The equity capitalization of WRC is as set forth on
Schedule 3.02 to the Agreement.* The Retained Shares and the Purchased Common Shares have been duly and validly authorized and issued by WRC and are fully paid and nonassessable.* All of the Retained Shares are registered in the name of Seller.* There are no agreements, arrangements or understandings, identified to us, restricting the right of Seller to sell, assign, transfer and deliver the Retained Shares, other than the Shareholder's Agreement and Pledge Agreement (as defined in


--------
   * To be given by PRIMEDIA.

the Shareholder Agreement).* Upon payment for and delivery of the Purchased Common Shares in accordance with the Agreement, Purchaser will acquire its interest in the Purchased Common Shares free and clear of any adverse claim (as defined in Section 8-102(a) of the New York Uniform Commercial Code). The Purchased Preferred Shares are duly authorized and upon payment for and delivery of the Purchased Preferred Shares in accordance with the Agreement the Purchased Preferred Shares shall be validly issued, fully paid and non-assessable.

                  In expressing our opinion in the penultimate sentence of paragraph 6, we have assumed that Purchaser has no notice (as defined in Section 8-105 of the New York Uniform Commercial Code) of an adverse claim.

                  Our opinions in paragraph 3 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                  We express no opinion with respect to the effect of any provision of the Agreements relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

                  We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                  This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.


                                             Very truly yours,

                                                                       EXHIBIT D


                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]


                                                                 [       ], 1999

                         REDEMPTION, STOCK PURCHASE AND
                           RECAPITALIZATION AGREEMENT

Dear Sirs:

                  We have acted as counsel to EAC II Inc., a Delaware corporation ("Purchaser"), in connection with the Redemption, Stock Purchase and Recapitalization Agreement dated as of August [ ], 1999 (the "Agreement"), between Purchaser and PRIMEDIA Inc., a Delaware corporation ("Seller"), relating to, among other things, the purchase by Purchaser from Seller of 2,685,670 shares (the "Shares") of Common Stock, par value $.01 per share, of Weekly Reader Corporation, a Delaware corporation ("WRC"). Capitalized terms used but not otherwise defined herein are used as defined in the Agreement.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

                  Based upon the foregoing, we are of opinion as follows:

                  1. Based solely on a certificate from the Secretary of State of the State of Delaware, Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power and authority to enter into the Agreement and the Purchaser's Additional Agreements and to consummate the transactions contemplated thereby.

                  2. The execution, delivery and performance by Purchaser of the Agreement and Purchaser's Additional

Agreements and the consummation by Purchaser of the transactions contemplated thereby have been duly authorized by all necessary corporate and stockholder action of Purchaser. Purchaser has duly executed and delivered the Agreement and each of Purchaser's Additional Agreements, and the Agreement and each of the Purchaser's Additional Agreements constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity of at law.

                  3. No authorization, approval or other action by, and no notice to, consent of, order or filing with, any United States Federal or New York or, to the extent required under the General Corporation Law of the State of Delaware (the "DGCL"), Delaware governmental authority is required to be obtained or made by or with respect to Purchaser to authorize, or in connection with the execution, delivery or performance of, the Agreement or Purchaser's Additional Agreements or the consummation of the transactions contemplated thereby, other than those that have been duly obtained or made and filings required solely by reason of Seller's or any Company's (as opposed to any other third party's) participation in the transactions contemplated thereby.

                  4. Except as set forth on the Schedules to the Agreement, assuming compliance with HSR, the execution, delivery and performance of the Agreement do not, the execution, delivery and performance of each Purchaser Additional Agreement will not, and the consummation by Purchaser of the transactions contemplated thereby and compliance by Purchaser with the terms and provisions thereof will not, conflict with, result in a breach of or constitute a default under (a) the Certificate of Incorporation or By-laws of the Purchaser, (b) the DGCL or any law, rule or regulation of the United States of America or the State of New York, or (c) any material agreement of Purchaser identified in the attached certificate of an officer of Purchaser.

                  We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the

Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                  This opinion is rendered only to you and is solely for your benefit in connection with the transactions contemplated by the Agreement. This opinion may not be relied on by any other person or for any other purpose, or used, circulated, quoted or otherwise referred to for any other purpose.


                                             Very truly yours,


PRIMEDIA Inc.
   745 Fifth Avenue
       New York, NY 10151

                AMENDMENT NO. 1 TO REDEMPTION, STOCK PURCHASE AND
                           RECAPITALIZATION AGREEMENT

                                    AMENDMENT NO. 1 dated as of October 26, 1999
                           (this "Amendment"), to the Redemption, Stock Purchase and Recapitalization Agreement dated as of August 13, 1999 (the "Agreement"), between PRIMEDIA Inc., a Delaware corporation ("Seller"), and WRC Media Inc. (formerly known as EAC II Inc.), a Delaware corporation ("Purchaser").

                  WHEREAS Seller and Purchaser recognize that the Closing will not occur on or prior to October 31, 1999, as contemplated in the Agreement, and wish to extend the date of termination of the Agreement; and

                  WHEREAS Seller and Purchaser wish to reduce the amount of certain payments to be made by Purchaser to Seller on the Closing Date; and to clarify certain other matters under the Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  1. Unless otherwise defined herein, terms which are defined in the Agreement and used herein are so used as so defined.

                  2. The third WHEREAS clause of the Agreement is hereby amended by deleting the word "converted" and substituting in replacement thereof the word "split".

                  3. The fourth WHEREAS clause of the Agreement is hereby amended by deleting the amount "$138,400,000" and substituting in replacement thereof the amount "$112,362,500".

                  4. The fifth WHEREAS clause of the Agreement is hereby amended by deleting the amount "$94,000,000" and substituting in replacement thereof the amount "$100,000,000".

                  5. The seventh WHEREAS clause of the Agreement is hereby amended by inserting the word "Term" immediately before the word "Borrowing".

                  6. Section 1.01(a) of the Agreement is hereby amended by deleting the amount "$138,400,000" and substituting in replacement thereof the amount "$112,362,500".

                  7. Section 1.01(c) of the Agreement is hereby amended by deleting the amount "$65,000,000" and substituting in replacement thereof the amount "$75,000,000".

                  8. The first sentence of Section 1.01(d) of the Agreement is hereby amended by deleting the amount $297,400,000" and substituting in replacement thereof the amount "$287,362,500".

                  9. Section 1.01(e) of the Agreement is hereby amended by deleting the amount "$111,600,000 and substituting in replacement thereof the amount "$107,637,500".

                  10. Section 3.05 of the Agreement is hereby amended by inserting at the end thereof the sentence "Notwithstanding anything in this Agreement to the contrary, "Material Adverse Effect" shall not include the matters referred to on SCHEDULE 3.05 attached hereto.".

                  11. Section 3.16 of the Agreement is hereby amended by inserting after the second sentence and before the third sentence thereof the sentence "Notwithstanding anything in this Agreement to the contrary, "material adverse change" shall not include the matters referred to on SCHEDULE 3.05 attached hereto.".

                  12. Section 4.09 of the Agreement is hereby amended by deleting such section in its entirety and substituting in replacement thereof "4.09 FINANCIAL ABILITY. Purchaser has the debt financing and equity commitments contained in SCHEDULE 4.09 attached hereto. True and correct copies of such debt financing and equity commitments have been provided to Seller. If the financing described in such commitments is provided, such commitments are sufficient to enable (a) Purchaser to consummate the acquisition of the WRC Note, the Purchased Preferred Shares and the Purchased Common Shares as contemplated by this Agreement and (b) WRC to consummate the Term Borrowing and enter into the Revolving Facility. The financing required to consummate the transactions contemplated by this Agreement is collectively referred to as the "Financing".".

                  13. Article IV of the Agreement is hereby amended by adding thereto as Section 4.10 thereof "4.10 OWNERSHIP OF JLC LEARNING CORPORATION. As of the date hereof, Purchaser is, and as of the Closing Date Purchaser will be, the owner of all the shares of common stock of JLC Learning Corporation (it being understood that all of such common stock is pledged to secure JLC Learning Corporation's senior credit facilities under the Credit Agreement dated as of July 13, 1999, by and among JLC Learning Corporation (formerly known as EAC I Inc.), Bank of America, National Association, as Agent and as a lender, and the lenders party thereto from time to time).".

                  14. Section 6.01(a) of the Agreement is hereby amended by deleting clause (v) thereof in its entirety and substituting in replacement thereof "(v) Purchaser and WRC shall have (A) obtained (1) $150 million in proceeds from the sale of senior subordinated debt securities (the "Senior Subordinated Debt Securities") or, in the absence of such sale, the funds described in the commitment letter for the bridge facility (the "Bridge Facility"), dated October 26, 1999, relating to the Senior Subordinated Debt Securities, (2) the funds described in the commitment letter for the senior PIK preferred stock, dated October 27, 1999, (3) the funds described in the commitment letter for the senior secured credit facilities, dated October 26, 1999, (4) the funds described in the commitment letter from SG Capital Partners LLC, dated October 26, 1999, and (5) the funds described in the commitment letter from Co-Investment Partners, L.P., dated October 26, 1999, in each case on the terms set forth in such letters (as the same are contained in SCHEDULE
4.09 attached hereto) or (B) if such funds are not available on such terms, obtained financing upon such other terms as are reasonably satisfactory to Purchaser; PROVIDED, HOWEVER, that assuming all other conditions to Purchaser's obligations to purchase and pay for the WRC Note, the Purchased Preferred Shares and the Purchased Common Shares have been satisfied or waived, the condition set forth in this Section 6.01(a)(v) shall be deemed to have been waived if Ripplewood Partners, L.P. and/or Purchaser shall fail to use their respective reasonable best efforts to consummate the Financing or such other financing;".

                  15. Section 9.01 of the Agreement is hereby amended by deleting clause (b) thereof in its entirety and substituting in replacement thereof the phrase "(b) by either party by written notice to the other party if the Closing Date shall not have occurred on or before November 19, 1999 (the "Termination Date"); PROVIDED, HOWEVER, that if Purchaser shall have given written notice to Seller on or prior to November 19, 1999, that Purchaser intends to finance a portion of its obligations hereunder through the Bridge Facility, then the Termination Date shall be deemed to be December 3, 1999,".

                  16. Section 9.01 of the Agreement is hereby amended by deleting the phrase "by Seller after sixty (60) days from the date hereof if Purchaser shall have not delivered a reconfirmation of the commitments and highly confident letter referred to in Section 4.09, which reconfirmation shall be dated no earlier than fifty-five (55) days from the date hereof," contained in clause (c) thereof and substituting in replacement thereof "by Seller by written notice to Purchaser if Purchaser shall not have delivered to Seller at or prior to 5:00 p.m., New York time, on Tuesday, November 2, 1999, the forms of the Stockholders' Agreement and Subscription Agreement referred to in the equity commitment letter dated October 26, 1999, from SG Capital Partners LLC to Ripplewood Holdings L.L.C., the terms of which the parties thereto have agreed in writing to Seller are satisfactory.".

                  17. The Agreement is hereby amended by adding thereto as
SCHEDULE 3.05 and SCHEDULE 4.09 the items contained in Annex 1 and Annex 2, respectively, attached hereto, and the Agreement is hereby further amended by deleting SCHEDULE 8.06 and Exhibit B in their entirety and substituting in replacement thereof the items contained in Annex 3 and Annex 4, respectively, attached hereto.

                  18. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

                  19. This Amendment No. 1 to the Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

                  20. This Amendment No. 1 to the Agreement may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement to be executed as of the date first written above.

                                              PRIMEDIA INC.,

                                                 by  /s/ Beverly C. Chell
                                                     ---------------------------
                                                     Name:  Beverly C. Chell
                                                     Title:

                                               WRC MEDIA INC.,

                                                 by
                                                     ---------------------------
                                                     Name:
                                                     Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement to be executed as of the date first written above.

                                              PRIMEDIA INC.,

                                                 by
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                               WRC MEDIA INC.,

                                                 by  /s/ Charles Laurey
                                                     ---------------------------
                                                     Name: Charles Laurey
                                                     Title:

                                                                  EXECUTION COPY


                AMENDMENT NO. 2 TO REDEMPTION, STOCK PURCHASE AND
                           RECAPITALIZATION AGREEMENT

                                    AMENDMENT NO. 2, dated as of November 10,
                           1999 (this "Amendment"), to the Redemption, Stock Purchase and Recapitalization Agreement, dated as of August 13, 1999, between PRIMEDIA Inc., a Delaware corporation ("Seller"), and WRC Media Inc. (formerly known as EAC II Inc.), a Delaware corporation ("Purchaser"), as amended by Amendment No. 1 thereto dated as of October 26, 1999, between Seller and Purchaser (as so amended, the "Agreement").

                  WHEREAS Seller and Purchaser wish to clarify certain matters under the Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  1. Unless otherwise defined herein, terms which are defined in the Agreement and used herein are so used as so defined.

                  2. The third WHEREAS clause of the Agreement is hereby amended by (a) deleting clause (a)(i) thereof in its entirety and substituting in replacement thereof "(i) 21,000,000 shares of common stock, par value $.01 per share, of which 20,000,000 shares shall be designated "Common Stock" (the "WRC Common Stock") and 1,000,000 shares shall be designated "Non-Voting Common Stock" (the "WRC Non-Voting Common Stock") and" and (b) deleting the number "5,000,000" in clause (a)(ii) thereof and substituting in replacement thereof "20,000,000".

                  3. The fourth WHEREAS clause of the Agreement is hereby amended by deleting it in its entirety and substituting in replacement thereof:

                           "WHEREAS, Purchaser and Seller desire WRC (a) to issue and sell, jointly and severally with Purchaser and JLC Learning Corporation ("JLC"), senior subordinated debt securities in an aggregate principal amount of $152,000,000 and having such terms as may be designated by Purchaser (the "Senior Subordinated Debt Securities") or (b) in the absence of such issuance and sale, to issue and sell, together with Purchaser and JLC, senior subordinated increasing rate notes in an aggregate principal amount of $150,000,000 (the "Bridge

         Notes") to the providers of financing and on the terms described in the commitment letter for the Bridge Notes dated October 26, 1999;".

                  4. The sixth WHEREAS clause of the Agreement is hereby amended by deleting the number "1,000,000" and substituting in replacement thereof "3,000,000".

                  5. The seventh WHEREAS clause of the Agreement is hereby amended by deleting the phrase "the proceeds from the issuance of the WRC Note and the WRC Preferred Stock to Purchaser and the Term Borrowing" and substituting in replacement thereof the phrase "$112,362,500 of the proceeds of the sale of the Senior Subordinated Debt Securities (or, if applicable, the Bridge Notes), the proceeds of the issuance of the WRC Preferred Stock to Purchaser and the proceeds of the Term Borrowing".

                  6. Section 1.01 of the Agreement is hereby amended by deleting clause (a) thereof in its entirety and substituting in replacement thereof:

                           "(a) WRC shall (i) issue and sell, jointly and severally with Purchaser and JLC, the Senior Subordinated Debt Securities (the "Senior Subordinated Debt Offering") and $112,362,500 of the proceeds of such sale shall be paid to WRC (the "Senior Subordinated Debt Proceeds") and the balance of the proceeds of such sale shall be paid to Purchaser, or (ii) in the absence of such issuance and sale, issue and sell, together with Purchaser and JLC, the Bridge Notes (the "Bridge Offering") and $112,362,500 of the proceeds of such sale shall be paid to WRC (the "Bridge Proceeds") and the balance of the proceeds of such sale shall be paid to Purchaser, in each case on the terms and subject to the conditions set forth herein;".

                  7. Section 2.01(a) of the Agreement is hereby amended by deleting clauses (i) and (ii) thereof in their entirety and substituting in replacement thereof "(i) Purchaser, WRC and JLC shall have consummated the Senior Subordinated Debt Offering or the Bridge Offering, (ii) WRC shall have received the Senior Subordinated Debt Proceeds or the Bridge Proceeds,".

                  8. Section 2.01(b) of the Agreement is hereby amended by deleting clause (ii) thereof in its entirety and substituting in replacement thereof "(ii) WRC, Purchaser and JLC shall consummate the Senior Subordinated Debt Offering or the Bridge Offering (as part of which WRC shall receive the Senior Subordinated Debt Proceeds or the Bridge Proceeds),".

                  9. Section 3.01 of the Agreement is hereby amended by deleting the phrase "the Note Purchase," in each place where it appears and substituting in replacement thereof "the Senior Subordinated Debt Offering (with respect only to WRC), the Bridge Offering (with respect only to WRC),".

                  10. Section 3.02(a) of the Agreement is hereby amended by (a) deleting the phrase "and the Retained Shares" in the third sentence thereof and substituting in replacement thereof ", the Retained Shares and any shares of WRC Common Stock and WRC Non-Voting Common Stock reserved for issuance upon the exercise of the Warrants to purchase shares of WRC Common Stock or WRC Non-Voting Common Stock (the "Warrants") to be issued pursuant to the Preferred Stock and Warrants Subscription Agreement dated as of the Closing Date among the Purchaser, WRC, JLC and the Buyers party thereto" and (b) inserting "and the Warrants" after the phrase "Except for this Agreement" in the seventh sentence thereof.

                  11. Section 3.04 of the Agreement is hereby amended by (a) deleting the phrase "the WRC Note," in each place where it appears, (b) deleting the phrase "the Note Purchase," and (c) deleting the phrase "(the
"Transactions")"

                  12. Section 3.05 of the Agreement is hereby amended by (a) deleting the phrase "the WRC Note," in clause (a) thereof and substituting in replacement thereof "the Senior Subordinated Debt Securities (or, if applicable, the Bridge Notes) and the other documents executed in connection therewith", (b) deleting the first reference to the phrase "the Transactions" in clause (a) thereof and substituting in replacement thereof "the Reorganization, the Charter Amendment, the Senior Subordinated Debt Offering (or, if applicable, the Bridge Offering), the Term Borrowing, the entering into of the Revolving Facility, the Preferred Stock Purchase, the Redemption and the Purchase (the "Transactions")" and (c) deleting the phrase "the Note Purchase," in clause (b) thereof and substituting in replacement thereof "the Senior Subordinated Debt Offering (or, if applicable, the Bridge Offering)".

                  13. Section 3.06 of the Agreement is hereby amended by deleting the phrase "the Note Purchase," and substituting in replacement thereof "the Senior Subordinated Debt Offering (or, if applicable, the Bridge Offering)".

                  14. Section 3.24 of the Agreement is hereby amended by deleting the phrase "the WRC Note," and substituting in replacement thereof "the Senior Subordinated Debt Securities (or, if applicable, the Bridge Notes) and the other documents executed in connection therewith".

                  15. Section 4.09 of the Agreement is hereby amended by deleting the third sentence thereof and substituting in replacement thereof "If the financing described in such commitments is provided, such commitments are sufficient to enable (a) Purchaser to consummate the acquisition of the Purchased Preferred Shares and the Purchased Common Shares as contemplated by this Agreement, (b) WRC, Purchaser and JLC to consummate the Senior Subordinated Debt Offering (or, if applicable, the Bridge Offering) and (c) WRC to consummate the Term Borrowing and enter into the Revolving Facility.".

                  16. Section 5.01 of the Agreement is hereby amended by (a) deleting the phrase "the WRC Note," and (b) inserting at the end thereof "Purchaser shall bear its own expenses and the expenses of WRC incurred in connection with the Financing.".

                  17. Section 5.08 (a)(vi) of the Agreement is hereby amended by
(a) deleting the phrase "the Note Purchase," and substituting in replacement thereof "the Senior Subordinated Debt Offering (or, if applicable, the Bridge Offering), the Term Borrowing and the Revolving Facility".

                  18. Section 6.01(a) of the Agreement is hereby amended by deleting the phrase "the WRC Note," in the first clause thereof.

                  19. Section 6.01(a) of the Agreement is hereby amended by deleting clause (v) in its entirety and substituting in replacement thereof:

                           "(v)(A)(1) WRC shall have received the Senior Subordinated Debt Proceeds and Purchaser shall have received the balance of the proceeds of the Senior Subordinated Debt Offering or, in the absence of the Senior Subordinated Debt Offering, WRC shall have received the Bridge Proceeds and Purchaser shall have received the balance of the proceeds of the Bridge Offering, (2) Purchaser and WRC shall have obtained the funds described in the commitment letter for the senior PIK preferred stock, dated October 27, 1999, (3) Purchaser and WRC shall have obtained the funds described in the commitment letter for the senior secured credit facilities, dated October 26, 1999, (4) Purchaser and WRC shall have obtained the funds described in the commitment letter from SG Capital Partners LLC, dated October 26, 1999, and (5) Purchaser and WRC shall have obtained the funds described in the commitment letter from Co-Investment Partners, L.P., dated October 26, 1999, in each case on the terms set forth in such letters (as the same are contained in SCHEDULE 4.09 attached hereto) or (B) if such funds are not available on such terms, Purchaser and WRC shall have obtained financing upon such other terms as are reasonably satisfactory to Purchaser; PROVIDED that, assuming all other conditions to Purchaser's obligations to purchase and pay for the Purchased Preferred Shares and the Purchased Common Shares have been satisfied or waived, the condition set forth in this Section 6.01(a)(v) shall be deemed to have been waived if Ripplewood Partners, L.P. and/or Purchaser shall fail to use their respective reasonable best efforts to consummate the Financing or such other financing;".

                  20. Section 6.01(b) of the Agreement is hereby amended by deleting the phrase "the WRC Note and" in the first clause thereof.

                  21. Section 6.03 of the Agreement is hereby amended by deleting the phrase "the WRC Note and".

                  22. Section 10.01 of the Agreement is hereby amended by deleting the phrase "the WRC Note,".

                  23. Section 10.02 of the Agreement is hereby amended by deleting the phrase "the WRC Note,".

                  24. Section 10.06 of the Agreement is hereby amended by deleting the phrase "the WRC Note,".

                  25. The Agreement is hereby amended by deleting Exhibit B to the Agreement in its entirety and substituting in replacement thereof Exhibit B attached hereto.

                  26. Exhibit C to the Agreement is hereby amended by (a) inserting the phrase "(now known as WRC Media Inc.)" immediately after the phrase "EAC II Inc." in the first sentence thereof, (b) deleting the phrase "the Note Purchase," in each place where it appears in paragraph 1 thereof and substituting in replacement thereof "the Senior Subordinated Debt Offering (with respect only to WRC), the Bridge Offering (with respect only to WRC),", (c) inserting "(other than the Senior Subordinated Debt Offering and the

Bridge Offering)" immediately after the phrase "the Transactions" in paragraph 3 thereof, (d) deleting the phrase "the WRC Note and" in paragraph 3 thereof, (e) deleting the phrase "the Note Purchase," in paragraph 4 thereof and substituting in replacement thereof "the Senior Subordinated Debt Offering (or, if applicable, the Bridge Offering)", (f) deleting the phrase "the WRC Note," in paragraph 4 thereof and substituting in replacement thereof "the Senior Subordinated Debt Securities (or, if applicable, the Bridge Notes) and the other documents executed in connection therewith" and (g) deleting the phrase "the Note Purchase," in paragraph 5 thereof and substituting in replacement thereof "the Senior Subordinated Debt Offering (or, if applicable, the Bridge Offering)".

                  27. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

                  28. This Amendment No. 2 to the Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

                  29. This Amendment No. 2 to the Agreement may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Agreement to be executed as of the date first written above.


                                               PRIMEDIA INC.,

                                                 by  /s/ Beverly C. Chell
                                                     ---------------------------
                                                     Name: Beverly C. Chell
                                                     Title:

                                               WRC MEDIA INC.,

                                                 by
                                                     ---------------------------
                                                     Name:
                                                     Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Agreement to be executed as of the date first written above.


                                               PRIMEDIA INC.,

                                                 by
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                               WRC MEDIA INC.,

                                                 by  /s/ Charles Laurey
                                                     ---------------------------
                                                     Name: Charles Laurey
                                                     Title:Secretary